                       PROSPECTUS AND DISCLOSURE DOCUMENT

                            QUADRIGA SUPERFUND, L.P.

                                  $85,630,834

          SERIES A AND SERIES B UNITS OF LIMITED PARTNERSHIP INTEREST

THE OFFERING

     Quadriga Superfund, L.P. is offering two separate series of limited partnership units, designated Series A and Series B, in an aggregate offering amount of up to $85,630,834 for both Series A and Series B together. The two Series are traded and managed the same way except for the degree of leverage. The assets of each Series are segregated from the other Series and each Series is offered separately.

     The Units of each Series will be offered at a price of month-end net asset value per unit. As of November 30, 2005, the net asset value of a Series A unit was $1,332.00 and the net asset value of a Series B unit was $1,525.00. Units will be available on the last day of each month. No up-front underwriting discount or commission will be taken. The selling agents will use their best efforts to sell the Units offered. The offering will be conducted on a continuous basis until all Units have been sold. Subscription proceeds are held in escrow at HSBC Bank USA until released to the Series. There is no minimum number of Units that must be sold for Units to be issued at the end of each month.

THE RISKS

     These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" ON PAGE 7.

     - Each Series is speculative and is leveraged from time to time.
     - Performance can be volatile and the net asset value per unit may fluctuate significantly in a single month.
     - You could lose all or substantially all of your investment in each
       Series.
     - Superfund Capital Management (formerly Quadriga Capital Management) has total trading authority over each Series. The use of a single advisor could mean lack of diversification and, consequently, higher risk.
     - There is no secondary market for the Units, and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. See "Distributions and Redemptions."
     - Transfers of interest in the Units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for a Series. See "Quadriga Superfund, L.P. First Amended and Restated Limited Partnership Agreement."
     - Substantial expenses must be offset by trading profits and interest income for each Series to be profitable.
     - No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.
                             ---------------------

     Investors are required to make representations and warranties in connection with their investment. Each investor is encouraged to discuss the investment with his/her individual financial and tax adviser.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                             ---------------------

                       SUPERFUND CAPITAL MANAGEMENT, INC.
                                GENERAL PARTNER

                       PROSPECTUS DATED DECEMBER 13, 2005

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 4 THROUGH 6 AND 35 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 4 AND 5.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 7.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
                             ---------------------

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN EACH SERIES' REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IN WASHINGTON, D.C. EACH SERIES FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITY IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION. EACH SERIES' FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.
                             ---------------------

                       SUPERFUND CAPITAL MANAGEMENT, INC.
                                GENERAL PARTNER

                           LE MARQUIS COMPLEX, UNIT 5
                                  PO BOX 1479
                                   GRAND ANSE
                             ST. GEORGE'S, GRENADA
                                  WEST INDIES
                                 (473) 439-2418

                         STATE SUITABILITY REQUIREMENTS

     The states listed below (or, in certain cases, in special Supplements attached to the Prospectus) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "net worth" means net worth exclusive of home, furnishings, and automobiles; "annual income" means annual gross income; and "taxable income" means annual taxable income for federal income tax purposes.)

       STATE                    NET WORTH AND INCOME REQUIREMENTS

All states..........
                 minimum net worth of $150,000* or minimum net worth of $45,000* with minimum annual gross income of $45,000.
       STATE

Alaska..............
                 minimum $225,000 net worth or $60,000 net worth and $60,000 annual taxable income.

Arizona.............
                 minimum $225,000 net worth or $60,000 net worth and $60,000 annual taxable income.

California..........
                 minimum $500,000 net worth or $250,000 net worth and $65,000 annual income.

Iowa................
                 minimum $500,000 net worth or $250,000 net worth and $65,000 annual taxable income.

Kansas..............
                 Kansas investors should limit their investment in the partnership and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

Maine...............
                 minimum $200,000 net worth or $50,000 net worth and $50,000 annual income.

Michigan............
                 minimum $225,000 net worth or $60,000 net worth and $60,000 taxable income during the preceding year and the expectation of $60,000 taxable income during the current year.

Missouri............
                 minimum $225,000 net worth or $60,000 net worth and $60,000 annual taxable income.

New Jersey..........
                 minimum $225,000 net worth or $60,000 net worth and $60,000 annual taxable income.

New Mexico..........
                 minimum $200,000* net worth or $75,000* net worth and $75,000 annual taxable income.

North Carolina......
                 minimum $225,000 net worth or $60,000 net worth and $60,000 annual taxable income.

Pennsylvania........
                 minimum $175,000 net worth or $100,000 net worth and $50,000 annual taxable income. (Pennsylvania investors may not invest more than 10% of their net worth, exclusive of home, furnishings, and automobiles in Quadriga Superfund, L.P.)

Tennessee...........
                 Minimum $225,000 net worth or $60,000 net worth and $60,000 annual taxable income. Tennessee investors should be aware that the rate at which each Series' performance fee is calculated exceeds the maximum rate for incentive/performance fees payable under the Guidelines for Registration of Commodity Pool Programs (the "Guidelines") adopted by the North American Securities Administrators Association, and may, under certain circumstances, result in Superfund Capital Management receiving combined management and incentive fees that exceed the maximum compensation permitted by the Guidelines. The Guidelines provide that the maximum incentive or performance fee that Quadriga Superfund, L.P. may charge investors is 23.3% of new trading profits per quarter. Investors in Quadriga Superfund, L.P. will be subject to a monthly performance fee of 25% of new appreciation per month. On comparing Quadriga Superfund, L.P.'s fee structure to that permitted under the Guidelines, any Series which experiences new appreciation in any given month in excess of 3.46% (equivalent to annual new appreciation in excess of 41.5%) will pay a combination of management and incentive fees to Superfund Capital Management that would exceed the maximum fees payable under the Guidelines.

Texas...............
                 minimum $225,000* net worth or $60,000* net worth and $60,000 annual taxable income.

---------------

* Excluding home, home furnishings and automobiles.

ORGANIZATIONAL CHART

     The organizational chart below illustrates the relationships among the various service providers of this offering. Superfund Capital Management is both the general partner and trading advisor for each Series. The selling agents (other than Superfund Asset Management, Inc. (formerly Quadriga Asset Management, Inc.)) and clearing brokers are not affiliated with Superfund Capital Management or each Series.

[ORGANIZATIONAL CHART: Christian Baha is the 100% owner of Superfund Capital Management, Inc., which serves as the General Partner and Trading Advisor of Quadriga Superfund, L.P. Investors purchase limited partnership units in Quadriga Superfund, L.P. Christian Baha is also a 66% owner of Superfund Asset Management, Inc., which serves as the Introducing Broker and Broker-Dealer for Quadriga Superfund, L.P. Superfund Asset Management, Inc. has entered into a Selling Agreement with Quadriga Superfund, L.P. and Introducing Broker Agreements with various Clearing Firms. Superfund Asset Management, Inc. has also entered into several Additional Selling Agreements with other members of the Selling Group. Quadriga Superfund, L.P. has entered Clearing Agreements with the Clearing Firms.]

(1) If the maximum number of Units are sold publicly, Superfund Capital Management would have a 1% ownership interest in Quadriga Superfund.

(2) If the maximum number of Units are sold publicly, investors would have a 99% ownership interest in Quadriga Superfund.

                               TABLE OF CONTENTS

SUMMARY.....................................................     1
  General...................................................     1
  How to Subscribe for Units................................     1
  Minimum Investment in Each Series.........................     2
  Is the Quadriga Superfund a Suitable Investment for
     You?...................................................     2
  Risk Factors You Should Consider Before Investing in
     Either Series..........................................     2
  Investment Factors You Should Consider Before Investing in
     Either Series..........................................     3
  Superfund Capital Management, Inc.........................     3
  Charges to Each Series....................................     4
  Superfund Capital Management, Inc.........................     4
  Dealers and Others........................................     4
  Breakeven Analysis........................................     4
  Distributions and Redemptions.............................     5
  Federal Income Tax Aspects................................     5
  Fees to be Paid by Quadriga Superfund.....................     6
THE RISKS YOU FACE..........................................     7
  Market Risks..............................................     7
     Possible Total Loss of an Investment in Each Series....     7
     Each Series Will Be Highly Leveraged...................     7
     Illiquidity of Your Investment.........................     7
     Market Illiquidity.....................................     7
     Forward Transactions are Not Regulated and are Subject
      to Credit Risk........................................     7
     Non-Correlated, Not Negatively Correlated, Performance
      Objective.............................................     7
     Foreign Currency Trading...............................     8
  Trading Risks.............................................     8
     Superfund Capital Management Analyzes Only Technical
      Market Data, Not any Economic Factors External to
      Market Prices.........................................     8
     Speculative Position Limits May Alter Trading Decisions
      for Each Series.......................................     8
     Increase in Assets Under Management May Affect Trading
      Decisions.............................................     8
     Each Series' Trading is Not Transparent................     9
  Tax Risks.................................................     9
     Investors are Taxed Based on Their Share of Profits in
      Each Series...........................................     9
     Tax Could Be Due from Investors on Their Share of Each
      Series' Ordinary Income Despite Overall Losses........     9
     Deductibility of Management and Performance Fees.......     9
  Other Risks...............................................     9
     Fees and Commissions are Charged Regardless of
      Profitability and are Subject to Change...............     9
     Failure of Brokerage Firms; Disciplinary History of
      Clearing Brokers......................................    10
     Investors Must Not Rely on Past Performance of
      Superfund Capital Management in Deciding Whether to
      Buy Units.............................................    10
     Conflicts of Interest..................................    10
     Lack of Independent Experts Representing Investors.....    10
     Reliance on Superfund Capital Management...............    10
     Possibility of Termination of Each Series Before
      Expiration of its Stated Term.........................    10
     Each Series is Not a Regulated Investment Company......    11

     Proposed Regulatory Change is Impossible to Predict....    11
     Forwards, Swaps, Hybrids and Other Derivatives are Not
      Subject to CFTC Regulation............................    11
     Options on Futures are Speculative and Highly
      Leveraged.............................................    11
     Each Series Will Trade Extensively in Foreign
      Markets...............................................    11
     Restrictions on Transferability........................    12
     A Single-Advisor Fund May Be More Volatile Than a
      Multi-Advisor Fund....................................    12
     Money Committed to Margin..............................    12
SUPERFUND CAPITAL MANAGEMENT, INC. .........................    13
  Description...............................................    13
  The Trading Advisor.......................................    14
  Trading Systems...........................................    14
  Potential Inability to Trade or Report Due to Systems
     Failure................................................    15
PAST PERFORMANCE OF QUADRIGA SUPERFUND, L.P. ...............    16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................    20
  Introduction..............................................    20
  Capital Resources.........................................    20
  Liquidity.................................................    20
  Results of Operations.....................................    20
  Off-Balance Sheet Risk....................................    26
  Off-Balance Sheet Arrangements............................    27
  Contractual Obligations...................................    27
  Critical Accounting Policies -- Valuation of the Fund's
     Positions..............................................    27
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET
  RISK......................................................    27
  Introduction..............................................    27
     Past Results Not Necessarily Indicative of Future
      Performance...........................................    27
     Standard of Materiality................................    28
  Quantifying the Fund's Trading Value at Risk..............    28
     Quantitative Forward-Looking Statements................    28
  The Fund's Trading Value at Risk in Different Market
     Sectors................................................    28
  Material Limitations on Value at Risk as an Assessment of
     Market Risk............................................    30
  Non-Trading Risk..........................................    30
  Qualitative Disclosures Regarding Primary Trading Risk
     Exposures..............................................    30
     Currencies.............................................    31
     Interest Rates.........................................    31
     Stock Indices..........................................    31
     Energy.................................................    31
     Metals.................................................    31
     Agricultural Market....................................    31
  Qualitative Disclosures Regarding Non-Trading Risk
     Exposure...............................................    31
     General................................................    31
     Foreign Currency Balances..............................    32
     Treasury Bill Positions................................    32
  Qualitative Disclosures Regarding Means of Managing Risk
     Exposure...............................................    32

CONFLICTS OF INTEREST.......................................    33
     Superfund Capital Management, Inc. ....................    33
     Superfund Asset Management, Inc........................    33
     The Clearing Brokers...................................    34
     The Selling Agents.....................................    34
     Fiduciary Duty and Remedies............................    34
     Indemnification and Standard of Liability..............    35
CHARGES TO EACH SERIES......................................    35
  Management Fee............................................    35
  Performance Fee...........................................    35
  Organization and Offering Expenses........................    36
  Operating Expenses........................................    36
  Brokerage and Trailing Commissions........................    36
USE OF PROCEEDS.............................................    37
THE CLEARING BROKERS........................................    37
  ADM Investor Services, Inc. ..............................    37
  Fimat USA, LLC ...........................................    37
  Man Financial Inc. .......................................    38
  Bear Stearns Forex Inc. and Bear, Stearns Securities
     Corp. .................................................    38
  Barclays Capital Inc. ....................................    39
DISTRIBUTIONS AND REDEMPTIONS...............................    39
  Distributions.............................................    39
  Redemptions...............................................    40
  Net Asset Value...........................................    40
QUADRIGA SUPERFUND, L.P. FIRST AMENDED AND RESTATED LIMITED
  PARTNERSHIP AGREEMENT.....................................    41
  Organization and Limited Liabilities......................    41
  Management of Fund Affairs................................    41
  The Administrator.........................................    41
  Sharing of Profits and Losses.............................    42
  Federal Tax Allocations...................................    42
  Dispositions..............................................    42
  Dissolution and Termination of Each Series................    42
  Amendments and Meetings...................................    43
  Indemnification...........................................    43
  Reports to Limited Partners...............................    43
FEDERAL INCOME TAX ASPECTS..................................    44
  Each Series' Partnership Tax Status.......................    44
  Taxation of Limited Partners on Profits and Losses of Each
     Series.................................................    44
  Deduction of Series Losses by Limited Partners............    44
  "Passive-Activity Loss Rules" and Their Effect on the
     Treatment of Income and Loss...........................    44
  Cash Distributions and Unit Redemptions...................    44
  Potential Series-Level Consequences of Withdrawals and
     Transfers of Units.....................................    45
  Gain or Loss on Section 1256 Contracts and Non-Section
     1256 Contracts.........................................    45
  Tax on Capital Gains and Losses...........................    45
  Interest Income...........................................    45

  Limited Deduction for Certain Expenses....................    45
  Syndication Fees..........................................    46
  Investment Interest Deductibility Limitations.............    46
  Unrelated Business Taxable Income.........................    46
  Taxation of Foreign Limited Partners......................    46
  IRS Audits of the Fund and its Limited Partners...........    47
  State and Other Taxes.....................................    47
INVESTMENT BY ERISA ACCOUNTS................................    48
  General...................................................    48
  "Plan Assets".............................................    48
  Ineligible Purchasers.....................................    49
PLAN OF DISTRIBUTION........................................    49
  Subscription Procedure....................................    49
  Representations and Warranties of Investors in the
     Subscription Agreement.................................    50
  Minimum Investment........................................    50
  Investor Suitability......................................    51
  The Selling Agents........................................    51
CERTAIN LEGAL MATTERS.......................................    51
EXPERTS.....................................................    51
INDEX TO FINANCIAL STATEMENTS...............................    52
INDEPENDENT AUDITORS' REPORT
  Quadriga Superfund, L.P...................................    69
  Quadriga Capital Management, Inc. ........................    92

PART TWO -- STATEMENT OF ADDITIONAL INFORMATION.............   100
TABLE OF CONTENTS...........................................   101

Strategy....................................................   102
Why Superfund...............................................   109
Glossary....................................................   109
The Futures and Forward Markets.............................   110
Regulation..................................................   111
Advantages of Futures Fund Investments......................   112
Potential Disadvantages of Futures Fund Investments.........   113

                             EXHIBITS

EXHIBIT A: Quadriga Superfund, L.P. Form of First Amended
  and Restated Limited Partnership Agreement................   A-1
EXHIBIT B: Quadriga Superfund, L.P. Request for
  Redemption................................................   B-1
EXHIBIT C: Quadriga Superfund, L.P. Subscription
  Representations...........................................   C-1
EXHIBIT D: Quadriga Superfund, L.P. Subscription
  Agreement.................................................   D-1
EXHIBIT E: Quadriga Superfund, L.P. Request for Transfer
  Form......................................................   E-1

     An electronic version of this Prospectus is available on a special web site (http://www.superfund.com) being maintained by Superfund Capital Management, Inc.

                                    SUMMARY

GENERAL

     Quadriga Superfund, L.P. (the "Fund") is offering two separate series of limited partnership units ("Units"): Quadriga Superfund, L.P. Series A and Quadriga Superfund, L.P. Series B (each, a "Series"). Each Series trades speculatively in the U.S. and international futures and cash foreign currency markets. Specifically, each Series trades in a portfolio of more than 100 futures and cash foreign currency markets using a fully automated computerized trading system developed by Christian Baha, President of Superfund Capital Management, Inc., a Grenada corporation and general partner of the Fund and Christian Halper, Chief Technology Officer of affiliates of Superfund Capital Management. This trading system is licensed to Superfund Capital Management on a non-exclusive basis. This system automatically initiates buy and sell trading signals and monitors relevant risk factors on the markets traded in the United States, Canada, Mexico, Europe and Asia. Each Series' strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) trend-following, and (iv) money management. Superfund Capital Management may also formulate new approaches to carry out the overall investment objective of each Series. Superfund Capital Management reserves the right to trade other pools and or funds.

     The leverage and trading methodology employed with respect to Series A is the same as that for Superfund Q-AG, a private non-U.S. fund managed by Quadriga Trading Management, Inc., an affiliate of Superfund Capital Management. The leverage and trading methodology employed with respect to Series B is the same as that for Superfund GCT, a private non-U.S. fund managed by Quadriga Fund Management (also an affiliate of Superfund Capital Management). Series B is leveraged approximately 1.5 times Series A. Performance information for each Series is shown beginning on page 16 and for these private, non-U.S. funds beginning on page 104 of the Prospectus.

     Each Series trades in more than 100 futures and cash foreign currency markets globally, including both commodity and financial futures. The primary sectors that each Series may trade are: currencies, livestock, agricultural, metals, interest rates, energy, stock indices and grains. Each Series will emphasize instruments with low correlation and high liquidity for order execution.

     The proprietary software technology embodied in Superfund Capital Management's trading system examines a broad array of investments around the world to identify possible opportunities that fit within Superfund Capital Management's narrow selection criteria. This methodology primarily uses trend-following technical trading strategies. The duration of these trends vary from days to months. The technology is designed to isolate market patterns that offer high reward to risk potential based on historical data. Once potential trades are identified, the system applies additional filters with respect to trend and volatility analysis. Finally, prior to generating definite buy or sell signals, the program takes into consideration macro variables such as overall risk capital and portfolio volatility. All transactions are then executed using a fully automated computerized system.

     The following summary provides a review in outline form of certain important aspects of an investment in each Series.

HOW TO SUBSCRIBE FOR UNITS

     - Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared at the applicable month-end net asset value for the respective Series.

     - Each Series will accept subscriptions throughout the continuing offering period, which can be terminated by Superfund Capital Management at any time. Superfund Capital Management has no present intention to terminate the offering.

     - Interest earned while subscriptions are being processed will either be paid to subscribers in the form of additional Units or will be returned in cash to those whose applications are rejected.

     - The selling agents will use their best efforts to sell the Units offered, without any firm underwriting commitment. Superfund Capital Management is also offering Units, through Superfund Asset Management, Inc., to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.superfund.com). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Investors are required to make representations and warranties regarding their suitability to purchase the Units in the Subscription Agreement and Power of Attorney. Read the Subscription Agreement and Power of Attorney as well as this Prospectus carefully before you decide whether to invest.

MINIMUM INVESTMENT IN EACH SERIES

     Minimum initial investment is $5,000 per Series. Persons that become limited partners by holding Units in a particular Series may make additional investments in that same Series of at least $1,000.

IS THE QUADRIGA SUPERFUND A SUITABLE INVESTMENT FOR YOU?

     An investment in each Series is speculative and involves a high degree of risk. Each Series is not a complete investment program. Superfund Capital Management offers each Series as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in each Series should only be a limited portion of the investor's portfolio. You must, at a minimum, have:

          (1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

          (2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

     A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN QUADRIGA SUPERFUND, L.P.

RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN EITHER SERIES

     - Each Series is a highly volatile and speculative investment. There can be no assurance that each Series will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment.

     - For every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and offsetting loss. Each Series has from time to time in the past experienced drawdowns. Investments managed by Superfund Capital Management will likely experience drawdowns in the future.

     - Each Series trades in futures and forward contracts. Therefore, each Series is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to each Series.

     - There is no secondary market for Units of each Series and it is not anticipated that any such market will develop.

     - Each Series is subject to numerous conflicts of interest including the following:

          (1) Superfund Capital Management is both the general partner and trading advisor of each Series and its fees and services have not been negotiated at arm's length. Superfund Capital Management has a disincentive to replace itself as trading advisor, even if doing so may be in the best interests of each Series;

          (2) Superfund Capital Management, each Series' clearing brokers and their respective principals and affiliates, may trade in the futures and forward markets for their own accounts and may take positions opposite or ahead of those taken for each Series; and

          (3) Superfund Capital Management's principals are not obligated to devote any minimum amount of time to Quadriga Superfund.

     - Limited Partners take no part in the management of each Series, and the past performance of Superfund Capital Management or each Series is not necessarily indicative of future results of a Series.

     - Superfund Capital Management will be paid a monthly management fee of 1/12 of 1.85% of the monthly net asset value (1.85% annually) for each Series, regardless of profitability. Superfund Capital Management will also be paid monthly performance fees equal to 25% of aggregate cumulative net appreciation of each Series above its previous highest value, excluding interest income, in net asset value, if any.

     - Each Series is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

     - Although each Series is liquid compared to other "alternative" investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon ten business days' written notice. You may transfer or assign your Units after 30 days' advance notice, and only with the consent of Superfund Capital Management which may not be given if such transfer may result in adverse legal or tax consequences for a Series.

     - Even though each Series does not intend to make distributions, you will be liable for taxes on your share of trading profits and other income of the Series in which you invest. For U.S. federal income tax purposes, if the Series in which you invest has taxable income for any year, that income will be taxable to you in accordance with your allocable share of income from the Series in which you invest even though Superfund Capital Management does not presently intend to make distributions from either Series.

INVESTMENT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN EITHER SERIES

     - Each Series is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

     - Superfund Capital Management utilizes a proprietary, fully systematic trading system for each Series.

     - Each Series has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that each Series will outperform other sectors of an investor's portfolio or not produce losses. Each Series' profitability also depends on the success of Superfund Capital Management trading techniques. If each Series is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

     - Investors in each Series get the advantage of limited liability in highly leveraged trading.

SUPERFUND CAPITAL MANAGEMENT, INC.

     Superfund Capital Management, Inc., a Grenada corporation and the general partner and trading advisor for each Series, is responsible for the administration and trading of each Series. Affiliates of Superfund Capital Management manage various offshore investment funds with strategies substantially similar to that of each Series.

CHARGES TO EACH SERIES

     Each Series' charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of each Series' assets.

SUPERFUND CAPITAL MANAGEMENT, INC.

     - 1.85% annual management fee ( 1/12 of 1.85% payable monthly) for each Series.

     - 25% of new appreciation in each Series' net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions.

     - 1% of net assets in each Series per year ( 1/12 of 1% payable monthly) for organization and offering expenses incurred in the initial and continuous offering.

DEALERS AND OTHERS

     - An annual selling commission of 4% of the proceeds of the offering for each Series will be paid to Superfund Asset Management, Inc. an affiliate of Superfund Capital Management, in monthly installments of 1/12 of 4% of the month end net asset value of each Series. The maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the initial public offering price for such Unit.

     - Operating expenses such as legal, auditing, administration, printing and postage, up to a maximum of 0.15% of net assets per year of each Series payable in monthly installments of 1/12 of 0.15% of the month end net asset value of each Series.

     - $25.00 per round-turn transaction for brokerage fees, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be retained by Superfund Asset Management which serves as introducing broker for each Series.

     - "Bid-ask" spreads and prime brokerage fees for off-exchange contracts.

BREAKEVEN ANALYSIS

     The following tables show the fees and expenses that an investor would incur on an initial investment of $5,000 in Quadriga Superfund and the amount that such investment must earn to break even after one year.

                                    SERIES A

                                                                                  DOLLAR RETURN REQUIRED
                                                   PERCENTAGE RETURN REQUIRED   ($5,000 INITIAL INVESTMENT)
                                                    INITIAL TWELVE MONTHS OF     INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES                                           INVESTMENT                   INVESTMENT
----------------                                   --------------------------   ---------------------------
Management Fees..................................             1.85%                       $ 92.50
General Partner Performance Fees(1)..............            25.00%                       $     0
Selling Commissions..............................             4.00%                       $200.00
Offering Expenses................................             1.00%                       $ 50.00
Operating Expenses...............................             0.15%                       $  7.50
Brokerage Fees(2)................................             3.75%                       $187.50
Redemption Charges(3)............................                0%                       $     0
Less Interest Income.............................             2.00%                       $100.00
TWELVE-MONTH BREAKEVEN...........................             8.75%                       $437.50

---------------

(1) No performance fees will be charged until breakeven costs are met.

(2) Assumes 1,500 round-turn transactions per million dollars per year at a rate of $25 per transaction.*

(3) No additional charges or fees are proposed on redemption of Units.

                                    SERIES B

                                                                                    DOLLAR RETURN REQUIRED
                                               PERCENTAGE RETURN REQUIRED        ($5,000 INITIAL INVESTMENT)
                                                 INITIAL TWELVE MONTHS              INITIAL TWELVE MONTHS
ROUTINE EXPENSES                                     OF INVESTMENT                      OF INVESTMENT
----------------                            --------------------------------   --------------------------------
Management Fees...........................                1.85%                            $ 92.50
General Partner Performance Fees(1).......               25.00%                            $     0
Selling Commissions.......................                4.00%                            $200.00
Offering Expenses.........................                1.00%                            $ 50.00
Operating Expenses........................                0.15%                            $  7.50
Brokerage Fees(2).........................                5.63%                            $281.50
Redemption Charges(3).....................                   0%                            $     0
Less Interest Income......................                2.00%                            $100.00
TWELVE-MONTH BREAKEVEN....................               10.63%                            $531.50

---------------

(1) No performance fees will be changed until breakeven costs are met.

(2) Assumes 2,250 round-turn transactions per million dollars per year at a rate of $25 per transaction.*

(3) No additional charges or fees are proposed on redemption of Units.

 * In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.

DISTRIBUTIONS AND REDEMPTIONS

     Each Series is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon ten (10) business days' written notice to Superfund Capital Management which may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for each Series but not a redemption request submitted in good form and in a timely manner. Superfund Capital Management does not intend to make any distributions. Upon written request, an investment in either Series may be exchanged for an investment in the other Series at the then applicable respective net asset values of each Series.

FEDERAL INCOME TAX ASPECTS

     Superfund Capital Management believes that all of the income expected to be generated by each Series will constitute "qualifying income" and has so advised Sidley Austin Brown & Wood LLP. As a result, in the opinion of Sidley Austin Brown & Wood LLP, Chicago, Illinois, each Series will be classified as a partnership for federal income tax purposes and will not be considered a publicly-traded partnership taxable as a corporation for federal income tax purposes. As such, whether or not Superfund Capital Management has distributed any cash to the Limited Partners, each Limited Partner must report his or her allocable share of items of income, gain, loss and deduction of each Series and is individually liable for income tax on such share. To the extent each Series invests in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, constitute a mixture of: 1) ordinary income or loss; and/or 2) capital gain or loss. Trading losses of each Series, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the Limited Partners of such Series. Although each Series treats the management fees and performance fees paid to Superfund Capital Management as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible syndication costs by the Internal Revenue Service.

FEES TO BE PAID BY QUADRIGA SUPERFUND

                        RECIPIENT                           PERCENTAGE
                        ---------                           ----------
Superfund Capital Management
  Management Fee.........................................      1.85%
  Performance Fee........................................     25.00%
  Organization and Offering Expenses.....................      1.00%
  Operating Expenses.....................................      0.15%
Superfund Asset Management
  Sales Commission.......................................      4.00%*

---------------

* Pursuant to National Association of Securities Dealers, Inc. ("NASD") rules, the maximum cumulative sales commission per Unit is 10.00% of the initial public offering price of such Unit.

     Above amounts are annualized and paid monthly in arrears at 1/12 the rates shown.

     Each Series will be charged a brokerage commission for execution and brokerage services of $25.00 per round-turn transaction plus applicable National Futures Association ("NFA") and exchange fees. A portion of this commission will be paid to the clearing brokers for execution and clearing costs and the balance will be retained by Superfund Asset Management which serves as introducing broker for each Series. Such brokerage commissions are estimated to be approximately 3.75% for Series A and 5.63% for Series B. In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.

                               THE RISKS YOU FACE

MARKET RISKS

  POSSIBLE TOTAL LOSS OF AN INVESTMENT IN EACH SERIES

     Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in each Series.

  EACH SERIES WILL BE HIGHLY LEVERAGED

     Because the amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, each Series will be able to hold positions with face values equal to several times each Series' net assets. The ratio of margin to equity for Series A is approximately 20% and approximately 30% for Series B, but each Series can range from 10% to 50% due to factors such as market volatility and changes in margin requirements. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Superfund Capital Management will monitor the leverage of each Series regularly but is not limited by the amount of leverage it may employ, except that Series A will be leveraged less than Series B.

  ILLIQUIDITY OF YOUR INVESTMENT

     There is no secondary market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, each Series might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect each Series and consequently your investment. Transfers of the Units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for each Series. See "Quadriga Superfund, L.P. First Amended and Restated Limited Partnership
Agreement -- Dispositions."

  MARKET ILLIQUIDITY

     Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to each Series at any time or from time to time. The large size of the positions which Superfund Capital Management anticipates acquiring for each Series increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

  FORWARD TRANSACTIONS ARE NOT REGULATED AND ARE SUBJECT TO CREDIT RISK

     Each Series trades forward contracts in foreign currencies. Forward contracts are typically traded through a dealer market which is dominated by major money center banks and is not regulated by the Commodity Futures Trading Commission (the "CFTC"). Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by each Series. Also, each Series faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of your gain to be unrealized.

  NON-CORRELATED, NOT NEGATIVELY CORRELATED, PERFORMANCE OBJECTIVE

     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and swap markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and off-setting loss. If each Series does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and each Series may have no gains to offset your losses from other investments.

  FOREIGN CURRENCY TRADING

     Cash foreign currency markets are substantially unregulated and price movements in such markets are caused by many unpredictable factors including general economic and financial conditions, governmental policies, national and international political and economic events, and changes in interest rates. Such factors combined with the lack of regulation could expose Quadriga Superfund to significant losses which it might otherwise have avoided.

     Positions in cash foreign currencies can be established using less margin than is typical for futures contracts. Thus, a small movement in the price of the underlying currency can result in a substantial price movement relative to the margin deposit. In addition, cash foreign currencies are traded through a dealer market and not on an exchange. This presents the risks of both counterparty creditworthiness and possible default or bankruptcy by the counterparty.

TRADING RISKS

  SUPERFUND CAPITAL MANAGEMENT ANALYZES ONLY TECHNICAL MARKET DATA, NOT ANY ECONOMIC FACTORS EXTERNAL TO MARKET PRICES

     The trading systems used by Superfund Capital Management for each Series are technical, trend-following methods involving instruments that are not historically correlated with each other. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends in certain markets. The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Superfund Capital Management's historic price analysis could establish positions on the wrong side of the price movements caused by such events.

  SPECULATIVE POSITION LIMITS MAY ALTER TRADING DECISIONS FOR EACH SERIES

     The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by Superfund Capital Management, including the account of each Series, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Superfund Capital Management's trading decisions for each Series or force liquidation of certain futures positions.

  INCREASE IN ASSETS UNDER MANAGEMENT MAY AFFECT TRADING DECISIONS

     The more assets Superfund Capital Management manages, the more difficult it may be for Superfund Capital Management to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Superfund Capital Management to modify its trading decisions for each Series which could have a detrimental effect on your investment.

  EACH SERIES' TRADING IS NOT TRANSPARENT

     Superfund Capital Management makes each Series' trading decisions. While Superfund Capital Management receives daily trade confirmations from the clearing broker, only a Series' net trading results are reported to Limited Partners and only on a monthly basis. Accordingly, an investment in each Series does not offer Limited Partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

TAX RISKS

  INVESTORS ARE TAXED BASED ON THEIR SHARE OF PROFITS IN EACH SERIES

     Investors are taxed each year on their share of each Series' profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from each Series. All performance information included in this prospectus is presented on a pre-tax basis; investors who experience such performance may have to redeem Units or pay the related taxes from other sources.

  TAX COULD BE DUE FROM INVESTORS ON THEIR SHARE OF EACH SERIES' ORDINARY INCOME DESPITE OVERALL LOSSES

     Investors may be required to pay tax on their allocable share of each Series' ordinary income, which in the case of each Series is each Series' interest income and gain on some foreign futures contracts, even though each Series incurs overall losses. Capital losses can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if an investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss carry forward could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

  DEDUCTIBILITY OF MANAGEMENT AND PERFORMANCE FEES

     Although each Series treats the management fees and performance fees paid and other expenses of such Series as ordinary and necessary business expenses, upon audit each Series may be required to treat such fees as "investment advisory fees" if each Series' trading activities were determined to not constitute a trade or business for tax purposes. If the expenses were investment advisory expenses, a Limited Partner's tax liability would likely increase. In addition, upon audit, a portion of the management and performance fees might be treated as a non-deductible syndication cost or might be treated as a reduction in each Series' capital gain or as an increase in each Series' capital loss. If the management and performance fees were so treated, a Limited Partner's tax liability would likely increase.

OTHER RISKS

  FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND ARE SUBJECT TO CHANGE

     Each Series is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on each Series' profitability. Included in these charges are management, organization and offering, and brokerage fees and operating expenses. On each Series' forward trading, "bid-ask" spreads and prime brokerage fees are incorporated into the pricing of each Series' forward and swap contracts, respectively, by the counterparties in addition to the brokerage fees paid by each Series. It is not possible to quantify the "bid-ask" spreads and prime brokerage fees paid by each Series because each Series cannot determine the profit its counterparty is making on its forward and swap transactions. Such spreads can at times be significant. In addition, while currently not contemplated, the Quadriga Superfund, L.P. First Amended and Restated Limited Partnership Agreement (the "Partnership Agreement") allows for changes to be made to the brokerage fee and performance fee with respect to each Series upon sixty days' notice to the Limited Partners of such Series.

  FAILURE OF BROKERAGE FIRMS; DISCIPLINARY HISTORY OF CLEARING BROKERS

     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If any of the clearing brokers fails to do so, the assets of each Series might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of any of the clearing broker's bankruptcy, each Series could be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker's combined customer accounts, even though certain property specifically traceable to each Series (for example, Treasury bills deposited by each Series with the clearing broker as margin) was held by the clearing broker. The clearing brokers have been the subject of certain regulatory and private causes of action in the past and may be again in the future. Such actions could affect the ability of a clearing firm to conduct its business. See "The Clearing Brokers." Furthermore, dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections in forward contracts.

  INVESTORS MUST NOT RELY ON PAST PERFORMANCE OF SUPERFUND CAPITAL MANAGEMENT IN DECIDING WHETHER TO BUY UNITS

     The future performance of each Series is not predictable, and no assurance can be given that each Series will perform successfully in the future. Past performance of a trading program is not necessarily indicative of future results.

  CONFLICTS OF INTEREST

     Superfund Capital Management has a conflict of interest because it acts as the general partner and sole trading advisor for each Series. Since Superfund Capital Management acts as both trading advisor and general partner, it is very unlikely that its advisory contract will be terminated by each Series. The fees payable to Superfund Capital Management were established by it and were not the subject of arm's-length negotiation. Furthermore, the fact that Superfund Asset Management is an affiliate of Superfund Capital Management presents the possibility of Superfund Capital Management increasing the level of trading to generate greater commission income for Superfund Asset Management. See "Conflicts of Interest."

  LACK OF INDEPENDENT EXPERTS REPRESENTING INVESTORS

     Superfund Capital Management has consulted with counsel, accountants and other experts regarding the formation and operation of each Series. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in each Series.

  RELIANCE ON SUPERFUND CAPITAL MANAGEMENT

     The incapacity of Superfund Capital Management's principals could have a material and adverse effect on Superfund Capital Management's ability to discharge its obligations under the Partnership Agreement. Neither Superfund Capital Management nor its principals are under any obligation to devote a minimum amount of time to Quadriga Superfund, which is the first publicly-offered fund managed by Superfund Capital Management.

  POSSIBILITY OF TERMINATION OF EACH SERIES BEFORE EXPIRATION OF ITS STATED TERM

     As general partner, Superfund Capital Management may withdraw from each Series upon 120 days' notice, which would cause each Series to terminate unless a substitute general partner was obtained. Other events, such as a long-term substantial loss suffered by each Series, could also cause each Series to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of Superfund Capital Management or the clearing brokers were revoked or suspended, such entity would no longer be able to provide services to each Series.

  EACH SERIES IS NOT A REGULATED INVESTMENT COMPANY

     Although Superfund Capital Management is subject to regulation by the CFTC, each Series is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.

  PROPOSED REGULATORY CHANGE IS IMPOSSIBLE TO PREDICT

     The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the "derivatives" markets in general. The effect of any future regulatory change on each Series is impossible to predict, but could be substantial and adverse.

  FORWARDS, SWAPS, HYBRIDS AND OTHER DERIVATIVES ARE NOT SUBJECT TO CFTC REGULATION

     Each Series may trade foreign exchange contracts in the interbank market. In addition to swaps, each Series may also trade hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. There is no exchange or clearinghouse for these contracts, they are not regulated by the CFTC, and traders must rely on the creditworthiness of the counterparty to fulfill the obligations of the transaction. Each Series will not receive the protections which are provided by the CFTC's regulatory scheme for these transactions.

  OPTIONS ON FUTURES ARE SPECULATIVE AND HIGHLY LEVERAGED

     In the future, options on futures contracts may be used by each Series to generate premium income or capital gains. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.

  EACH SERIES WILL TRADE EXTENSIVELY IN FOREIGN MARKETS

     A substantial portion of Superfund Capital Management's trades takes place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions. The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, each Series may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Superfund Capital Management bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as each Series) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. To the extent that a foreign entity does not have assets domiciled in the United States, satisfaction of any judgment against that party may be adversely affected.

  RESTRICTIONS ON TRANSFERABILITY

     You may transfer or assign your Units only upon 30 days' prior written notice to Superfund Capital Management and if Superfund Capital Management is satisfied that the transfer complies with applicable laws and would not result in the termination of each Series for federal income tax purposes.

  A SINGLE-ADVISOR FUND MAY BE MORE VOLATILE THAN A MULTI-ADVISOR FUND

     Each Series is currently structured as a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, it is anticipated that each Series may have a greater profit potential than investment vehicles employing multiple advisors, but may also have increased performance volatility and a higher risk of loss. Superfund Capital Management may retain additional trading advisors on behalf of each Series in the future.

  MONEY COMMITTED TO MARGIN

     Each Series may commit up to 50% of its assets as margin for positions held by the clearing brokers. Because such commitment typically represents only a small percentage of the total value of such positions, adverse price movements can cause losses in excess of such commitment and potentially in excess of the total assets of a Series.

                       SUPERFUND CAPITAL MANAGEMENT, INC.

DESCRIPTION

     Superfund Capital Management, Inc. is the general partner and commodity trading advisor of each Series. It is a Grenada corporation with offices located at Le Marquis Complex, Unit 5, P.O. Box 1479, Grand Anse, St. George's, Grenada West Indies, and its telephone number is (473) 439-2418. The firm's books and records are maintained at this location and are available there for inspection. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. It has been registered with the CFTC as a commodity pool operator since May 9, 2001 and has been a member of the NFA in that capacity since January 7, 2003. As of September 30, 2005, Superfund Capital Management and its affiliates had approximately $1.62 billion in assets under management in the futures and forward markets (including approximately $631 million (EURO equivalent) in assets traded pursuant to the same program as traded by Series A and $751 million in assets traded pursuant to the same program as traded in Series B). Christian Baha owns 100% of Superfund Capital Management and Quadriga Investment Advisory, Inc. and 50% of two of their affiliates, Quadriga Fund Management, Inc. and Quadriga Trading Management, Inc.

     The principals of Superfund Capital Management are Christian Baha, Konrad Konigswieser and Markus Weigl. As discussed below, they are responsible for the firm's trading decisions through their development of the "TradeCenter" computerized trading system. They have not purchased and do not intend to purchase Units. Superfund Capital Management has agreed that its capital account as general partner of each Series at all times will equal at least 1% of the net aggregate capital contributions of all Limited Partners in each such Series. There have never been any material administrative, civil or criminal proceedings brought against Superfund Capital Management or its principals, whether pending, on appeal or concluded. The firm maintains any required past performance information for itself and its trading principals at the address shown above in this section.

     Mr. Baha, age 37, is Superfund Capital Management's President and founder as well as a Director. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr. Baha started a business with Christian Halper in 1991 to develop and market financial software applications to institutions in Austria. From that development, two independent companies were formed: Teletrader.com Software AG and Quadriga
Beteiligungs -- und Vermogens AG. Teletrader.com is a publicly-held company that offers financial software products for institutions and is listed on the Austria Stock Exchange. Quadriga Beteiligungs -- und Vermogens AG was founded in 1995 and has assets under management totaling more than $350 million as of September 30, 2005. Mr. Baha resides in Monte Carlo where he directs the strategic worldwide expansion of the Superfund Group of Companies. He is also an associated person and principal of Superfund Asset Management, introducing broker and broker-dealer for each Series, which positions he has held since July 1999 and June 1997, respectively.

     Konrad Konigswieser, age 26, is Superfund Capital Management's Vice President and Corporate Secretary. He has been employed by Superfund Capital Management or its affiliates since May 2005. Mr. Konigswieser received a Magister's Degree (the equivalent of an MBA) in April 2005 from Vienna University of Economics and Business Administration with concentrations in industrial economics and accounting and auditing. While pursuing his Magister's Degree, Mr. Konigswieser was employed part-time by Manfred Schaffer in Vienna where, from October 2002 to November 2004, his duties included tax consultancy, management analysis, making tax declarations and bookkeeping. Mr. Konigswieser also participated in an internship with PricewaterhouseCoopers in September 2002. His duties included due diligence field work, valuation work and research activities. From February 2001 to March 2001 Mr. Konigswieser was employed by Pi-Five for Communication & Campaigning, a communications firm in Vienna where he was responsible for an eight person team and coordinated, supervised and oversaw the execution of events in an election campaign.

     Markus Weigl, age 36, is a Director of Superfund Capital Management, Inc. Mr. Weigl graduated from the University of Vienna with a Bachelor of Arts degree in 1994. After post-graduate studies at Georgetown University in Washington D.C., Mr. Weigl began his career in 1996 at ABS, Austria's first discount brokerage firm, where he served as Assistant to the Managing Director until March 2000. After leaving ABS, Mr. Weigl has directed public relations as well as financial management for various affiliated members of the Superfund Group of Companies. He was CEO of Quadriga Beteiligungs & Vermogens AG (now Superfund Beteiligungs & Vermogens AG), Vienna from March 2000 until June 2004 and he was the Managing Director of Superfund Asset Management GmbH, Vienna from April 2000 until September 2004. In April 2004 he became Managing Director of Superfund Group Monaco S.A.M., and in June, 2005, he was appointed Chief Investment Officer.

THE TRADING ADVISOR

     Pursuant to the Partnership Agreement, Superfund Capital Management has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of each Series' assets. Although Superfund Capital Management will initially serve as the sole trading advisor of each Series, it may, in the future, retain other trading advisors to manage a portion of the assets of each Series. Limited Partners will receive prior notice, in the monthly report from each Series or otherwise, in the event that additional trading advisors are to be retained on behalf of each Series.

TRADING SYSTEMS

     Superfund Capital Management makes each Series' trading decisions using a fully automated computerized trading system, "TradeCenter", which trades in more than 100 futures and cash foreign currency markets, automatically sends buy and sell signals, and constantly monitors relevant risk factors on the traded futures markets in the U.S., Canada, Europe and Asia and on the off-exchange cash foreign currency market. By using TradeCenter, human emotions are completely eliminated from the capital management process. TradeCenter was developed by Christian Baha and Christian Halper, and is licensed on a non-exclusive basis to Superfund Capital Management.

     Superfund Capital Management and its affiliates trade in more than 100 futures markets globally, including both commodity and financial futures and cash foreign currencies. The primary sectors that each Series may trade are: currencies, meat, agricultural, metals, bonds, energy, stock indices, and grains. TradeCenter emphasizes instruments with low correlation and high liquidity for order execution.

     Superfund Capital Management's strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) trend-following, and (iv) money management. TradeCenter scans approximately one hundred different futures markets worldwide on a daily basis and makes the following decisions: whether to establish new positions (long or short), adjustment or placement of stop orders, change in position size based on volatility or change in correlation between markets, and whether to exit open positions. The decision to establish new positions is based on a proprietary algorithm that seeks to identify market trends in advance. This is done by analyzing technical indicators and parameters such as moving averages, bollinger bands, etc. Bollinger bands are technical channel indicators calculated as multiples of the standard deviation above and below a moving average. Because standard deviation measures volatility, these bands expand during volatile market periods and contract during stable ones. Superfund Capital Management believes that the key to identifying potentially profitable trends using technical analysis is in the way these indicators and perimeters interrelate and are combined.

     Before entering new positions, TradeCenter defines the maximum open risk per position based on market correlation and market volatility. This money management filter is applied after positions have been established on a daily basis per market and adjusts existing stop order levels or reduces position size if proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation discussed above. There can be no assurance that the trading models will produce results similar to those produced in the past.

POTENTIAL INABILITY TO TRADE OR REPORT DUE TO SYSTEMS FAILURE

     Superfund Capital Management's strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third party failures upon which such systems are dependent or the failure of Superfund Capital Management's hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Such failures may result from events including "acts of God" and domestic or international terrorism. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause Quadriga Superfund to experience significant trading losses or to miss opportunities for profitable trading. Lastly, any such failures could cause a temporary delay in reports to investors.

                  PAST PERFORMANCE OF QUADRIGA SUPERFUND, L.P.

                                                   Quadriga Superfund, L.P. -- Series
Name of Pool.....................................  A
General Partner..................................  Superfund Capital Management, Inc.
Inception of Trading.............................  November 2002
Aggregate Subscriptions as of November 30,
  2005...........................................  $65.49 million
Net Asset Value as of November 30, 2005..........  $58.53 million
Worst Monthly % Drawdown (March 2003)............  (20.12%)
Worst Peak-to-Valley % Drawdown (February 2004 to
  November 2005).................................  (25.97%)

                             HISTORICAL PERFORMANCE

             2002                          2003                    2004                      2005
             ----                          ----                    ----                      ----
Jan..................                Jan......   11.38%      Jan......    2.46%      Jan......     (9.87%)
Feb..................                Feb......   12.00%      Feb......   12.65%      Feb......      1.78%
Mar..................                Mar......  (20.12%)     Mar......   (2.10%)     Mar......      6.15%
Apr..................                Apr......    0.51%      Apr......  (14.20%)     Apr......    (12.22%)
May..................                May......   15.04%      May......    7.21%      May......      0.30%
Jun..................                Jun......   (8.37%)     Jun......  (11.62%)     Jun......      2.44%
Jul..................                Jul......   (8.77%)     Jul......   (0.16%)     Jul......     (2.85%)
Aug..................                Aug......    2.16%      Aug......   (6.84%)     Aug......      5.69%
Sep..................                Sep......    0.12%      Sep......   10.44%      Sep......      0.51%
Oct..................                Oct......    3.99%      Oct......    4.88%      Oct......     (7.92%)
Nov..................   (3.59%)      Nov......   (1.75%)     Nov......   12.30%      Nov......      8.81%
Dec..................   13.65%       Dec......   19.45%      Dec......    0.19%
ANNUAL...............    9.56%       ANNUAL...   20.23%      ANNUAL...   11.34%      ANNUAL...     (9.18%)
                       (2 mos.)                                                                  (11 mos.)

AGGREGATE SUBSCRIPTIONS

     Total gross capital subscriptions made to a pool or account from inception through the date indicated.

DRAWDOWN

     Losses experienced by a pool or account over a specified period.

WORST MONTH PEAK-TO-VALLEY DRAWDOWN

     Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

NET ASSET VALUE

     Net Asset Value of each Series is that Series' assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                   Quadriga Superfund, L.P. -- Series
Name of Pool.....................................  B
General Partner..................................  Superfund Capital Management, Inc.
Inception of Trading.............................  November 2002
Aggregate Subscriptions as of November 30,
  2005...........................................  $48.88 million
Net Asset Value as of November 30, 2005..........  $40.53 million
Worst Monthly % Drawdown (March 2003)............  (29.11%)
Worst Peak-to-Valley % Drawdown (February 2004 to
  November 2005).................................  (34.22%)

                             HISTORICAL PERFORMANCE

             2002                            2003                     2004                      2005
             ----                            ----                     ----                      ----
Jan..................                 Jan.......   17.59%      Jan.......    3.48%      Jan.......   (14.74%)
Feb..................                 Feb.......   17.07%      Feb.......   18.63%      Feb.......     3.94%
Mar..................                 Mar.......  (29.11%)     Mar.......   (2.59%)     Mar.......     8.49%
Apr..................                 Apr.......    0.87%      Apr.......  (19.60%)     Apr.......   (16.86%)
May..................                 May.......   21.90%      May.......    9.11%      May.......     0.48%
Jun..................                 Jun.......  (11.57%)     Jun.......  (15.07%)     Jun.......     3.56%
Jul..................                 Jul.......  (11.96%)     Jul.......   (0.09%)     Jul.......    (3.68%)
Aug..................                 Aug.......    3.43%      Aug.......   (9.29%)     Aug.......     8.02%
Sep..................                 Sep.......    0.04%      Sep.......   14.75%      Sep.......     1.06%
Oct..................                 Oct.......    5.92%      Oct.......    7.01%      Oct.......   (10.77%)
Nov..................    (5.84%)      Nov.......   (2.04%)     Nov.......   17.33%      Nov.......    12.93%
Dec..................    23.17%       Dec.......   27.33%      Dec.......    0.41%
ANNUAL...............    15.98%       ANNUAL....   27.71%      ANNUAL....   16.82%      ANNUAL....   (11.86%)
                        (2 mos.)                                                                    (11 mos.)

AGGREGATE SUBSCRIPTIONS

     Total gross capital subscriptions made to a pool or account from inception through the date indicated.

DRAWDOWN

     Losses experienced by a pool or account over a specified period.

WORST MONTH PEAK-TO-VALLEY DRAWDOWN

     Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

NET ASSET VALUE

     Net Asset Value of each Series is that Series' assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL INFORMATION

     The Selected Financial Information for the years ended December 31, 2004, 2003 and 2002 is taken from the audited financial statements of Quadriga Superfund. See "Index to Financial Statements." Quadriga Superfund commenced trading operations on November 5, 2002.

                                 DECEMBER 31, 2004           DECEMBER 31, 2003          DECEMBER 31, 2002
                             -------------------------   -------------------------   -----------------------
                              SERIES A      SERIES B      SERIES A      SERIES B      SERIES A     SERIES B
                             -----------   -----------   -----------   -----------   ----------   ----------
INCOME STATEMENT DATA
INVESTMENT INCOME:
  Interest income:.........  $   291,745   $   376,469   $    73,045   $    99,890   $    1,100   $    1,543
EXPENSES:
  Total expenses:..........  $ 3,313,656   $ 5,236,419   $ 1,298,917   $ 2,158,764   $   49,137   $  132,114
  Net investment losses:...  $(3,021,911)  $(4,859,950)  $(1,225,872)  $(2,058,874)  $  (48,037)  $ (130,571)
REALIZED AND UNREALIZED
  GAIN:
  Net realized gain on
    futures and forward
    contracts:.............  $ 5,753,291   $10,178,977   $ 1,867,602   $ 3,065,723   $   88,636   $  273,596
  Net change in unrealized
    appreciation on futures
    and forward
    contracts:.............  $   174,704   $   259,633   $ 1,472,256   $ 2,562,594   $   68,338   $  192,020
NET INCREASE IN NET ASSETS
  FROM OPERATIONS PER
  UNIT:....................  $    149.44   $    249.10   $    221.61   $    321.42   $    95.62   $   159.77
BALANCE SHEET DATA
  Total assets:............  $32,841,020   $44,988,922   $18,117,295   $24,654,331   $2,232,474   $3,283,459
  Total liabilities:.......  $ 1,072,751   $ 2,514,558   $ 1,972,506   $ 2,517,560   $1,016,039   $1,086,478
  Net assets:..............  $31,768,269   $42,474,364   $16,144,789   $22,136,771   $1,216,435   $2,196,981
  Net asset value per
    Unit:..................  $  1,466.67   $  1,730.29   $  1,317.23   $  1,481.19   $ 1,095.62   $ 1,159.77

SELECTED QUARTERLY FINANCIAL DATA

     The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31, June 30 and September 30, 2005 and for the three month periods ended March 31, June 30, September 30 and December 31, 2004 and 2003. This information has not been audited.

                                THIRD QUARTER 2005         SECOND QUARTER 2005        FIRST QUARTER 2005
                              -----------------------   -------------------------   -----------------------
                               SERIES A     SERIES B     SERIES A      SERIES B     SERIES A     SERIES B
                              ----------   ----------   -----------   -----------   ---------   -----------
INTEREST INCOME:............  $  320,899   $  297,409   $   196,075   $   254,037   $ 168,028   $   214,765
NET REALIZED AND UNREALIZED
  GAINS (LOSSES):...........  $2,818,902   $3,038,791   $(2,537,002)  $(4,813,347)  $ (14,940)  $  (534,676)
EXPENSES:...................  $1,375,003   $1,301,670   $   861,290   $ 1,239,387   $ 909,898   $ 1,198,706
NET INCOME (LOSS):..........  $1,764,798   $2,034,530   $(3,202,217)  $(5,798,697)  $(756,810)  $(1,518,617)
NET INCOME (LOSS) PER
  UNIT:.....................  $    43.97   $    74.95   $   (130.68)  $   (206.47)  $  (33.99)  $    (59.25)

                         FOURTH QUARTER 2004       THIRD QUARTER 2004         SECOND QUARTER 2004        FIRST QUARTER 2004
                       -----------------------   -----------------------   -------------------------   -----------------------
                        SERIES A     SERIES B     SERIES A     SERIES B     SERIES A      SERIES B      SERIES A     SERIES B
                       ----------   ----------   ----------   ----------   -----------   -----------   ----------   ----------
INTEREST INCOME:.....  $  109,482   $  142,752   $   79,511   $   98,700   $    60,734   $    76,892   $   42,018   $   58,125
NET REALIZED AND
  UNREALIZED GAINS
  (LOSSES):..........  $5,465,591   $9,879,393   $1,321,605   $2,233,922   $(4,293,466)  $(8,356,273)  $3,434,265   $6,681,568
EXPENSES:............  $  814,690   $1,229,193   $  689,629   $1,018,793   $   601,963   $   924,696   $1,207,374   $2,063,737
NET INCOME (LOSS):...  $4,760,383   $8,792,952   $  711,487   $1,313,829   $(4,834,695)  $(9,204,077)  $2,268,909   $4,675,956
NET INCOME (LOSS) PER
  UNIT:..............  $   219.77   $   358.21   $    34.24   $    53.72   $   (257.11)  $   (411.03)  $   158.26   $   267.86

                         FOURTH QUARTER 2003       THIRD QUARTER 2003       SECOND QUARTER 2003      FIRST QUARTER 2003
                       -----------------------   -----------------------   ---------------------   -----------------------
                        SERIES A     SERIES B    SERIES A     SERIES B     SERIES A    SERIES B    SERIES A     SERIES B
                       ----------   ----------   ---------   -----------   --------   ----------   ---------   -----------
INTEREST INCOME:.....  $   27,818   $   36,034   $  23,095   $    31,377   $ 14,402   $   21,452   $   7,730   $    11,027
NET REALIZED AND
  UNREALIZED GAINS
  (LOSSES):..........  $3,278,762   $5,931,233   $(377,913)  $  (872,130)  $485,801   $1,011,309   $ (46,792)  $  (442,095)
EXPENSES:............  $  427,268   $  635,783   $ 319,388   $   500,881   $222,729   $  341,604   $ 329,532   $   680,496
NET INCOME (LOSS):...  $2,879,312   $5,331,485   $(674,206)  $(1,341,634)  $277,474   $  691,157   $(368,594)  $(1,111,564)
NET INCOME (LOSS) PER
  UNIT:..............  $   234.92   $   356.73   $  (62.02)  $    (98.41)  $  36.50   $    64.10   $  (95.80)  $   (198.64)

     There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, and Quadriga Superfund has not disposed of any segments of its business.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     Quadriga Superfund, L.P. commenced the offering of its Units of Limited Partnership Interest on October 22, 2002. The initial offering terminated on October 31, 2002 and the Fund commenced operations on November 5, 2002. The continuing offering period commenced at the termination of the initial offering period and is ongoing. From inception through the period ended September 30, 2005, subscriptions totaling $105,481,187 had been accepted and redemptions over the same period totaled $18,177,458.

CAPITAL RESOURCES

     The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund's business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

LIQUIDITY

     Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the fund's ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

     Trading in forward contracts introduces a possible further impact on liquidity. Because such contracts are executed "off exchange" between private parties, the time required to offset or "unwind" these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

     Other than these limitations on liquidity, which are inherent in the Fund's futures trading operations, the Fund's assets are expected to be highly liquid.

RESULTS OF OPERATIONS

  2005

  Series A:

     Net results for the nine months ended September 30, 2005 were a loss of 9.36% in net asset value compared to the preceding year. This decrease consisted of interest income of 2.92%, trading performance (including commissions) of -4.26% and charges of 8.01% due to management fees, organization expenses, operating expenses and selling commissions. At September 30, 2005, the net asset value per Unit of Series A was $1,329.46.

  Series B

     Net results for the nine months ended September 30, 2005 were a loss of 12.54% in net asset value compared to the preceding year. This decrease consisted of interest income of 1.82%, trading performance (including commissions) of -9.45% and charges of 4.90% due to management fees, organization expenses, operating expenses and selling commissions. The performance of Series B, either positive or negative, is generally magnified compared to Series A during any period due to Series B's leverage of approximately 1.5 times Series
A. At September 30, 2005, the net asset value per Unit of Series B was
$1,513.39.

  FUND RESULTS FOR 3RD QUARTER 2005

     In the month of September, world stock market indices, most notably Asian indices, were moving upwards; therefore the Fund's long positions in these markets gained. Conversely, worldwide treasuries traded lower for the month, resulting in losses for the Fund's long positions in these markets. The major metals markets -- especially gold -- trended higher during September and provided a positive result for the "long" strategy established by the Fund's trading system. Long positions in foreign currencies markets were unsuccessful in September due to the strengthening of the U.S. Dollar.

     With the exception of Japanese markets, the upward trend of world stock indices reversed in August, resulting in losses to the Fund's long positions. The rise of energy prices continued and a shortage in supplies due to Hurricane Katrina in the Gulf Coast area of the United States led to new all time highs on the crude oil markets. The Fund's long positions in this sector performed well as a result. The Fund's short positions in foreign currencies incurred losses as the U.S. Dollar weakened versus most currencies. The grain markets trended downward with soy products trading at 6-month lows. As a result, the Fund's short positions in these markets performed positively.

     In the month of July, stock indices were on the rise again and therefore the Fund's long positions in these markets were profitable. In contrary, long positions in bonds, notes and interest markets produced losses as prices in these futures markets declined. Combined long and short positions in the currencies didn't produce any significant performance, as the trends were inconsistent and trading was quite volatile. In the energy sector, long positions took profit again from the slightly rising price levels.

     For the third quarter of 2005, the most profitable market group overall was the metals sector, while the greatest losses were attributable to positions in bonds and notes.

  FUND RESULTS FOR 2ND QUARTER 2005:

     As stock indices continued their rise in June, the Fund's long positions in these markets continued to be profitable for the month. Long positions in bonds, notes and interest markets also contributed notably to June's positive performance due to rising prices in these sectors. Minor losses were incurred by short positions in the soft commodities and long positions in the energy markets.

     Rising stock indices led to a positive result in the "long strategy" of the Fund for these markets in May. Long positions in bonds, notes and interest markets also performed well. A "long/short strategy" in the metals markets resulted in losses. Also, short positions in the grains markets produced negative performance.

     During the month of April, stock markets declined, which resulted in a considerable loss to the Fund's long positions. In contrary, rising prices in the bond and notes markets were beneficial to the Fund's long positions in this sector. The prices for the energy markets reversed their rising trend and declined sharply. As a result, the Fund's long positions in these markets incurred significant losses.

     For the second quarter of 2005, the most profitable market group overall was the bonds and notes sector, while the greatest losses were attributable to positions in the energy markets.

  FUND RESULTS FOR 1ST QUARTER 2005:

     During the first half month of March, the U.S. Dollar was on a rise again and this development caused substantial losses to the Fund's short positions in non-U.S. currencies. The trading performance in financial futures was positive due to short positions in bonds and notes and both long and short positions in interest rates. However, the most important influence on March's performance resulted from long positions in the energy sector, which were able to take significant profits from sharply rising prices.

     In February, rising energy prices led to a positive result of the "long" strategy of the Fund for these markets. Long positions in stock index markets performed almost as well and contributed to February's positive Fund performance together with combined long and short positions in other financial futures sectors. A "long/short" strategy in the agricultural markets was not successful and marked the only noteworthy loss for February.

     The first month of the year 2005 showed a sharp decline of metal prices causing significant losses for the Fund's long positions. Also, short positions in foreign currencies were not successful due to the rising U.S. Dollar and therefore lost considerably. Long positions in the stock index markets also contributed to January's negative performance.

     For the first quarter of 2005, the most profitable market group overall was the energy sector while the highest losses resulted from positions in the foreign currencies markets.

  2004

  Series A:

     Net results for the year ended December 31, 2004 were a gain of 11.34% in net asset value compared to the preceding year. This increase consisted of interest income of 1.18%, trading performance (including commissions) of 20.98%, and charges of 10.82%, due to management fees, organization expenses, operating expenses, selling commissions and incentive fees. At December 31, 2004 the net asset value per Unit of Series A was $1,466.67.

  Series B:

     Net results for the year ended December 31, 2004 were a gain of 16.82% in net asset value compared to the preceding year. This increase consisted of interest income of 1.15%, trading performance (including commissions) of 27.67%, and charges of 12.0%, due to management fees, organization expenses, operating expenses, selling commissions and incentive fees. Series B generally magnifies the performance for Series A during any period, either positive or negative, due to Series B's leverage of approximately 1.5 times Series A. At December 31, 2004 the net asset value per Unit of Series B was $1,730.29.

  FUND RESULTS FOR 4TH QUARTER 2004:

     Although falling prices in bonds, notes and interest rates caused losses for long positions in these markets in December, the financial futures sector was still able to incur gains due to the year-end rally of world stock index futures. A short strategy in the metals sector caused some losses for the Fund due to strengthening metal prices. The agricultural sector didn't reveal any significant trend and the Fund's combined long/short allocation resulted in minor losses.

     Rising prices in the financial futures sector -- most significantly for the stock indices -- allowed the Fund's long positions to gain in November. Long positions in the foreign currency markets performed outstandingly well and were the main source of November's positive performance. In the metals sector, long positions also performed very well. Only long positions in energy markets produced a noteworthy loss due to the sharp decline of prices during the first half of the month.

     In the month of October, long positions in the energy sector were the most positive contributors to the fund's performance together with long positions in foreign currencies. To a lesser extent, long positions in the financial futures sector were able to incur significant gains. Long positions in the metals sector, however, resulted in the only noteworthy losses in October.

     For the fourth quarter of 2004, the most profitable market group overall was the currencies sector while positions in the agricultural markets showed the weakest performance.

  FUND RESULTS FOR 3RD QUARTER 2004:

     Due to the impact of Hurricane Ivan on the U.S. oil production in the Gulf of Mexico, rising prices of crude oils as well as oil-related products resulted in a major gain of the Fund's long positions in these markets in September. Long positions in metal markets were able to even outperform these gains and were the most successful contributors to September's outstanding trading performance. The only notable losses were incurred by long positions in the financial futures sector.

     After July's rally, which persisted during the first weeks of August, oil prices gave back most of their gains resulting in a negative performance for the Fund's long positions in the energy sector in August, which was the worst among all market groups. Long positions in financial futures traded sideward, whereas long and short positions in foreign currencies were able to contribute positively to August's trading performance. A combined long/short strategy in the agricultural sector produced a slight loss.

     For the month of July, long positions in the financial futures sector, most importantly in stock market indices were unprofitable. However, long positions in the energy sector were able to compensate for these losses by profiting from rising prices mainly in the oil and oil-related futures markets. The other market groups didn't reveal significant trends and didn't have any major influence on July's slightly negative performance.

     For the third quarter of 2004, the most profitable market group overall was the energy sector while positions in the stock index markets contributed the greatest amount of losses.

  FUND RESULTS FOR 2ND QUARTER 2004:

     In the month of June, long positions in stock indices faced a weakening of the upwards trend, but were still able to perform slightly positively. Short positions in the other financial futures sectors lost along with long positions in the metal markets. The most significant losses were incurred by long positions in the energy sector due to a sharp price-decline in these markets.

     Although the downwards trend on the stock markets reversed in May, long positions still produced losses for the month. Long positions in the energy markets performed well and were the main source of May's positive performance. In the financial futures sector, short positions in bonds, notes and interest rates generated slight profits. Only combined long/short positions in foreign currencies produced significant losses.

     In April, long positions in stock market indices and metals were unprofitable due to falling prices in both market sectors. Long positions in the energy sector were the only notable positive contributors to the Fund's performance for April. The largest losses resulted from a combined long/short strategy in foreign currencies.

     For the second quarter of 2004, the most profitable market group overall was the energy sector while positions in the currencies markets contributed the greatest amount of losses.

  FUND RESULTS FOR 1ST QUARTER 2004:

     In the month of March, the upwards trend of the stock indices reversed and caused a loss for the Fund's long positions. Also, the strengthening U.S. Dollar caused a negative performance of long positions in foreign currencies. Long positions in the metal sector performed slightly negative, whereas energy and financial futures positions were able to realize minor gains.

     For the month of February, the continuing upwards movement on the stock exchanges resulted in further profits for long positions. Long positions in the energy and metals markets also performed notably well. In the financial futures sector, long positions in bonds, notes and interest rates also contributed to February's positive performance.

     In January, long positions in stock market indices profited considerably from upward price developments on the stock exchanges. Long positions in the metal sector performed in a successful manner along with most of the foreign currencies. Minor losses were incurred by a combination of long and short positions in the agricultural markets.

     For the first quarter of 2004, the most profitable market group overall was the metal sector while positions in the currencies markets contributed the greatest amount of losses.

  2003

  Series A:

     Net results for the year ended December 31, 2003 were a gain of 20.23% in net asset value compared to the preceding year. This increase consisted of interest income of approximately 0.75%, trading performance

(including commissions) of approximately 26.29% and charges of approximately 6.81% due to management fees, organization expenses, operating expenses, selling commissions and incentive fees. At December 31, 2003 the net asset value per Unit of Series A was $1,317.23.

  Series B:

     Net results for the year ended December 31, 2003 were a gain of 27.71% in net asset value compared to the preceding year. This increase consisted of interest income of approximately 0.74%, trading performance (including commissions) of approximately 34.44% and charges of approximately 7.47% due to management fees, organization expenses, operating expenses, selling commissions and incentive fees. Series B generally magnifies the performance for Series A during any period, either positive or negative, due to Series B's leverage of approximately 1.5 times Series A. At December 31, 2003 the net asset value per Unit of Series B was $1,481.19.

  FUND RESULTS FOR 4TH QUARTER 2003:

     In the month of December, stock markets were on a rise. Therefore, long positions in this sector were profitable. A major contribution to December's positive performance resulted from strong gains of long positions in foreign currencies. The Euro was able to reach a new all-time-high by the end of the year. Long positions in metals and energy products were also very profitable. In the financial futures sector, minor losses were incurred by long positions.

     In the month of November, most of the major foreign currencies strengthened, enabling the Fund's respective long positions to take profits. The agricultural markets, especially the grains products, displayed high volatility. The strong upwards trend of soy products in October reversed. These developments caused a loss in the long and short strategy of the Fund in those markets. Long positions in the financial futures sector also contributed toward negative performance. Stock index markets didn't reveal any significant trend and traded slightly positive.

     For the month of October, long positions in stock market indices profited from upward price developments on the stock exchanges. Falling financial futures prices caused losses for short positions in the interest rate and bond markets. Long positions in grains and soy related products were able to gain from rallying markets. The strong increase of metal prices also contributed to a positive trading performance.

     For the fourth quarter of 2003, the most profitable market group overall was the metal sector while positions in the interest rate markets contributed the greatest amount of losses.

  FUND RESULTS FOR 3RD QUARTER 2003:

     The sharp decline in crude oil prices and oil-related products during the first days of September caused a heavy loss for the Fund's long positions in those markets. Furthermore, the upwards trend of stock indices reversed, resulting in negative performance for long stock index futures positions. However, long positions in foreign currencies were able to offset a major part of the losses mentioned above due to the weakening of the U.S. Dollar during September. In the financial futures sector, long positions were profitable.

     The Fund's long stock index positions were profitable in August due to a continuing rise in stock index market, although this increase encountered some resistance during the month. In spite of generally flat trends in the energy markets, a gain in this sector was realized due to the sharp rise of unleaded gas prices following power outages in wide parts of North America. Short positions in the financial futures sector also contributed toward positive performance. The only noteworthy losses for August resulted from long positions in the metal markets, although precious metals showed an upwards movement.

     In July a significant upwards trend of the U.S. Dollar versus most of the foreign currencies caused a major loss in the Fund's combination of long and short currency positions. Rising financial futures prices resulted in a loss in the respective short positions held by the Fund. The continuing upwards trend in stock index markets contributed positively to the Fund's performance as did long positions in the agricultural sector, energy related products and metals.

     For the third quarter of 2003, the most profitable market group overall was the agricultural sector while positions in the energy markets contributed the greatest amount of losses.

  FUND RESULTS FOR 2ND QUARTER 2003:

     The long upward trend of financial futures prices came to a sudden end in June and changed to a sharp decline, causing a significant loss especially in long positions in bonds and notes and also interest rate futures. Similarly, the downward trend of most currencies versus the U.S. Dollar stopped and the U.S. Dollar started to make up for its losses in the past. This resulted in negative performance for most of the Fund's long positions in foreign currencies. Further significant losses were incurred in the metal sector, where long positions suffered from the sharp decrease of the prices. The agricultural sector also contributed to the negative Fund performance in June.

     The worldwide economy started to show some signs of strengthening in May, which encouraged stock markets as well as caused prices for bonds, notes and interest rates to rise. Consequently, short positions in stock indices weakened, whereas long positions in financial futures -- especially in bonds and notes -- were profitable. In the currencies sector, most of the long positions in foreign currencies contributed significantly to May's extraordinary positive performance. Long positions in energy products benefited from the end of the downward trend of oil-related products.

     In April, the upward trend in stock markets produced losses in short positions in stock index futures and the sideway pattern in U.S. Treasury bonds, notes and interest rate futures allowed only moderate gains in long positions in those markets. However, long positions in various currency futures versus the U.S. Dollar were very profitable. Prices in the energy market continued their decline with the exception of natural gas and produced a minor loss in this sector for April. In the metal sector, short positions suffered from rising prices.

     For the second quarter of the year 2003, the most profitable market group was the currency sector, while positions in the metal markets showed the weakest performance.

  FUND RESULTS FOR 1ST QUARTER 2003:

     The military operation in Iraq caused a sudden upward movement in stock markets in March. This affected negatively short positions in stock indices as well as long positions in U.S. Treasury bonds, notes and interest rate futures. Long positions in currencies versus the U.S. Dollar lost due to the sharp rise in value of the U.S. Dollar versus most other foreign currencies. Furthermore, the upward trend of prices in the energy sector ended abruptly and caused significant losses in long futures positions. Short positions in metals offset the losses slightly (this sector was the only one with a positive contribution to March's trading results).

     In February, short positions in stock index futures as well as long positions in U.S. Treasury bonds, notes and interest rate futures profited by downward movement in stock markets. In the currencies sector, the Fund gained in long positions in the Japanese Yen, the Canadian Dollar and Australian Dollar, whereas the upwards trend of the Euro versus the U.S. Dollar was interrupted. Long positions in energy products benefited again from the political tensions caused by the pending war in the Middle East. The prices of agricultural products as well as of gold and silver decreased significantly resulting in losses in long positions in these markets.

     In January, the continuing downward trend in stock markets produced gains in short positions in stock index futures and also in long positions in U.S. Treasury bonds, notes and interest rate futures. Long positions in currencies futures versus the U.S. Dollar were also profitable. Due to the persisting threat of a war in Iraq, prices in the energy market continued their upward trend and contributed positive performance. In the metal sector, long positions in precious metals benefited from rising prices.

     For the first quarter of the year 2003, the most profitable market group was the energy sector, while positions in agricultural products showed the weakest performance.

  2002

  Series A:

     The return for the year ended December 31, 2002 was 9.56%. Of this 9.56% increase, approximately 14.0% was due to trading gains (before commissions) and approximately 0.1% was due to interest income, offset by approximately 4.5% due to management fees, organization expenses, operating expenses, selling commissions and incentive fees.

  Series B:

     The return for the year ended December 31, 2002 was 15.98%. Of this 15.98% increase, approximately 23.2% was due to trading gains (before commissions) and approximately 0.1% was due to interest income, offset by approximately 7.3% due to management fees, organization expenses, operating expenses, selling commission and incentive fees.

  FUND RESULTS FOR 4TH QUARTER 2002 (COMMENCEMENT OF OPERATIONS):

     Most positions established during November continued into December. Stock indices moved lower in all major markets due to increased tension in the Middle East and the potential of war in Iraq. The U.S. Dollar lost more ground to the Euro which resulted in a three year low of the U.S. Dollar versus the Euro. In addition, the Japanese Yen also gained against the U.S. Dollar and most positions within the currency sector performed extremely well for the Fund. Energy prices saw a rally in December due to the looming war and the cold winter in many parts of the United States resulting in much lower inventories than anticipated. The volatility of these markets increased dramatically. The only losing positions in December came from coffee and corn as well as some of the metals (with the exception of gold and silver).

     The Fund started trading on November 5, 2002 with invested capital of $2,372,998 in Series A and B combined (Series A: $1,032,998 and Series B:
$1,340,000). The Fund opened, based on a long-term bearish trend in equity markets, by establishing short positions in most stock indices globally (United States and abroad) which resulted in moderate losses for the month of November due to continued upward movement which began in October 2002. In addition, long positions in bonds resulted in moderate losses. New short positions in the U.S. Dollar vis-a-vis other currencies resulted in flat performance for the month due to the absence of a clear trend definition. Long positions in the energy sector (crude oil, natural gas) showed modest gains due to increased tension concerning the political situation in Iraq. The best performance for the month of November resulted from long positions in the commodities market (coffee, sugar, zinc, lead and copper).

OFF-BALANCE SHEET RISK

     The term "off-balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses. Superfund Capital Management attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances not greater than 50%.

     In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange.

     In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

OFF-BALANCE SHEET ARRANGEMENTS

     The Fund does not engage in off-balance sheet arrangements with other entities.

CONTRACTUAL OBLIGATIONS

     The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund's sole business is trading futures contracts and forward currency contracts, both long (contracts to buy) and short (contracts to sell). All such contracts are settled by offset, not delivery. Substantially all such contracts are for settlement within four months of the trade date and substantially all such contracts are held by the Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The Financial Statements of Series A and Series B each present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of such Series' open future and forward currency contracts at September 30, 2005 and December 31, 2004.

CRITICAL ACCOUNTING POLICIES -- VALUATION OF THE FUND'S POSITIONS

     Superfund Capital Management believes that the accounting policies that will be most critical to the Fund's financial condition and results of operations relate to the valuation of the Fund's positions. The Fund uses the amortized cost method for valuing U.S. Treasury Bills; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximate fair value. The majority of the Fund's positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency contracts held by the Fund will also be valued at published daily settlement prices or at dealers' quotes. Thus, Superfund Capital Management expects that under normal circumstances substantially all of the Fund's assets will be valued on a daily basis using objective measures.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTRODUCTION

  PAST RESULTS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE

     The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Fund's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund's main line of business.

     Market movements can produce frequent changes in the fair market value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund's open positions and the liquidity of the markets in which it trades.

     The Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Fund's past performance is not necessarily indicative of its future results.

     Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund's speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund's experience to date (i.e., "risk of ruin"). In light of this, as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Fund's losses in any market sector will be limited to Value at Risk or by the Fund's attempts to manage its market risk.

  STANDARD OF MATERIALITY

     Materiality as used in this section, "Quantitative and Qualitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of the Fund's market sensitive instruments.

QUANTIFYING THE FUND'S TRADING VALUE AT RISK

  QUANTITATIVE FORWARD-LOOKING STATEMENTS

     The following quantitative disclosures regarding the Fund's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

     The Fund's risk exposure in the various market sectors traded by Superfund Capital Management is quantified below in terms of Value at Risk. Due to the Fund's mark-to-market accounting, any loss in the fair value of the Fund's open positions is directly reflected in the Fund's earnings (realized or unrealized).

     Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

     In the case of market sensitive instruments which are not exchange-traded (which includes currencies and some energy products and metals in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those cases in which a futures-equivalent margin is not available, dealers' margins have been used.

     In the case of contracts denominated in foreign currencies, the Value at Risk figures include foreign margin amounts converted into U.S. Dollars with an incremental adjustment to reflect the exchange rate risk inherent to the Dollar-based Fund in expressing Value at Risk in a functional currency other than Dollars.

     In quantifying the Fund's Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects resulting from the fact that the Fund's positions are rarely, if ever, 100% positively correlated have not been taken into account.

THE FUND'S TRADING VALUE AT RISK IN DIFFERENT MARKET SECTORS

     The following tables indicate average, highest and lowest amounts of the trading Value at Risk associated with the Fund's open positions by market category for the nine months ended September 30, 2005 and fiscal year 2004. During the nine months ended September 30, 2005, the average capitalization for Series A was

$38,903,328 and the average capitalization for Series B was $41,380,932. During fiscal year 2004, the average capitalization for Series A was $25,422,615 and the average capitalization for Series B was $34,129,947.

  SERIES A AS OF SEPTEMBER 30, 2005:

                                    AVERAGE VALUE    % OF AVERAGE    HIGHEST VALUE   LOWEST VALUE
SECTOR                                 AT RISK      CAPITALIZATION      AT RISK        AT RISK
------                              -------------   --------------   -------------   ------------
Stock Indices.....................   $1,505,545          3.87%        $1,740,734      $1,351,175
Financial Futures.................   $1,502,539          3.86%        $1,897,505      $1,161,545
Currencies........................   $3,463,948          8.90%        $5,907,756      $1,449,098
Agricultural......................   $  256,086          0.67%        $  422,444      $   58,044
Energy............................   $1,095,808          2.82%        $1,324,149      $  657,974
Metals............................   $1,592,623          4.09%        $2,033,045      $1,046,887
  Total...........................   $9,416,549         24.20%

  SERIES B AS OF SEPTEMBER 30, 2005:

                                    AVERAGE VALUE    % OF AVERAGE    HIGHEST VALUE   LOWEST VALUE
SECTOR                                 AT RISK      CAPITALIZATION      AT RISK        AT RISK
------                              -------------   --------------   -------------   ------------
Stock Indices.....................   $ 2,365,410         5.72%        $3,084,741      $1,432,917
Financial Futures.................   $ 2,427,018         5.87%        $3,415,011      $1,229,840
Currencies........................   $ 5,469,705        13.22%        $8,458,329      $2,622,864
Agricultural......................   $   355,747         0.86%        $  518,189      $  102,262
Energy............................   $ 1,642,031         3.97%        $2,358,725      $1,165,892
Metals............................   $ 2,432,610         5.88%        $3,654,036      $1,798,853
  Total...........................   $14,692,521        35.51%

     Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts for the calendar quarter-ends for the nine months ended September 30, 2005. Average Capitalization is the average of each Series' capitalization at the end of the calendar-quarters during the nine month period ended September 30, 2005.

  SERIES A AS OF DECEMBER 31, 2004:

                                    AVERAGE VALUE    % OF AVERAGE    HIGHEST VALUE   LOWEST VALUE
SECTOR                                 AT RISK      CAPITALIZATION      AT RISK        AT RISK
------                              -------------   --------------   -------------   ------------
Stock Indices.....................   $1,371,450          5.39%        $2,658,322       $176,729
Financial Futures.................   $1,406,897          5.53%        $1,768,283       $791,724
Currencies........................   $1,549,118          6.09%        $3,164,535       $662,248
Agricultural......................   $  267,273          1.05%        $  359,234       $187,541
Energy............................   $1,773,274          6.98%        $2,764,845       $      0
Metals............................   $1,339,843          5.27%        $2,475,673       $360,926
  Total...........................   $7,707,855         30.32%

  SERIES B AS OF DECEMBER 31, 2004:

                                    AVERAGE VALUE    % OF AVERAGE    HIGHEST VALUE   LOWEST VALUE
SECTOR                                 AT RISK      CAPITALIZATION      AT RISK        AT RISK
------                              -------------   --------------   -------------   ------------
Stock Indices.....................   $ 2,546,133         7.46%        $4,989,526      $  357,973
Financial Futures.................   $ 2,277,801         6.67%        $3,290,875      $1,127,784
Currencies........................   $ 2,956,946         8.66%        $5,955,673      $1,201,149
Agricultural......................   $   499,193         1.46%        $  668,748      $  328,846
Energy............................   $ 3,384,892         9.92%        $5,589,047      $        0
Metals............................   $ 2,548,395         7.47%        $4,956,335      $  729,929
  Total...........................   $14,213,360        41.64%

     Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts for the calendar quarter-ends during the fiscal year. Average Capitalization is the average of each Series' capitalization at the end of the calendar quarter during the fiscal year.

MATERIAL LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

     The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Fund to incur severe losses over a short period of time. The foregoing Value at Risk tables -- as well as the past performance of the Fund -- gives no indication of this "risk of ruin."

NON-TRADING RISK

     The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Fund also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury Bills. The market risk represented by these investments is immaterial.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

     The following qualitative disclosures regarding the Fund's market risk exposures -- except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures -- constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Fund's primary market risk exposures as well as the strategies used and to be used by Superfund Capital Management for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.

     The following were the primary trading risk exposures of the Fund as of September 30, 2005 by market sector.

  CURRENCIES

     The Fund's currency exposure is to exchange rate fluctuations, primarily those which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political, geopolitical and general economic conditions. The Fund trades in a large number of currencies, including cross-rates, (e.g. positions between two currencies other than the U.S. Dollar). Superfund Capital Management does not anticipate that the risk profile of the Fund's currency sector will change significantly in the future. As of September 30, 2005 the exposure to these markets was the highest among all market sectors.

  INTEREST RATES

     Interest rate movements directly affect the price of the sovereign bond positions held by the Fund and indirectly the value of the Fund's stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries could materially impact the Fund's profitability. The Fund's primary interest rate exposure is to interest rate fluctuations in the United States, Europe, United Kingdom, Australia and Japan. The changes in interest rates which have the most effect on the Fund are changes in long-term as opposed to short-term rates. As of September 30, 2005 the exposure to these markets was relatively low in comparison to historic levels.

  STOCK INDICES

     Generally, the Fund's primary exposure is to the equity price risk in the G-7 countries and certain other countries with high liquidity (Taiwan, Hong Kong, Switzerland and Spain). The Fund is primarily exposed to the risk of adverse price trends or static markets in these countries. Static markets would not cause major price changes but would make it difficult for the Fund to avoid being "whipsawed" into numerous smaller losses. As of September 30, 2005 the exposure to these markets was similar to historic levels.

  ENERGY

     The Fund's primary energy market exposure is to crude oil, natural gas and heating oil. Movements in these markets are often due to geopolitical developments in the Middle East but can also be caused by shortage due to extreme weather conditions. The exposure to these markets as of September 30, 2005 was relatively low in comparison to historic levels.

  METALS

     The Fund's metals market exposure derives primarily from fluctuations in the price of gold, silver, platinum, copper, zinc, nickel and aluminum. These markets represent a great diversification in terms of correlation to many of the other sectors the Fund trades. The exposure to these markets as of September 30, 2005 was similar in comparison to historic levels.

  AGRICULTURAL MARKET

     The Fund's agricultural market exposure is to fluctuations in the price of cocoa, sugar, coffee, cotton, lean hogs and live cattle. These markets represent a great diversification in terms of correlation to many of the other sectors the Fund trades. The exposure to these markets as of September 30, 2005 was the lowest among all market sectors.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE

  GENERAL

     The Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Fund generally will use a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, as proposed, will have a material effect on the Fund's operations.

  FOREIGN CURRENCY BALANCES

     The Fund's primary foreign currency balances are in the G-7 countries along with Spain and Asian markets. The Fund controls the non-trading risk of these balances by regularly converting these balances back into dollars (no less frequently than weekly, and more frequently if a particular foreign currency balance becomes unusually large based on Superfund Capital Management's experience).

  TREASURY BILL POSITIONS

     The Fund's only market exposure in instruments held other than for trading is in its Treasury Bill portfolio. The Fund holds Treasury Bills (interest bearing and credit risk-free) with durations no longer than six months. Substantial or sudden fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Fund's Treasury Bills, although substantially all of these short-term investments are held to maturity.

  QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

     The means by which the Fund and Superfund Capital Management, each attempt to manage the risk of the Fund's open positions is essentially the same in all market categories traded. Superfund Capital Management applies risk management policies to its trading which generally limit the total exposure that may be taken per "risk unit" of assets under management. In addition, Superfund Capital Management follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as imposing "stop-loss" points at which the Fund's brokers must attempt to close out open positions.

     Superfund Capital Management controls the risk of the Fund's non-trading instruments (Treasury Bills held for cash management purposes) by limiting the duration of such instruments to no more than six months.

                             CONFLICTS OF INTEREST

     Superfund Capital Management has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the Superfund Capital Management will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for Quadriga Superfund.

  SUPERFUND CAPITAL MANAGEMENT, INC.

     Conflicts exist between Superfund Capital Management's interests in and its responsibilities to each Series. The conflicts are inherent in Superfund Capital Management acting as general partner and as trading advisor to each Series. These conflicts and the potential detriments to the Limited Partners are described below. Superfund Capital Management's selection of itself as trading advisor was not objective, since it is also the general partner of each Series. In addition, it has a disincentive to replace itself as the advisor. The advisory relationship between each Series and Superfund Capital Management, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that Superfund Capital Management believes that the fee arrangements are fair to each Series and competitive with compensation arrangements in pools involving independent general partners and advisors. Superfund Capital Management will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive.

     Neither Superfund Capital Management nor its principals devote their time exclusively to each Series. Superfund Capital Management (or its principals) acts as general partner to other commodity pools and trading advisor to other accounts which may compete with each Series for Superfund Capital Management's services. Thus, Superfund Capital Management could have a conflict between its responsibilities to each Series and to those other pools and accounts. Superfund Capital Management believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. Superfund Capital Management may receive higher advisory fees from some of those other accounts than it receives from each Series. Superfund Capital Management, however, trades all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals.

     In addition, Superfund Capital Management may find that futures positions established for the benefit of each Series, when aggregated with positions in other accounts of Superfund Capital Management, approach the speculative position limits in a particular commodity. Superfund Capital Management may decide to address this situation either by liquidating each Series' positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. Any principal of Superfund Capital Management may trade futures and related contracts for its own account. Trading records for any proprietary trading are not available for review by clients or investors. Employees of Superfund Capital Management are prohibited from trading for their own accounts.

     A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of each Series. A potential conflict also may occur when Superfund Capital Management or its principals trade their proprietary accounts more aggressively, take positions in proprietary accounts which are opposite, or ahead of, the positions taken by each Series.

  SUPERFUND ASSET MANAGEMENT, INC.

     Superfund Asset Management, Inc., an affiliate of Superfund Capital Management serves as an introducing broker for Quadriga Superfund and, as such, receives a portion of the round turn futures trading commissions paid by Quadriga Superfund. The affiliation between Superfund Asset Management and Superfund Capital Management gives rise to a conflict of interest in that Superfund Capital Management has an incentive to trade more frequently that it otherwise might absent the affiliation in order to generate commission income for its affiliate, and the round turn, brokerage commission paid by Quadriga Superfund to

Superfund Asset Management was not negotiated at arm's length. Since Superfund Capital Management is responsible for selecting brokers for Quadriga Superfund, Superfund Capital Management is unlikely to select a different introducing broker, or dismiss Superfund Asset Management, even if doing so was in the best interests of Quadriga Superfund.

  THE CLEARING BROKERS

     The clearing brokers, currently ADM Investor Services, Inc. ("ADMIS"), Fimat USA, LLC ("Fimat USA"), Man Financial Inc. ("Man Financial"), Bear Stearns Forex Inc. ("BSF"), Bear Stearns Securities Corp. ("BSSC"), and Barclays Capital Inc. ("BCI"), and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with each Series. The clearing brokers also may serve as a brokers for other commodity pools, which could give rise to conflicts of interest between their responsibility to each Series and to those pools and clients. Any clearing broker that is also a selling agent of each Series could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem or purchase additional Units, employees of the clearing brokers may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.

  THE SELLING AGENTS

     The selling agents receive substantial annual selling commissions on the sale of Units. Consequently the selling agents have a conflict of interest in advising their clients whether to invest in the Units. The selling agents receive annual selling commissions based on Units sold by them pursuant to this Prospectus equal to, in the aggregate, up to 10% of the initial public offering price for each Unit. Consequently, until this maximum cumulative selling commission limit is reached, the selling agents have a disincentive to advise clients to redeem their Units even if doing so is in such clients' best interests.

  FIDUCIARY DUTY AND REMEDIES

     Subject to the provisions of the Partnership Agreement, a prospective investor should be aware that Superfund Capital Management, as general partner of a Series, has a responsibility to Limited Partners of that Series to exercise good faith and fairness in all dealings affecting such Series. The Partnership Agreement provisions limiting this responsibility are summarized below under "Indemnification and Standard of Liability." The fiduciary responsibility of a general partner to the Limited Partners is a developing and changing area of the law and Limited Partners who have questions concerning the duties of Superfund Capital Management as general partner should consult with their counsel. In the event that a Limited Partner of a Series believes that Superfund Capital Management has violated its fiduciary duty to the Limited Partners of such Series, he may seek legal relief individually or on behalf of such Series under applicable laws, including under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act") and under commodities laws, to recover damages from or require an accounting by Superfund Capital Management. The Partnership Agreement is governed by Delaware law and any breach of Superfund Capital Management's fiduciary duty under the Partnership Agreement will generally be governed by Delaware law.

     The Partnership Agreement does not limit Superfund Capital Management's fiduciary obligations under Delaware or common law; however, Superfund Capital Management may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Superfund Capital Management have been disclosed in this Prospectus. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Superfund Capital Management where the losses result from a violation by Superfund Capital Management of the federal securities laws. State securities laws may also provide certain remedies to Limited Partners. Limited Partners should be aware that performance by Superfund Capital Management of its fiduciary duty to each Series is measured by the terms of the Partnership Agreement as well as applicable law. Limited

Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Superfund Capital Management.

  INDEMNIFICATION AND STANDARD OF LIABILITY

     Superfund Capital Management and its controlling persons may not be liable to each Series or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

     The Partnership Agreement provides that Superfund Capital Management and its controlling persons shall not have any liability to each Series or to any Limited Partner for any loss suffered by such Series which arises out of any action or inaction if Superfund Capital Management, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of Superfund Capital Management. Each Series has agreed to indemnify Superfund Capital Management and its controlling persons against claims, losses or liabilities based on their conduct relating to such Series, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to such Series and was done in good faith and in a manner which Superfund Capital Management, in good faith, determined to be in the best interests of such Series. Controlling persons of Superfund Capital Management are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Superfund Capital Management or for losses incurred in performing the duties of Superfund Capital Management. See Section 17 of the Partnership Agreement, included as Exhibit A to this Prospectus. Each Series will not indemnify Superfund Capital Management or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units of such Series unless Superfund Capital Management or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 17 of the Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

                             CHARGES TO EACH SERIES

     The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Superfund Capital Management, the selling agents, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering and operation of each Series. Prospective investors should refer to the Breakeven Analysis for each Series beginning on page 6 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or "break even" in the first year of trading.

  MANAGEMENT FEE

     Each Series will pay Superfund Capital Management a monthly management fee equal to one-twelfth of 1.85% (1.85% annually) of the month-end net asset value of such Series. This fee will be paid to Superfund Capital Management for providing ongoing advisory services and is payable notwithstanding Superfund Capital Management's actual trading performance.

  PERFORMANCE FEE

     Each Series will pay Superfund Capital Management a monthly incentive fee equal to 25% of the new appreciation (if any) in the net asset value of that Series. "New appreciation" means the total increase in net asset value of a Series from the end of the last period for which a performance fee was earned by Superfund Capital Management. The performance fee is not reduced for extraordinary expenses, if any, of the Series, and no fee is paid with respect to interest income. If a performance fee payment is made by each Series, and each Series thereafter incurs a net loss, Superfund Capital Management will retain the amount previously paid. Thus, Superfund Capital Management may be paid a performance fee during a year in which each Series overall incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior losses have been recovered.

     Below is a sample calculation of the performance fee with respect to a
Series: Assume a Series paid a performance fee at the end of the first month of 2005 and assume that such Series recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the second month of 2005. The new appreciation for the month (before interest earned) would be $200,000 and Superfund Capital Management's performance fee would be $50,000 (0.25 X $200,000). Alternatively, assume that such Series paid a performance fee at the end of the eleventh month of 2004 but did not pay a performance fee at the end of the twelfth month of 2004 because it had trading losses of $100,000. If such Series recognized trading profits of $200,000 at the end of the first month of 2005, the new appreciation (before interest earned) for the month would be $100,000 ($200,000 - $100,000 loss carry forward) and Superfund Capital Management's performance fee would be $25,000 (0.25 X $100,000). Please note that this simplified example assumes that no Limited Partners of such Series have added or redeemed Units within such Series during this sample time frame. Such capital changes require that the calculation be determined on a "per Unit" per Series basis. If the net asset value per Unit within a Series at the time when a particular investor acquires Units is lower than the net asset value per Unit within a Series as of the end of the most recent prior calendar month for which a performance fee was payable (due to losses incurred between such month-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar month-end because such Series as a whole has not experienced new appreciation. If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of a Series declines after the subscription date, the incentive fee accrual is "reversed" and such reversal is credited to all Units within such Series equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual. The brokerage fee and performance fee may be increased upon sixty days' notice to the Limited Partners of a Series as long as the notice explains Limited Partners' redemption and voting rights.

  ORGANIZATION AND OFFERING EXPENSES

     Each Series will pay a monthly fee equal to one-twelfth of 1% (1% annually) of the month end net asset value of that Series for organization and offering expenses. Organization and offering expenses include all fees and expenses incurred in connection with the formation of each Series and distribution of the Units including printing, mailing, filing fees and escrow fees. Each Series is required by certain state securities administrators to disclose that the "organization and offering expenses" of each Series, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted.

  OPERATING EXPENSES

     Each Series bears its operating expenses, including but not limited to administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by each Series, at a fixed rate of 1/12 of 0.15% per month (0.15% annually) of each Series month end net asset value. Superfund Capital Management will be responsible for any such expenses during any year of operations which exceed 0.15% of each Series' net assets per annum. Indirect expenses in connection with the administration of each Series, such as indirect salaries, rent, travel and overhead of Superfund Capital Management, may not be charged to each Series.

  BROKERAGE AND TRAILING COMMISSIONS

     Each Series will be charged $25.00 per round turn transaction plus applicable NFA and exchange fees for execution and brokerage services, along with an annual 4% selling commission ( 1/12 of 4% per month) of the month-end net asset value of each Series per month. The maximum cumulative selling commission per Unit is 10% of the initial public offering price for such Unit. These commissions and fees will be paid to Superfund Asset Management, an introducing broker and affiliate of Superfund Capital Management, which will, in turn, remit a portion of the brokerage commissions to the clearing broker for execution and clearing costs. Superfund Asset Management will retain the remaining brokerage commission fee. Superfund Asset

Management will also remit a portion of the selling commission to the selling agents for ongoing administrative services to the Limited Partners. The compensation to be paid will not exceed the guidelines established by the North American Securities Administrators Association, Inc. ("NASAA").

                                USE OF PROCEEDS

     The entire offering proceeds received from subscription for each Series will be credited to such Series' bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. Continuing fees and expenses such as operating and management will also be paid from funds in these accounts. Each Series meets its margin requirements by depositing U.S. government securities with the clearing broker. In this way, substantially all (i.e., 95% or more) of each Series' assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities. Investors should note that maintenance of each Series' assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. Each Series receives all interest earned on its assets. Up to 50% of each Series' assets will be committed as margin for futures contracts and held by the clearing broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the clearing broker pursuant to the Commodity Exchange Act and regulations thereunder. The remaining Series assets will normally be invested in U.S. Treasury bills. Each Series' assets are not and will not be, directly or indirectly, commingled with the property of any other Series, or any other person by Superfund Capital Management nor invested with or loaned to Superfund Capital Management or any affiliated entities.

                              THE CLEARING BROKERS

ADM INVESTOR SERVICES, INC.

     ADMIS is a registered futures commission merchant and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 1600A, Chicago, IL 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.

     Neither ADMIS nor any of its principals have been the subject of any material administrative or criminal actions within the past five years.

FIMAT USA, LLC

     Currently, Fimat USA serves as one of the Fund's clearing brokers to execute and clear the Fund's futures transactions and provide other brokerage-related services. Fimat USA is an indirect wholly owned subsidiary of Societe Generale and is a member of the Fimat Group of companies. As of May 1, 2005, these companies, which are all either subsidiaries of Societe Generale, or divisions of Societe Generale companies, that bear the "Fimat" name are present on 44 derivatives exchanges and 14 stock exchanges worldwide. Fimat USA is a futures commission merchant and broker dealer registered with the CFTC and the Securities and Exchange Commission ("SEC"), and is a member of the NFA and NASD. Fimat USA is also a clearing member of all principal commodity futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, Philadelphia Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

     Fimat USA is headquartered at 630 Fifth Avenue, Suite 500, New York, New York 10111 and has principal branch offices in Chicago, Illinois; Kansas City, Missouri; and Houston, Texas.

     Except as described below, Fimat USA or any of its principals have not been the subject of any material administrative, civil, or criminal action within the past five years, nor is any such action pending. In 2002, the Chicago Board of Trade charged Fimat USA with various violations of its rules related to Fimat USA's execution of certain combination trades during 2001 involving at least one Chicago Board of Trade transaction. Without admitting or denying the Chicago Board of Trade's allegations, Fimat USA settled this matter by payment of a $500,000 fine and undertaking to make restitution to affected customers.

     Neither Fimat USA nor any affiliate, officer, director or employee thereof have passed on the merits of this Prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

MAN FINANCIAL INC.

     Man Financial is a clearing broker for the Fund. Man Financial is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a commodity pool operator, and is a member of the NFA in such capacities. Man Financial, which is part of the Man Group of companies, is a member of all major U.S. futures exchanges. Man Financial's main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. Man Financial's telephone number at such location is (212) 589-6200.

     At any given time, Man Financial is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this Prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Fund. There have been no material, administrative, civil or criminal proceedings pending, on appeal or concluded against Man Financial or its principals within the five years preceding the date of this Prospectus.

     Man Financial acts only as clearing broker for the Fund and as such is paid commissions for executing and clearing trades on behalf of the Fund. Man Financial has not passed upon the adequacy or accuracy of this Prospectus. Man Financial neither will act in any supervisory capacity with respect to Superfund Capital Management nor participate in the management of Superfund Capital Management or the Fund. Therefore, prospective investors should not rely on Man Financial in deciding whether or not to participate in the Fund.

BEAR STEARNS FOREX INC. AND BEAR, STEARNS SECURITIES CORP.

     BSSC and BSF and/or other members of the group of companies (each such member, a "Bear Stearns Entity") directly or indirectly owned by The Bear, Stearns Companies Inc. (collectively, "The Bear Stearns Group") provides certain services with respect to the Fund's securities and cash carried on the books of BSSC. Such services and facilities are provided pursuant to mutually acceptable agreements (the "Customer Documents") which shall apply to the Fund's securities and cash carried on the books of BSSC including assets that serve as collateral in connection with foreign exchange ("FX") principal transactions.

     BSSC exercises reasonable skill, care and diligence and maintains what it considers to be an appropriate level of supervision. The Fund may also enter into principal transactions, including FX principal transactions with one or more Bear Stearns Entities. As security for the payment and performance of all liabilities and obligations of the Fund to BSSC and to each other Bear Stearns Entity with which the Fund engages in transactions, all assets of the Fund held by or through BSSC and any other Bear Stearns Entity are charged with and subject to a lien in their favor and therefore constitute collateral security for the Fund's liabilities and obligations to BSSC and to each other Bear Stearns Entity.

     The Fund will has rights against BSSC for the return of all Fund assets, net of any obligations of the Fund to BSSC or any other Bear Stearns Entity, except for assets held by a Bear Stearns Entity as margin. All fully-paid and "excess margin" securities and net cash balances not required for the settlement of transactions (collectively, "Segregated Assets") may not be used by BSSC or by any other Bear Stearns Entity for its own purposes, but such Segregated Assets remain subject to the charge and lien to secure the Fund's liabilities and obligations to BSSC and to any other Bear Stearns Entities.

     Fund assets that are held by BSSC are carried in the name of the Fund and beneficial ownership in the name of the Fund is recorded on the books of BSSC. The Fund's assets that are not Segregated Assets may be borrowed, lent or otherwise used by BSSC and other Bear Stearns Entities as may hold such assets for their own purposes. Fund assets held by a Bear Stearns Entity as collateral for principal transactions between the Fund and such Bear Stearns Entity are not treated as Segregated Assets.

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

     Securities and cash held in customers' accounts is not be available to the non-customer creditors of BSSC or of any other Bear Stearns Entity, but all securities and cash held in customers' accounts at BSSC would be distributed pro rata among customers if there were to be an insolvency of BSSC, there were not sufficient customer assets to pay all customers in full and if BSSC's insurance were insufficient to cover any shortfall in customer assets.

     Neither BSSC nor any other Bear Stearns Entity will be liable for any loss to the Fund resulting from any act or omission in relation to the services provided under the terms of the Customer Documents unless such loss results directly from the negligence, bad faith, willful misfeasance of BSSC or other Bear Stearns Entity, but in no event is BSSC or any other Bear Stearns Entity liable for consequential or other types of special damages. The Fund has agreed to indemnify BSSC and the other Bear Stearns Entities against any loss suffered by, and any claims made against, them to the extent set forth in the Customer Documents.

     Neither BSSC nor any other Bear Stearns Entity has or will have any involvement in the management of the Fund or any decision-making discretion relating to the Fund's investments. Neither BSSC nor any other Bear Stearns Entity has any responsibility for monitoring whether investments by Superfund Capital Management are in compliance with any internal policies, investment goals or limitations of the Fund, and neither BSSC nor any other Bear Stearns Entity will be responsible for any losses suffered by the Fund.

     BSSC is registered with and regulated by the SEC in the United States.

     The Bear Stearns Entities and the Fund each reserve the right to change the arrangements described above by agreement between them, and the Bear Stearns Entities have certain rights to modify such arrangements on notice to the Fund. BSSC and each other Bear Stearns Entity reserves the right not to provide any of the services described above if the provision of such services presents a risk unacceptable to them and reserve the right to terminate the arrangements in accordance with the provisions of the Customer Documents.

     BSSC and the other Bear Stearns Entities are service providers and are not responsible for the preparation of this Prospectus or the activities of the Fund and therefore accept no responsibility for the accuracy of any information contained in this Prospectus.

BARCLAYS CAPITAL INC.

     BCI is a futures commission merchant and a broker dealer registered with the CFTC and the SEC and is a member of the NFA and the NASD.

     BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business, including some proceedings relating to the collapse of Enron. BCI's management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI's financial condition. There have been no other material administrative, civil or criminal actions, whether pending or concluded, against BCI within the last five years.

     Superfund Capital Management is not obligated to continue to use the clearing brokers identified above and may select others or additional dealers and counterparties in the future, provided Superfund Capital Management believes that their service and pricing are competitive.

                         DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

     Each Series is not required to make any distributions to Limited Partners. While each Series has the authority to make such distributions, it does not intend to do so in the foreseeable future. Superfund Capital Management believes that distributions of Fund assets serve no useful purpose since Limited Partners may redeem any or all of their Units at the then current net value per Unit on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures and forward contract markets, especially in the short-term, each Series is recommended for those seeking a medium- to long-term investment, i.e., three to five years). If each Series realizes profits for any fiscal year, such profits will constitute taxable income to the Limited Partners of such Series in accordance with their respective investments in such Series whether or not cash or other property has been distributed to Limited Partners. Any distributions, if made by a Series, may be inadequate to cover such taxes payable by the Limited Partners of such Series.

REDEMPTIONS

     A Limited Partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited Partners must transmit a written request of such withdrawal to Superfund Capital Management not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. The Request for Redemption must specify the dollar amount for which redemption is sought. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any pool sponsored by Superfund Capital Management. The federal income tax aspects of redemptions are described under "Federal Income Tax Aspects."

NET ASSET VALUE

     The net asset value of a Unit within a Series as of any date is (i) the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities of such Series valued at market, plus the market value of all open futures, forward and option positions maintained by such Series, less all liabilities of each Series and accrued performance fees payable by such Series, determined in accordance with the principles specified in the Partnership Agreement, divided by (ii) the number of Units of such Series outstanding as of the date of determination. Where no principle is specified in the Partnership Agreement, the net asset value of a Series is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting.

          QUADRIGA SUPERFUND, L.P. FIRST AMENDED AND RESTATED LIMITED
                             PARTNERSHIP AGREEMENT

     The following is a summary of the Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

ORGANIZATION AND LIMITED LIABILITIES

     Quadriga Superfund is organized under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act"). The Partnership Agreement provides that Quadriga Superfund shall be organized as separate Series. Under the Partnership Agreement, Superfund Capital Management has created Series A and Series B. Superfund Capital Management may create other Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner within a Series under the Act is limited to the amount of his capital contribution to such Series and his share of any undistributed profits of such Series. (However, Limited Partners could be required, as a matter of bankruptcy law, to return to each Series' estate any distribution which they received at a time when such Series was in fact insolvent or in violation of the Partnership Agreement.) The assets and estate of one Series is not liable for the liabilities of another Series.

MANAGEMENT OF FUND AFFAIRS

     The Partnership Agreement effectively gives Superfund Capital Management, as general partner, full control over the management and operations of each Series and the Partnership Agreement gives no management role to the Limited Partners. To facilitate matters for Superfund Capital Management, the Limited Partners must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).

     Registered Agents Legal Services, LLC will accept service of legal process on each Series in the State of Delaware. Only Superfund Capital Management has signed the Registration Statement of which this Prospectus is a part, and only the assets of each Series are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under the Partnership Agreement, the power and authority to manage, operate and control all aspects of the business of each Series are vested in Superfund Capital Management. In addition, Superfund Capital Management has been designated as the "tax matters partner" of each Series and of Quadriga Superfund for purposes of the Internal Revenue Code of 1986, as amended (the "Code").

     The Limited Partners have no voice in the operations of each Series, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, Superfund Capital Management may, in its sole and absolute discretion, appoint an affiliate or affiliates of Superfund Capital Management as additional general partners (except where Superfund Capital Management has been notified by the Limited Partners that it is to be replaced as the general partner) and retain such persons, including affiliates of Superfund Capital Management, as it deems necessary for the efficient operation of each Series.

THE ADMINISTRATOR

     PFPC, Inc., a Massachusetts corporation ("PFPC" or the "Administrator") is currently Quadriga Superfund's administrator. Pursuant to an Administration, Accounting, and Investor Services Agreement entered into between Quadriga Superfund and PFPC, (the "Accounting Agreement"), PFPC will be responsible for, among other things: (i) journalizing investment, capital and income and expense activities; (ii) recording futures trading activity by receiving a data file from each of the Series' clearing brokers; (iii) calculating the monthly fees and performance fees, as applicable, payable to Superfund Capital Management with respect to each Series; (iv) computing the net asset value and net asset value per Unit of each Series; and (v) performing all other accounting, administration, and investor services necessary in connection with each Series.

     The Accounting Agreement provides that PFPC shall not be liable to a Series for any acts or omissions in connection with the services rendered to such Series under such agreement in the absence gross negligence, intentional acts or willful misconduct. In addition, the Fund has agreed to indemnify PFPC from any and all expenses, costs, damages or causes of action, including but not limited to, reasonable attorney's fees, incurred by PFPC in connection with the Accounting Agreement and not resulting from the unauthorized acts of expenses, costs, damages or causes of action, including but not limited to, reasonable attorney's fees, incurred by PFPC in connection with the Accounting Agreement and not resulting from the unauthorized acts of PFPC, it employees or agents, the negligence or willful misconduct of PFPC in the performance of such obligations and duties or by reason of its breach of the Accounting Agreement. The Accounting Agreement may be terminated by either of the parties upon not less than 60 days' written notice.

     PFPC is a leading provider of processing, technology and business solutions to the global investment industry. Its open business model enables them to deliver personalized solutions to meet client needs, preferences and requirements through their component-based Global Enterprise.

     Platform(SM), clients can access a comprehensive array of investor and securities servicing capabilities, PFPC supports a global client base from offices in the United States and Europe, offering fund accounting and administration, transfer agency, custody and sub-accounting services for $1.6 trillion in total assets and 55 million shareholder accounts.

     PFPC is a member of The PNC Financial Services Group. Its main office address is 301 Bellevue Parkway, Wilmington, Delaware 19809.

SHARING OF PROFITS AND LOSSES

     Each Limited Partner within a Series has a capital account. Initially, the Limited Partner's balance equals the amount paid for the Units in such Series. The Limited Partner's balance is then proportionally adjusted monthly to reflect any additions or withdrawals by each Limited Partner and his portion of such Series' gains or losses for the month as reflected by changes in the net asset value for such Series.

FEDERAL TAX ALLOCATIONS

     At year-end, each Series will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming Limited Partners, the taxable gain or loss is allocated to each Limited Partner within a Series in proportion to his capital account therein and each Limited Partner is responsible for his share of taxable income of such Series. See Section 8 of the Partnership Agreement, and "Federal Income Tax Aspects." For net capital gain and loss, the gains and losses are first allocated to each Limited Partner who redeemed Units during the year. The remaining net capital gain or loss is then allocated to each Limited Partner in proportion to his capital account. Each Limited Partner's tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon each Series' liquidation, each Limited Partner within such Series will receive his proportionate share of the assets of such Series.

DISPOSITIONS

     A Limited Partner may transfer or assign his Units in a Series upon 30 days' prior written notice to Superfund Capital Management and subject to approval by Superfund Capital Management of the assignee. Superfund Capital Management will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of such Series for federal income tax purposes. An assignee not admitted to a Series as a Limited Partner will have only limited rights to share the profits and capital of such Series and a limited redemption right. Assignees receive "carry-over" tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

DISSOLUTION AND TERMINATION OF EACH SERIES

     Each Series will be terminated and dissolved upon the happening of the earlier of: 1) the expiration of each Series' stated term on December 31, 2050;
2) Limited Partners owning more than 50% of the outstanding Units of such Series vote to dissolve such Series; 3) Superfund Capital Management withdraws as general partner and no new general partner is appointed; 4) a decline in the aggregate net assets of such Series to less than $500,000; 5) the continued existence of such Series becomes unlawful; or 6) such Series is dissolved by operation of law.

AMENDMENTS AND MEETINGS

     The Partnership Agreement may be amended with the approval of more than 50% of the Units then owned by Limited Partners of each Series. Superfund Capital Management may make minor changes to the Partnership Agreement without the approval of the Limited Partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of each Series. Limited Partners owning at least 10% of the outstanding Units of a Series can call a meeting of such Series. At that meeting, the Limited Partners, provided that Limited Partners owning a majority of the outstanding Units of such Series concur, can vote to: 1) amend the Partnership Agreement with respect to such Series without the consent of Superfund Capital Management; 2) dissolve such Series; 3) terminate contracts with Superfund Capital Management; 4) remove and replace Superfund Capital Management as general partner; and 5) approve the sale of Quadriga Superfund's assets.

INDEMNIFICATION

     Each Series agrees to indemnify Superfund Capital Management, as general partner, for actions taken on behalf of such Series, provided that Superfund Capital Management's conduct was in the best interests of such Series and the conduct was not the result of negligence or misconduct. Indemnification by each Series for alleged violation of securities laws is only available if the following conditions are satisfied: 1) a successful adjudication on the merits of each count alleged has been obtained, or 2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or 3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and 4) in the case of 3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations.

REPORTS TO LIMITED PARTNERS

     The Limited Partners in a Series shall have access to and the right to copy such Series' books and records. A Limited Partner may obtain a list of all Limited Partners within such Series together with the number of Units owned by each Limited Partner within such Series, provided such request is not for commercial purposes unrelated to such Limited Partner's interest as a beneficial owner of such Series. Superfund Capital Management will provide various reports and statements to the Limited Partners within a Series including: 1) monthly, Superfund Capital Management will provide an unaudited income statement of the prior month's Series' activities; 2) annually, Superfund Capital Management will provide audited financial statements of such Series accompanied by a fiscal year-end summary of the monthly reports described above; 3) annually, Superfund Capital Management will provide tax information necessary for the preparation of the Limited Partners' annual federal income tax returns; and 4) if the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period.

                           FEDERAL INCOME TAX ASPECTS

     The following constitutes the opinion of Sidley Austin Brown & Wood LLP and summarizes the material federal income tax consequences to individual investors in each Series. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.

EACH SERIES' PARTNERSHIP TAX STATUS

     Superfund Capital Management believes that all of the income expected to be generated by each Series will constitute "qualifying income" and has so advised Sidley Austin Brown & Wood LLP. As a result, in the opinion of Sidley Austin Brown & Wood LLP, each Series will be classified as a partnership for federal income tax purposes and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes.

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF EACH SERIES

     Each Limited Partner must pay tax on his share of the annual income and gains of each Series in which such Limited Partner invests, if any, even if such Series does not make any cash distributions. Each Series generally allocates its gains and losses equally to each Unit in such Series. However, a Limited Partner who redeems any Units in a Series will be allocated his share of such Series' gains and losses in order that the amount of cash the Limited Partner receives for a redeemed Unit equals the Limited Partner's adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Limited Partner's adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

DEDUCTION OF SERIES LOSSES BY LIMITED PARTNERS

     A Limited Partner may deduct Series losses only to the extent of his tax basis in his Units in such Series. Generally, a Limited Partner's tax basis in a Unit of a Series is the amount paid for the Unit reduced (but not below zero) by his share of any Series distributions, losses and expenses and increased by his share of Series' income and gains. However, a Limited Partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in a Series.

"PASSIVE-ACTIVITY LOSS RULES" AND THEIR EFFECT ON THE TREATMENT OF INCOME AND
LOSS

     The trading activities of each Series are not a "passive activity." Accordingly, a Limited Partner can deduct Series losses from taxable income. However, a Limited Partner cannot offset losses from "passive activities" against Series gains.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

     Cash received from a Series by a Limited Partner as a distribution with respect to his Units in such Series or in redemption of less than all of his Units in such Series generally is not reportable as taxable income by a partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units in such Series held by the Limited Partner after the redemption. Any cash distribution by a Series in excess of a Limited Partner's adjusted tax basis for his Units in such Series is taxable to him as gain from the sale or exchange of such Units. Because a Limited Partner's tax basis in his Units in a Series is not increased on account of his distributive share of such Series' income until the end of such Series' taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of a Series' income allocable to a Limited Partner at the end of the Series' taxable year would also be includable in the Limited Partner's taxable income and would increase his tax basis in his remaining Units in such Series as of the end of such taxable year.

     Redemption for cash of all Units in a Series held by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner's adjusted tax basis for such Units. A Limited Partner's adjusted tax basis for his Units in a Series includes for this purpose his distributive share of such Series' income or loss for the year of such redemption.

POTENTIAL SERIES-LEVEL CONSEQUENCES OF WITHDRAWALS AND TRANSFERS OF UNITS

     Pursuant to an amendment to Section 734 of the Code, if a Partner receives a distribution of property in liquidation of its Units in a Series that would, if the Series had a Code Section 754 election in effect, require the Series to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Series does not have a Code Section 754 election in effect, the Series will be required to make a downward adjustment to the basis of its remaining assets.

     In addition, pursuant to an amendment to Section 743 of the Code, if immediately after the transfer of a Unit in a Series, the Series' adjusted basis in its property exceeds the fair market value by more than $250,000 of such property, the Series generally will be required to adjust the basis of its property with respect to the transferee Partner.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

     Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts are generally short-term capital gain or loss or ordinary income or loss.

TAX ON CAPITAL GAINS AND LOSSES

     Long-term capital gains -- net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts -- are taxed at a maximum rate of 15%. Short-term capital gains -- net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts -- are subject to tax at the same rates as ordinary income, with a maximum current tax rate of 35% for individuals. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, a Series could suffer significant losses and a Limited Partner could still be required to pay taxes on his share of such Series' interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on
Section 1256 Contracts.

INTEREST INCOME

     Interest received by a Series is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See "-- Tax on Capital Gains and Losses."

LIMITED DEDUCTION FOR CERTAIN EXPENSES

     Superfund Capital Management does not consider the management fees and the performance fees, as well as other ordinary expenses of each Series, investment advisory expenses or other expenses of producing income. Accordingly, Superfund Capital Management treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner would have the amount of the ordinary expenses allocated to him reduced accordingly.

SYNDICATION FEES

     Neither each Series nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by each Series or any Limited Partner even though the payment of such expenses reduces net asset value. The IRS could take the position that a portion of the brokerage fee paid by each Series to Superfund Capital Management constitutes syndication expenses which reduce a Limited Partner's net asset value, but do not reduce a Limited Partner's adjusted tax basis.

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

     Individual taxpayers can deduct "investment interest" -- interest on indebtedness allocable to property held for investment -- only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.

UNRELATED BUSINESS TAXABLE INCOME

     Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of a Series, provided that such Limited Partners do not purchase Units with borrowed funds and that Superfund Capital Management does not utilize leverage.

TAXATION OF FOREIGN LIMITED PARTNERS

     A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as "effectively connected." An investment in a Series should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of each Series will be conducted as described in this Prospectus. Pursuant to a "safe harbor" in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. Superfund Capital Management has advised Sidley Austin Brown & Wood LLP of the contracts that each Series will trade. Based on a review of such contracts as of the date of this Prospectus, Superfund Capital Management has been advised by its counsel, Sidley Austin Brown & Wood LLP, that such contracts should satisfy the safe harbor. If the contracts traded by a Series in the future were not covered by the safe harbor, there is a risk that such Series would be treated as engaged in a trade or business within the United States. In the event that a Series were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event such Series would be required to withhold taxes from the income or gain allocable to such a Limited Partner under Section 1446 of the Code.

     A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income

(other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Series in which such Limited Partner invests with the appropriate Form W-8.

IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS

     The IRS audits partnership-related items at the entity level rather than at the partner level. Superfund Capital Management acts as "tax matters partner" for each Series, and has the authority to determine each Series' responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest and penalties.

STATE AND OTHER TAXES

     In addition to the federal income tax consequences described above, each Series and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

                          INVESTMENT BY ERISA ACCOUNTS

GENERAL

     This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

     In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.

     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

"PLAN ASSETS"

     A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code. The Publicly-Offered Security Exception applies if the equity is a security that is: 1) "freely transferable" (as described below); 2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and 3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or stat law;
(ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefit of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with an of the foregoing restrictions).

     Superfund Capital Management believes that the Publicly-Offered Security Exception applies to the Fund for the following reasons. First, the Units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the Units are held by 100 or more investors that Superfund Capital Management believes are independent of the Fund and of each other. Lastly, Superfund Capital Management believes that the Units should be considered to be "freely transferable" because the minimum investment for investors is $5,000 and Limited partners may transfer their Units by giving notice to Superfund Capital Management, provided that the transfer would not violate applicable federal or state securities laws. In addition, if Superfund Capital Management does not consent to substitution of an assignee as a limited partner, the economic benefits of ownership can be transferred by the assignor without regard to such consent. Therefore, Superfund Capital Management believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, Superfund Capital Management believes that the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.

INELIGIBLE PURCHASERS

     In general, Units may not be purchased with the assets of a Plan if Superfund Capital Management, the Administrator, the clearing brokers, any of the selling agents, any of their respective affiliates or any of their respective employees either: 1) has investment discretion with respect to the investment of such plan assets; 2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or 3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY SUPERFUND CAPITAL MANAGEMENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN EACH SERIES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

                              PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

     Each Series will offer the Units to the public during the continuing offering at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to calculation of such month-end net asset value by the Administrator. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of each Series' Prospectus. Superfund Capital Management may suspend, limit or terminate the continuing offering period at any time. The Units are offered on a "best efforts" basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of NASD. Superfund Capital Management is also offering Units directly to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.superfund.com). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Units are offered until such time as Superfund Capital Management terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions, plus interest, will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places, in an amount which will include any interest earned on their subscriptions. Each Series' escrow account is maintained at HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018 (the "Escrow Agent"). All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in short-term United States Treasury bills or comparable authorized instruments while held in escrow. Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the Limited Partner's customer securities account at the selling agent. Promptly after debiting the customer's securities account, the selling agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited. Subscribers must purchase Units for investment purposes only and not with a view toward resale. An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement and Power of Attorney attached as Exhibit D. A Limited Partner can pay either by a check made payable to "Quadriga Superfund, L.P. Series (A or B, as applicable), Escrow Account" or by authorizing his selling agent to debit his customer securities account. Superfund Capital Management will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow.

REPRESENTATIONS AND WARRANTIES OF INVESTORS IN THE SUBSCRIPTION AGREEMENT

     Investors are required to make representations and warranties in the Subscription Agreement. Each Series' primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in each Series. Each Series is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in each Series. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to: 1) eligibility of investors to invest in each Series, including legal age, net worth and annual income; 2) representative capacity of investors; 3) information provided by investors; 4) information received by investors; and 5) investments made on behalf of employee benefit plans. See the Subscription Agreement and Power of Attorney attached as Exhibit D for further detail.

MINIMUM INVESTMENT

     The minimum investment is $5,000 in one Series. Limited Partners in one Series may increase their investment in that same Series with an additional investment of $1,000 or more. Prospective investors must be aware that the price per Unit of a Unit in a Series during the continuing offering period will vary depending upon the month-end net asset value per Unit of such Series. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

INVESTOR SUITABILITY

     There can be no assurance that each Series will achieve its objectives or avoid substantial losses. An investment in each Series is suitable only for a limited segment of the risk portion of an investor's portfolio and no one should invest more in each Series than he can afford to lose. The Limited Partner's selling agent is responsible for determining if the Units are a suitable investment for the investor. At an absolute minimum, investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund. THESE STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH UNDER "EXHIBIT C -- SUBSCRIPTION REQUIREMENTS" HEREIN) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS DOES NOT NECESSARILY IMPLY THAT AN INVESTMENT IN EACH SERIES IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE LIMITED PARTNERS SHOULD REVIEW EXHIBIT C AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN EACH SERIES AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FUTURES, FORWARD AND RELATED MARKETS IN DETERMINING WHETHER AN INVESTMENT IN EACH SERIES IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

THE SELLING AGENTS

     The selling agents, the broker-dealers who offer the Units, offer the Units on a best efforts basis without any firm underwriting commitment. Each Series and Superfund Capital Management may retain additional selling agents. The selling agents, including Superfund Asset Management, an affiliate of Superfund Capital Management, and certain foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with each Series. Subject to the limitation contained in the next sentence, Superfund Asset Management and any additional selling agents will receive collectively 4% from the proceeds of the offering with respect to any Units they sell. Pursuant to NASD rules, the maximum cumulative sales commission per Unit is 10% of the initial public offering price of such Unit and in no event will the maximum amount of compensation to be paid to NASD members in connection with this offering exceed such amount. Other than as described above, Superfund Capital Management will pay no person any commissions or other fees in connection with the solicitation of purchases for Units. In the Selling Agreement with each selling agent, Superfund Capital Management has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933, as amended. Units will be sold on a continuing basis at the net asset value per Unit as of the end of each month.

                             CERTAIN LEGAL MATTERS

     Sidley Austin Brown & Wood LLP, Chicago, Illinois has advised Superfund Capital Management in connection with the offering of Units pursuant to this prospectus. Sidley Austin Brown & Wood LLP may advise Superfund Capital Management with respect to its responsibilities as general partner and trading advisor of, and with respect to, matters relating to each Series. Sidley Austin Brown & Wood LLP does not represent either Series or the Limited Partners in matters relating to each Series.

                                    EXPERTS

     The financial statements of Quadriga Superfund, L.P. Series A and Series B as of December 31, 2004 and December 31, 2003 and for the years ended December 31, 2004 and December 31, 2003 and of Quadriga Capital Management, Inc. (now known as Superfund Capital Management, Inc.) as of and for the year ended December 31, 2004 have been included herein in reliance upon reports of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Quadriga Superfund, L.P. Series A as of September 30, 2005
  (unaudited)
  Statements of Assets and Liabilities......................    53
  Condensed Schedule of Investments as of September 30, 2005
     (unaudited)............................................    54
  Condensed Schedule of Investments as of December 31,
     2004...................................................    55
  Statements of Operations..................................    56
  Statements of Changes in Net Assets.......................    57
  Statements of Cash Flows..................................    58
Quadriga Superfund, L.P. Series B as of September 30, 2005
  (unaudited)
  Statements of Assets and Liabilities......................    59
  Condensed Schedule of Investments as of September 30,
     2005...................................................    60
  Condensed Schedule of Investments as of December 31,
     2004...................................................    61
  Statements of Operations..................................    62
  Statements of Changes in Net Assets.......................    63
  Statements of Cash Flows..................................    64
Quadriga Superfund, L.P. Series A and Series B Notes to
  Unaudited Financial Statements............................    65
Quadriga Superfund, L.P. Series A as of December 31, 2004
  and December 31, 2003
  Independent Auditors' Report..............................    69
  Statements of Assets and Liabilities......................    70
  Condensed Schedule of Investments as of December 31,
     2004...................................................    71
  Condensed Schedule of Investments as of December 31,
     2003...................................................    72
  Statements of Operations..................................    73
  Statements of Changes in Net Assets.......................    74
  Statements of Cash Flows..................................    75
Quadriga Superfund, L.P. Series B as of December 31, 2004
  and December 31, 2003
  Statements of Assets and Liabilities......................    76
  Condensed Schedule of Investments as of December 31,
     2004...................................................    77
  Condensed Schedule of Investments as of December 31,
     2003...................................................    78
  Statements of Operations..................................    79
  Statements of Changes in Net Assets.......................    80
  Statements of Cash Flows..................................    81
Quadriga Superfund, L.P. Series A and Series B
  Notes to Financial Statements.............................    82
Superfund Capital Management, Inc. as of September 30, 2005
  (unaudited)
  Statement of Financial Condition..........................    86
  Statement of Income.......................................    87
  Statement of Changes in Stockholder's Equity..............    88
  Statement of Cash Flows...................................    89
  Notes to Unaudited Financial Statements...................    90
Quadriga Capital Management, Inc. as of December 31, 2004
  Independent Auditors' Report..............................    92
  Statement of Financial Condition..........................    93
  Statement of Income.......................................    94
  Statement of Changes in Stockholder's Equity..............    95
  Statement of Cash Flows...................................    96
  Notes to Financial Statements.............................    97

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                      STATEMENTS OF ASSETS AND LIABILITIES
         SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004 (AUDITED)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2005            2004
                                                              -------------   ------------
                                          ASSETS
U.S. Government securities, at market (cost $44,818,443 and
  $25,593,575 as of September 30, 2005 and December 31,
  2004, respectively).......................................   $44,818,443    $25,638,997
Due from brokers............................................     3,445,148      4,165,004
Unrealized appreciation on open forward contracts...........       847,453      1,801,065
Futures contracts purchased.................................     3,886,089        294,377
Futures contracts sold......................................     1,060,027         30,355
Cash........................................................     3,321,729        911,222
                                                               -----------    -----------
     Total assets...........................................    57,378,889     32,841,020
                                                               -----------    -----------

                                       LIABILITIES
Unrealized depreciation on open forward contracts...........       446,417        410,499
Advance subscriptions.......................................     3,255,800        475,850
Fees payable................................................       321,430        186,402
                                                               -----------    -----------
     Total liabilities......................................     4,023,647      1,072,751
                                                               -----------    -----------
     Net assets.............................................   $53,355,242    $31,768,269
                                                               ===========    ===========
Number of units.............................................    40,132.994     21,660.138
Net assets value per unit...................................   $  1,329.46    $  1,466.67
                                                               ===========    ===========

                 See accompanying notes to financial statements

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                       CONDENSED SCHEDULE OF INVESTMENTS
                         SEPTEMBER 30, 2005 (UNAUDITED)

                                                                       PERCENTAGE      MARKET OR
                                                        FACE VALUE    OF NET ASSETS   FAIR VALUE
                                                        -----------   -------------   -----------
Debt securities United States, at market:
  United States Treasury Bills due December 1, 2005
     (cost $44,818,443), securities are held in margin
     accounts as collateral for open futures and
     forwards.........................................  $45,050,000       84.0%       $44,818,443
                                                                      -------------   -----------
  Forward contracts, at fair value:
  Unrealized appreciation on forward contracts:
     Currencies.......................................                     0.9%       $   480,540
     Metals...........................................                     0.7            366,913
                                                                      -------------   -----------
       Total unrealized appreciation on forward
          contracts...................................                     1.6            847,453
                                                                      -------------   -----------
  Unrealized depreciation on forward contracts:
     Currencies.......................................                    (0.9)          (446,417)
                                                                      -------------   -----------
       Total unrealized depreciation on forward
          contracts...................................                    (0.9)          (446,417)
                                                                      -------------   -----------
Total forward contracts, at fair value................                     0.7%       $   401,036
                                                                      =============   ===========
Futures contracts, at fair value:
  Futures contracts purchased:
     Currency.........................................                    (0.5)%      $  (262,131)
     Energy...........................................                     0.9            464,325
     Financial........................................                    (0.1)           (43,623)
     Food & Fiber.....................................                     0.1             36,565
     Indices..........................................                     1.8            955,016
     Metals...........................................                     5.1          2,735,937
                                                                      -------------   -----------
       Total futures contracts purchased..............                     7.3          3,886,089
                                                                      -------------   -----------
  Futures contracts sold:
     Currency.........................................                     1.4            756,238
     Financial........................................                     0.1             53,062
     Food & Fiber.....................................                     0.5            250,727
                                                                      -------------   -----------
       Total futures contracts sold...................                     2.0          1,060,027
                                                                      -------------   -----------
Total futures contracts, at fair value................                     9.3%       $ 4,946,116
                                                                      =============   ===========
Futures and forward contracts by country composition:
  Japan...............................................                     3.1%       $ 1,643,062
  United Kingdom......................................                    (0.1)           (34,016)
  United States.......................................                     5.1          2,733,972
  Other...............................................                     1.9          1,004,134
                                                                      -------------   -----------
Total futures and forward contracts by country........                    10.0%       $ 5,347,152
                                                                      =============   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                       CONDENSED SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 2004

                                                                       PERCENTAGE      MARKET OR
                                                        FACE VALUE    OF NET ASSETS   UNREALIZED
                                                        -----------   -------------   -----------
Debt securities United States, at market:
  United States Treasury Bills due June 2, 2005 (cost
     $25,593,575), securities are held in margin
     accounts as collateral for open futures and
     forwards.........................................  $25,900,000       80.7%       $25,638,997
                                                                      =============   ===========
Forward contracts, at fair value:
  Unrealized appreciation on forward contracts:
     Currencies.......................................                     1.9%       $   617,030
     Metals...........................................                     3.7          1,184,035
                                                                      -------------   -----------
       Total unrealized appreciation on forward
          contracts...................................                     5.6          1,801,065
                                                                      -------------   -----------
  Unrealized depreciation on forward contracts:
     Currencies.......................................                    (0.5)          (147,157)
     Metals...........................................                    (0.8)          (263,342)
                                                                      -------------   -----------
       Total unrealized depreciation on forward
          contracts...................................                    (1.3)          (410,499)
                                                                      -------------   -----------
Total forward contracts, at fair value................                     4.3%       $ 1,390,566
                                                                      =============   ===========
Futures contracts, at fair value:
  Futures contracts purchased:
     Financial........................................                     0.3        $    93,025
     Food & Fiber.....................................                     0.0*              (627)
     Grains...........................................                     0.2             60,185
     Indices..........................................                     1.8            559,742
     Livestock........................................                     0.1             17,540
     Metals...........................................                    (1.4)          (435,488)
                                                                      -------------   -----------
       Total futures contracts purchased..............                     1.0            294,377
                                                                      -------------   -----------
Futures contracts sold:
  Financial...........................................                     0.0*            (8,703)
  Grains..............................................                     0.0*            45,432
  Indices.............................................                     0.1             34,500
  Wood & Rubber.......................................                    (0.1)           (40,874)
                                                                      -------------   -----------
       Total futures contracts sold...................                     0.0             30,355
                                                                      -------------   -----------
Total futures contracts, at fair value................                     1.0%       $   324,732
                                                                      =============   ===========
Futures and forward contracts by country composition:
  Canada..............................................                     0.5%       $   158,626
  Japan...............................................                     0.6            195,919
  United Kingdom......................................                     3.7          1,176,366
  United States.......................................                     0.2             82,147
  Other...............................................                     0.3            102,240
                                                                      -------------   -----------
Total futures and forward contracts by country........                     5.3%       $ 1,715,298
                                                                      =============   ===========

---------------

* Due to rounding.

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                            STATEMENTS OF OPERATIONS
                 NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (UNAUDITED)

                                                                 2005          2004
                                                              -----------   -----------
Investment income, interest.................................  $   685,071   $   182,263
                                                              -----------   -----------
Expenses:
  Management fee............................................      496,624       311,329
  Organization and offering expenses........................      268,445       168,286
  Operating expenses........................................       40,267        25,242
  Selling commission........................................    1,073,781       673,141
  Incentive fee.............................................           --       651,950
  Brokerage commissions.....................................    1,265,740       635,428
  Other.....................................................        1,401        33,590
                                                              -----------   -----------
       Total expenses.......................................    3,146,258     2,498,966
                                                              -----------   -----------
Net investment loss.........................................   (2,461,187)   (2,316,703)
                                                              ===========   ===========
Realized and unrealized gain (loss) on investments:
  Net realized loss on futures and forward contracts........   (3,364,894)   (2,042,213)
  Net change in unrealized appreciation on futures and
     forward contracts......................................    3,631,854     2,504,617
                                                              -----------   -----------
Net gain on investments.....................................      266,690       462,404
                                                              -----------   -----------
Net decrease in net assets from operations..................  $(2,194,227)  $(1,854,299)
                                                              ===========   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                      STATEMENTS OF CHANGES IN NET ASSETS
                 NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (UNAUDITED)

                                                                 2005          2004
                                                              -----------   -----------
Net decrease in net assets from operations:
  Net investment loss.......................................  $(2,461,187)  $(2,316,703)
  Net realized loss on futures and forward contracts........   (3,364,894)   (2,042,213)
  Net change in unrealized appreciation on futures and
     forward contracts......................................    3,631,854     2,504,617
                                                              -----------   -----------
Net decrease in net assets from operations..................   (2,194,227)   (1,854,299)
Capital share transactions:
  Issuance of units.........................................   27,406,454    13,470,189
  Redemption of units.......................................   (3,625,254)   (1,931,611)
                                                              -----------   -----------
Net increase in net assets from capital share
  transactions..............................................   23,781,200    11,538,578
Net increase in net assets..................................   21,586,973     9,684,279
Net assets, beginning of period.............................   31,768,269    16,144,789
                                                              -----------   -----------
Net assets, end of period...................................  $53,355,242   $25,829,068
                                                              ===========   ===========
Units, beginning of period..................................   21,660.138    12,256.648
Issuance of units...........................................   21,224.899    10,057.734
Redemption of units.........................................   (2,752.043)   (1,534.168)
                                                              -----------   -----------
Units, end of period........................................   40,132.994    20,780.214
                                                              ===========   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                            STATEMENTS OF CASH FLOWS
                 NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (UNAUDITED)

                                                                  2005           2004
                                                              ------------   ------------
Cash flows from operating activities:
  Net decrease in net assets from operations................  $ (2,194,227)  $ (1,854,299)
  Adjustments to reconcile net decrease in net assets to net cash used in operating activities:
     Changes in operating assets and liabilities:
       U.S. Government securities...........................   (19,179,446)    (7,474,346)
       Due from brokers.....................................       719,856        174,406
       Unrealized appreciation on open forward contracts....       953,612       (680,219)
       Futures contracts purchased..........................    (3,591,712)    (1,513,270)
       Unrealized depreciation on open forward contracts....        35,918        (92,264)
       Futures contracts sold...............................    (1,029,672)      (218,864)
       Fees payable.........................................       135,028         56,823
                                                              ------------   ------------
          Net cash used in operating activities.............   (24,150,643)   (11,602,033)
                                                              ------------   ------------
Cash flows from financing activities:
Subscriptions, net of change in advance subscriptions.......    30,186,404     13,056,328
Redemptions, net of redemption payable......................    (3,625,254)    (1,939,651)
                                                              ------------   ------------
          Net cash provided by financing activities.........    26,561,150     11,116,677
                                                              ------------   ------------
          Net increase (decrease) in cash...................     2,410,507       (485,356)
Cash, beginning of period...................................       911,222      1,597,546
                                                              ------------   ------------
Cash, end of period.........................................  $  3,321,729   $  1,112,190
                                                              ============   ============
Supplemental disclosure of noncash financing activities
  2005 subscriptions received in 2004.......................  $    475,850
                                                              ------------
  2004 subscriptions received in 2003.......................                 $  1,097,282
                                                                             ------------

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                      STATEMENTS OF ASSETS AND LIABILITIES
        SEPTEMBER 30, 2005 (UNAUDITED), AND DECEMBER 31, 2004 (AUDITED)

                                                              SEPTEMBER 30, 2005   DECEMBER 31, 2004
                                                              ------------------   -----------------
                                               ASSETS
  U.S. Government securities, at market (cost $34,274,419
     and $32,907,267 as of September 30, 2005 and December
     31, 2004, respectively)................................     $34,274,419          $32,964,488
  Due from brokers..........................................       1,132,669            6,206,789
  Unrealized appreciation on open forward contracts.........         895,788            3,433,661
  Futures contracts purchased...............................       4,255,067              503,878
  Futures contracts sold....................................       1,138,334               53,415
  Cash......................................................         239,654            1,826,691
                                                                 -----------          -----------
       Total assets.........................................      41,935,931           44,988,922
                                                                 -----------          -----------

                                            LIABILITIES
  Unrealized depreciation on open forward contracts.........         472,472              976,707
  Advance subscriptions.....................................         140,922            1,288,630
  Redemption payable........................................         122,997                   --
  Fees payable..............................................         115,888              249,221
                                                                 -----------          -----------
       Total liabilities....................................         852,279            2,514,558
                                                                 -----------          -----------
       Net assets...........................................     $41,083,652          $42,474,364
                                                                 ===========          ===========
  Number of units...........................................      27,146.837           24,547.544
  Net assets value per unit.................................     $  1,513.39          $  1,730.29

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                       CONDENSED SCHEDULE OF INVESTMENTS
                         SEPTEMBER 30, 2005 (UNAUDITED)

                                                                      PERCENTAGE OF    MARKET OR
                                                        FACE VALUE     NET ASSETS     FAIR VALUE
                                                        -----------   -------------   -----------
Debt securities United States, at market:
  United States Treasury Bills due December 1, 2005
     (cost $34,274,419), securities are held in margin
     accounts as collateral for open futures and
     forwards.........................................  $34,450,000       83.4%       $34,274,419
                                                                          ====        ===========
Forward contracts, at fair value:
  Unrealized appreciation on forward contracts:
     Currencies.......................................                     1.2%       $   506,063
     Metals...........................................                     1.0            389,725
                                                                          ----        -----------
       Total unrealized appreciation on forward
          contracts...................................                     2.2            895,788
                                                                          ----        -----------
  Unrealized depreciation on forward contracts:
     Currencies.......................................                    (1.2)          (472,472)
                                                                          ----        -----------
       Total unrealized depreciation on forward
          contracts...................................                    (1.2)          (472,472)
                                                                          ----        -----------
Total forward contracts, at fair value................                     1.0%       $   423,316
                                                                          ====        ===========
Futures contracts, at fair value:
  Futures contracts purchased:
     Currency.........................................                    (0.7)%      $  (276,305)
     Energy...........................................                     1.3            543,991
     Financial........................................                     0.0*            23,490
     Food & Fiber.....................................                     0.1             38,705
     Indices..........................................                     2.5          1,010,568
     Metals...........................................                     7.1          2,914,618
                                                                          ----        -----------
       Total futures contracts purchased..............                    10.3          4,255,067
                                                                          ----        -----------
  Futures contracts sold:
     Currency.........................................                     2.0            802,437
     Financial........................................                     0.1             56,312
     Food & Fiber.....................................                     0.7            279,585
                                                                          ----        -----------
       Total futures contracts sold...................                     2.8          1,138,334
                                                                          ----        -----------
Total futures contracts, at fair value................                    13.1%       $ 5,393,401
                                                                          ====        ===========
Futures and forward contracts by country composition:
  Japan...............................................                     4.3%       $ 1,782,057
  United Kingdom......................................                     0.2             90,313
  United States.......................................                     7.8          3,186,484
  Other...............................................                     1.8            757,863
                                                                          ----        -----------
Total futures and forward contracts by country........                    14.1%       $ 5,816,717
                                                                          ====        ===========

---------------

* Due to rounding
                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                       CONDENSED SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 2004

                                                                       PERCENTAGE      MARKET OR
                                                        FACE VALUE    OF NET ASSETS   UNREALIZED
                                                        -----------   -------------   -----------
Debt securities United States, at market:
  United States Treasury Bills due June 2, 2005 (cost
     $32,907,267), securities are held in margin
     accounts as collateral for open futures and
     forwards.........................................  $33,300,000       77.6%       $32,964,488
                                                                          ====        ===========
Forward contracts, at fair value:
  Unrealized appreciation on forward contracts:
     Currencies.......................................                     2.7%       $ 1,160,542
     Metals...........................................                     5.4          2,273,119
                                                                          ----        -----------
       Total unrealized appreciation on forward
          contracts...................................                     8.1          3,433,661
                                                                          ----        -----------
Unrealized depreciation on forward contracts:
  Currencies..........................................                    (0.7)          (277,021)
  Metals..............................................                    (1.6)          (699,686)
                                                                          ----        -----------
       Total unrealized depreciation on forward
          contracts...................................                    (2.3)          (976,707)
                                                                          ----        -----------
       Total forward contracts, at fair value.........                     5.8%       $ 2,456,954
                                                                          ====        ===========
Futures contracts, at fair value:
  Futures contracts purchased:
     Financial........................................                     0.3%       $   136,558
     Food & Fiber.....................................                     0.0*            (1,143)
     Grains...........................................                     0.2            109,485
     Indices..........................................                     2.5          1,051,088
     Livestock........................................                     0.0*            30,900
     Metals...........................................                    (1.9)          (823,010)
                                                                          ----        -----------
       Total futures contracts purchased..............                     1.1            503,878
                                                                          ----        -----------
Futures contracts sold:
     Financial........................................                     0.0*           (16,281)
     Grains...........................................                     0.2             80,231
     Indices..........................................                     0.2             64,500
     Wood & Rubber....................................                    (0.2)           (75,035)
                                                                          ----        -----------
       Total futures contracts sold...................                     0.2             53,415
                                                                          ----        -----------
       Total futures contracts, at fair value.........                     1.3%       $   557,293
                                                                          ====        ===========
Futures and forward contracts by country composition:
     Canada...........................................                     0.7%       $   291,605
     Japan............................................                     0.8            360,659
     United Kingdom...................................                     4.8          2,026,818
     United States....................................                     0.4            155,681
     Other............................................                     0.4            179,484
                                                                          ----        -----------
       Total futures and forward contracts by
          country.....................................                     7.1%       $ 3,014,247
                                                                          ----        -----------

---------------

* Due to rounding.
                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                            STATEMENTS OF OPERATIONS
                 NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (UNAUDITED)

                                                                 2005          2004
                                                              -----------   -----------
Investment income, interest.................................  $   766,210   $   233,717
                                                              -----------   -----------
Expenses:
  Management fee............................................      546,091       418,649
  Organization and offering expenses........................      295,185       226,297
  Operating expenses........................................       44,277        33,945
  Selling commission........................................    1,180,739       905,187
  Incentive fee.............................................           --     1,158,857
  Brokerage commissions.....................................    1,672,423     1,199,328
  Other.....................................................        1,046        64,963
                                                              -----------   -----------
     Total expenses.........................................    3,739,761     4,007,226
                                                              -----------   -----------
     Net investment loss....................................   (2,973,551)   (3,773,509)
                                                              -----------   -----------
Realized and unrealized gain (loss) on investments:
  Net realized loss on futures and forward contracts........   (5,111,702)   (3,758,228)
  Net change in unrealized appreciation on futures and
     forward contracts......................................    2,802,470     4,317,445
                                                              -----------   -----------
Net gain (loss) on investments..............................   (2,309,232)      559,217
                                                              -----------   -----------
Net decrease in net assets from operations..................  $(5,282,783)  $(3,214,292)
                                                              ===========   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                      STATEMENTS OF CHANGES IN NET ASSETS
                 NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (UNAUDITED)

                                                                 2005          2004
                                                              -----------   -----------
Net decrease in net assets from operations:
  Net investment loss.......................................   (2,973,551)   (3,773,509)
  Net realized loss on futures and forward contracts........   (5,111,702)   (3,758,228)
  Net change in unrealized appreciation on futures and
     forward contracts......................................    2,802,470     4,317,445
                                                              -----------   -----------
     Net decrease in net assets from operations.............   (5,282,783)   (3,214,292)
Capital share transactions:
  Issuance of units.........................................    9,920,376    17,067,911
  Redemption of units.......................................   (6,028,305)   (2,420,815)
                                                              -----------   -----------
     Net increase in net assets from capital share
      transactions..........................................    3,892,071    14,647,096
                                                              -----------   -----------
     Net increase (decrease) in net assets..................   (1,390,712)   11,432,804
Net assets, beginning of period.............................   42,474,364    22,136,771
                                                              -----------   -----------
Net assets, end of period...................................  $41,083,652   $33,569,575
                                                              ===========   ===========
Units, beginning of period..................................   24,547.544    14,945.226
Issuance of units...........................................    6,567.333    11,483.511
Redemption of units.........................................   (3,968.040)   (1,971.276)
                                                              -----------   -----------
Units, end of period........................................   27,146.837    24,457.461
                                                              ===========   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                            STATEMENTS OF CASH FLOWS
                 NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (UNAUDITED)

                                                                 2005           2004
                                                              -----------   ------------
Cash flows from operating activities:
  Net decrease in net assets from operations................  $(5,282,783)  $ (3,214,292)
  Adjustments to reconcile decrease in net assets to net
     cash used in operating activities:
     Changes in operating assets and liabilities:
       U.S. Government securities...........................   (1,309,931)    (6,902,135)
       Due from/to brokers..................................    5,074,120        131,844
       Unrealized appreciation on open forward contracts....    2,537,873     (1,130,168)
       Futures contracts purchased..........................   (3,751,189)    (2,501,514)
       Unrealized depreciation on open forward contracts....     (504,235)      (171,598)
       Futures contracts sold...............................   (1,084,919)      (514,165)
       Fees payable.........................................     (133,333)        67,083
                                                              -----------   ------------
          Net cash used in operating activities.............   (4,454,397)   (14,234,945)
                                                              -----------   ------------
Cash flows from financing activities:
  Subscriptions, net of change in advance subscriptions.....    8,772,668     17,060,911
  Redemptions, net of redemption payable....................   (5,905,308)    (2,428,967)
                                                              -----------   ------------
          Net cash provided by financing activities.........    2,867,360     14,631,944
                                                              -----------   ------------
          Net increase (decrease) in cash...................   (1,587,037)       396,999
Cash, beginning of period...................................    1,826,691        854,910
                                                              -----------   ------------
Cash, end of period.........................................  $   239,654      1,251,909
                                                              -----------   ------------
Supplemental disclosure of noncash financing activities:
  2005 contributions received in 2004.......................  $ 1,288,630
  2004 contributions received in 2003.......................                $    920,395
                                                              ===========   ============
  Redemption payable........................................  $   122,997             --
                                                              ===========   ============

                See accompanying notes to financial statements.

                   QUADRIGA SUPERFUND, L.P. -- SERIES A AND B

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                  (UNAUDITED)

QUADRIGA SUPERFUND, L.P. -- SERIES A AND B

1.  NATURE OF OPERATIONS

  ORGANIZATION AND BUSINESS

     Quadriga Superfund, L.P., a Delaware Limited Partnership (the "Fund"), commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America and International commodity equity markets using a strategy developed by Superfund Capital Management, Inc., the General Partner and Trading Manager of the Fund. The Fund has issued two classes of Units, Series A and Series B. The two Series will be traded and managed the same way except degree of leverage.

     The term of the Fund shall continue until December 31, 2050, unless terminated earlier by the General Partner or by operation of the law or a decline in the aggregate net assets of such series to less than $500,000.

2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities Exchange Commission ("SEC") and U.S. generally accepted accounting principles with respect to the Form 10-Q and reflect all adjustments which in the opinion of management are normal and recurring, which are necessary for a fair statement of the results of interim periods presented. It is suggested that these financial statements be read in conjunction with the financial statements and the related notes included in the Fund's Annual Report on Form 10-K for the year ended December 31, 2004.

  VALUATION OF INVESTMENTS IN FUTURES AND FORWARD CONTRACTS

     All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.

     Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers' quotes.

     The Fund uses the amortized cost method for valuing the U.S. Treasury Bills; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximates fair value.

  TRANSLATION OF FOREIGN CURRENCY

     Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments, and income and expenses, that are denominated in foreign currencies, are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.

     The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operations.

                   QUADRIGA SUPERFUND, L.P. -- SERIES A AND B

  INVESTMENT TRANSACTIONS AND RELATED INVESTMENT INCOME

     Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis.

  INCOME TAXES

     The Fund does not record a provision for income taxes because the partners report their share of the Fund's income or loss on their returns. The financial statements reflect the Fund's transactions without adjustment, if any, required for income tax purposes.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the General Partner to make estimates and assumptions that affect the amounts disclosed in the financial statements. Actual results could differ from those estimates.

3.  DUE FROM/TO BROKERS

     Due from brokers consists of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities.

     In the normal course of business, all of the Fund's marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with which it conducts business is unable to fulfill contractual obligations on its behalf. The General Partner monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

4.  ALLOCATION OF NET PROFITS AND LOSSES

     In accordance with the Fund's First Amended and Restated Limited Partnership Agreement dated January 15, 2005 (the "Limited Partnership Agreement"), net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.

     Advance subscriptions represent cash received prior to September 30, 2005 for subscriptions of the subsequent month and do not participate in the earnings of the Fund until October 1, 2005.

5.  RELATED PARTY TRANSACTIONS

     In accordance with the "Limited Partnership Agreement", the General Partner shall be paid a monthly management fee equal to one-twelfth of 1.85% (1.85% per annum), a monthly organization and offering fee equal to one-twelfth of 1% (1% per annum) and monthly operating expenses equal to one-twelfth of .15% (.15% per annum). Superfund Asset Management, Inc., an entity related to the General Partner by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month end net asset value of the Fund. Units purchased on or after February 28, 2005 are subject to a maximum cumulative selling commission per Unit of 10%.

     The General Partner will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.

                   QUADRIGA SUPERFUND, L.P. -- SERIES A AND B

6.  FINANCIAL HIGHLIGHTS

     Financial highlights for the period January 1, 2005 through September 30, 2005 are as follows:

                                                              SERIES A    SERIES B
                                                              ---------   ---------
Total return
  Total return before incentive fees........................       (9.4)%     (12.5)%
  Incentive fees............................................        0.0         0.0
                                                              ---------   ---------
Total return after incentive fees...........................       (9.4)%     (12.5)%
                                                              =========   =========
Ratio to average partners' capital
  Operating expenses before incentive fees..................       (8.9)%      (9.5)%
  Incentive fees............................................        0.0         0.0
                                                              ---------   ---------
  Total expenses............................................       (8.9)%      (9.5)%
                                                              =========   =========
  Net investment loss before incentive fee..................       (7.0)%      (7.5)%
                                                              =========   =========
Net asset value per unit, beginning of period...............  $1,466.67   $1,730.29
Net decrease in net assets from operations..................    (137.21)    (216.90)
                                                              ---------   ---------
Net asset value per unit, end of period.....................  $1,329.46   $1,513.39
                                                              =========   =========

     Financial highlights are calculated for each series taken as a whole. An individual partner's return and ratios may vary based on the timing of capital transactions.

7.  FINANCIAL INSTRUMENT RISK

     In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term "off balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counter party to an OTC contract.

     Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity of security prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and the General Partner was unable to offset such positions, the Fund could experience substantial losses.

     Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counter party to the transactions. The Fund's risk of loss in the event of counter party default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. The Fund has

                   QUADRIGA SUPERFUND, L.P. -- SERIES A AND B credit risk and concentration risk because the brokers with respect to the Fund's assets are ADM Investor Services Inc., FIMAT USA, LLC., Bear Stearns & Co., Inc., Barclays Capital Inc. and Man Financial.

     The General Partner monitors and controls the Fund's risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow the Fund's General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.

     The majority of these instruments mature within one year of September 30, 2005. However, due to the nature of the Fund's business, these instruments may not be held to maturity.

8.  SUBSCRIPTIONS AND REDEMPTIONS

     Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to HSBC Bank USA (the "Escrow Agent"). Subscriptions must be accepted or rejected by Superfund Capital Management, Inc. within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in short-term United States Treasury bills or comparable authorized instruments while held in escrow.

     A limited partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such limited partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited partners must transmit a written request of such withdrawal to Superfund Capital Management, Inc. not less than ten business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management, Inc.) as of which redemption is to be effective. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are subject of such default or delay.

9.  COMMITMENTS AND CONTINGENCIES

     On March 10, 2005, Superfund Capital Management, Inc., the General Partner of Quadriga Superfund L.P., received written notice from the Internal Revenue Service (the IRS) directed to Quadriga Superfund, L.P. that a late filing penalty in the amount of $357,500, together with accrued interest in the amount of $3,095.98, was owed to the IRS in relation to Quadriga Superfund L.P.'s 2003 income tax filings. The penalty and interest assessment were the result of the assertion by the IRS that Quadriga Superfund, L.P. did not file timely extensions and, therefore, timely tax filings for 2003. RK Alternative Investment, Inc., the tax accountant that prepared and submitted the income tax returns for Quadriga Superfund, L.P., has appealed the penalty and provided evidence of timely filings to the IRS. Based upon information provided by RK Alternative Investment, Inc., Superfund Capital Management, Inc., believes that the penalty and interest will be withdrawn by the IRS after the appeal is considered. In the event that any or all of the penalty and/or interest balance is not withdrawn after appeal, Superfund Capital Management, Inc. has committed to assume any and all liability for the penalty and/or interest. As such, Quadriga Superfund, L.P. and its limited partners will not incur any liability should the penalty and interest assessment not be withdrawn by the IRS on appeal.

                          INDEPENDENT AUDITORS' REPORT

The Partners
Quadriga Superfund L.P. -- Series A and Series B:

We have audited the accompanying statements of assets and liabilities of Quadriga Superfund, L.P. -- Series A and Series B (the Fund), including the condensed schedules of investments, as of December 31, 2004 and 2003, and the related statements of operations, changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quadriga Superfund, L.P. -- Series A and Series B as of December 31, 2004 and 2003, and the results of its operations, changes in its net assets, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                          /s/  KPMG LLP

March 4, 2005
New York, New York

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                      STATEMENTS OF ASSETS AND LIABILITIES
                           DECEMBER 31, 2004 AND 2003

                                                                 2004          2003
                                                              -----------   -----------
                                        ASSETS
U.S. Government securities, at market (cost $25,593,575 and
  $13,739,594 in December 31, 2004 and 2003,
  respectively).............................................  $25,638,997   $13,749,608
Due from brokers............................................    4,165,004       989,646
Futures contracts purchased.................................      294,377       583,646
Futures contracts sold......................................       30,355            --
Unrealized appreciation on open forward contracts...........    1,801,065     1,196,849
Cash........................................................      911,222     1,597,546
                                                              -----------   -----------
     Total assets...........................................   32,841,020    18,117,295
                                                              -----------   -----------

                                      LIABILITIES
Futures contracts sold......................................           --         8,595
Unrealized depreciation on open forward contracts...........      410,499       231,306
Advance subscriptions.......................................      475,850     1,097,282
Due to broker...............................................           --       532,552
Redemption payable..........................................           --         8,040
Fees payable................................................      186,402        94,731
                                                              -----------   -----------
     Total liabilities......................................    1,072,751     1,972,506
                                                              -----------   -----------
     Net assets.............................................  $31,768,269   $16,144,789
                                                              ===========   ===========
Number of units.............................................   21,660.138    12,256.648
Net assets value per unit...................................  $  1,466.67   $  1,317.23
                                                              ===========   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                       CONDENSED SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 2004

                                                                       PERCENTAGE      MARKET OR
                                                        FACE VALUE    OF NET ASSETS   UNREALIZED
                                                        -----------   -------------   -----------
Debt securities United States, at market:
  United States Treasury Bills due June 2, 2005 (cost
     $25,593,575), securities are held in margin
     accounts as collateral for open futures and
     forwards.........................................  $25,900,000       80.7%       $25,638,997
                                                                      =============   ===========
Forward contracts, at fair value:
  Unrealized appreciation on forward contracts:
     Currencies.......................................                     1.9%       $   617,030
     Metals...........................................                     3.7          1,184,035
                                                                      -------------   -----------
       Total unrealized appreciation on forward
          contracts...................................                     5.6          1,801,065
                                                                      -------------   -----------
  Unrealized depreciation on forward contracts:
     Currencies.......................................                    (0.5)          (147,157)
     Metals...........................................                    (0.8)          (263,342)
                                                                      -------------   -----------
       Total unrealized depreciation on forward
          contracts...................................                    (1.3)          (410,499)
                                                                      -------------   -----------
Total forward contracts, at fair value................                     4.3%       $ 1,390,566
                                                                      =============   ===========
Futures contracts, at fair value:
  Futures contracts purchased:
     Financial........................................                     0.3        $    93,025
     Food & Fiber.....................................                     0.0*              (627)
     Grains...........................................                     0.2             60,185
     Indices..........................................                     1.8            559,742
     Livestock........................................                     0.1             17,540
     Metals...........................................                    (1.4)          (435,488)
                                                                      -------------   -----------
       Total futures contracts purchased..............                     1.0            294,377
                                                                      -------------   -----------
Futures contracts sold:
  Financial...........................................                     0.0*            (8,703)
  Grains..............................................                     0.0*            45,432
  Indices.............................................                     0.1             34,500
  Wood & Rubber.......................................                    (0.1)           (40,874)
                                                                      -------------   -----------
       Total futures contracts sold...................                     0.0             30,355
                                                                      -------------   -----------
Total futures contracts, at fair value................                     1.0%       $   324,732
                                                                      =============   ===========
Futures and forward contracts by country composition:
  Canada..............................................                     0.5%       $   158,626
  Japan...............................................                     0.6            195,919
  United Kingdom......................................                     3.7          1,176,366
  United States.......................................                     0.2             82,147
  Other...............................................                     0.3            102,240
                                                                      -------------   -----------
Total futures and forward contracts by country........                     5.3%       $ 1,715,298
                                                                      =============   ===========

---------------

* Due to rounding.

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                       CONDENSED SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 2003

                                                                      PERCENTAGE OF    MARKET OR
                                                        FACE VALUE     NET ASSETS     UNREALIZED
                                                        -----------   -------------   -----------
Debt securities United States, at market:
  United States Treasury Bills due May 27, 2004 (cost
     $13,739,594), securities are held in margin
     accounts as collateral for open futures and
     forwards.........................................  $13,805,000       85.2%       $13,749,608
                                                                          ====        ===========
Forward contracts, at fair value:
  Unrealized appreciation on forward contracts:
     Currencies.......................................                     0.9%       $   140,479
     Metals...........................................                     6.5          1,056,370
                                                                          ----        -----------
       Total unrealized appreciation on forward
          contracts...................................                     7.4          1,196,849
                                                                          ----        -----------
  Unrealized depreciation on forward contracts:
     Currencies.......................................                    (0.4)           (65,291)
     Metals...........................................                    (1.0)          (166,015)
                                                                          ----        -----------
       Total unrealized depreciation on forward
          contracts...................................                    (1.4)          (231,306)
                                                                          ----        -----------
Total forward contracts, at fair value................                     6.0%       $   965,543
                                                                          ====        ===========
Futures contracts, at fair value:
  Futures contracts purchased:
     Energy...........................................                     1.7%       $   279,675
     Grains...........................................                     0.1             17,861
     Indices..........................................                     0.2             27,189
     Metals...........................................                     1.6            258,921
                                                                          ----        -----------
       Total futures contracts purchased..............                     3.6            583,646
                                                                          ----        -----------
  Futures contracts sold:
     Grains...........................................                    (0.1)            (9,521)
     Indices..........................................                     0.0*               926
                                                                          ----        -----------
       Total futures contracts sold...................                    (0.1)            (8,595)
                                                                          ----        -----------
Total futures contracts, at fair value................                     3.5%       $   575,051
                                                                          ====        ===========
Futures and forward contracts by country composition:
  Japan...............................................                     0.4%       $    68,877
  United Kingdom......................................                     6.0            977,375
  United States.......................................                     3.1            494,342
                                                                          ----        -----------
Total futures and forward contracts by country........                     9.5%       $ 1,540,594
                                                                          ====        ===========

---------------

* Due to rounding

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                 2004          2003
                                                              -----------   -----------
Investment income, interest.................................  $   291,745   $    73,045
                                                              -----------   -----------
Expenses:
  Management fee............................................      451,601       166,849
  Organization and offering expenses........................      244,109        90,189
  Operating expenses........................................       36,616        13,528
  Selling commission........................................      976,433       360,755
  Incentive fee.............................................      651,950       226,783
  Brokerage commissions.....................................      907,482       420,816
  Other.....................................................       45,465        19,997
                                                              -----------   -----------
     Total expenses.........................................    3,313,656     1,298,917
                                                              -----------   -----------
     Net investment loss....................................   (3,021,911)   (1,225,872)
                                                              -----------   -----------
Realized and unrealized gain on investments:
  Net realized gain on futures and forward contracts........    5,753,291     1,867,602
  Net change in unrealized appreciation on futures and
     forward contracts......................................      174,704     1,472,256
                                                              -----------   -----------
Net gain on investments.....................................    5,927,995     3,339,858
                                                              -----------   -----------
Net increase in net assets from operations..................  $ 2,906,084   $ 2,113,986
                                                              ===========   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                      STATEMENTS OF CHANGES IN NET ASSETS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                 2004          2003
                                                              -----------   -----------
Net increase in net assets from operations:
  Net investment loss.......................................  $(3,021,911)  $(1,225,872)
  Net realized gain on futures and forward contracts........    5,753,291     1,867,602
  Net change in unrealized appreciation on futures and
     forward contracts......................................      174,704     1,472,256
                                                              -----------   -----------
Net increase in net assets from operations..................    2,906,084     2,113,986
Capital share transactions:
  Issuance of units.........................................   15,308,393    13,267,146
  Redemption of units.......................................   (2,590,997)     (452,778)
                                                              -----------   -----------
  Net increase in net assets from capital share
     transactions...........................................   12,717,396    12,814,368
                                                              -----------   -----------
  Net increase in net assets................................   15,623,480    14,928,354
Net assets, beginning of period.............................   16,144,789     1,216,435
                                                              -----------   -----------
Net assets, end of period...................................  $31,768,269   $16,144,789
                                                              ===========   ===========
Units, beginning of period..................................   12,256.648     1,110.275
Issuance of units...........................................   11,395.938    11,558.690
Redemption of units.........................................   (1,992.448)     (412.317)
                                                              -----------   -----------
Units, end of period........................................   21,660.138    12,256.648
                                                              ===========   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES A

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                  2004           2003
                                                              ------------   ------------
Cash flows from operating activities:
  Net increase in net assets from operations................  $  2,906,084   $  2,113,986
  Adjustments to reconcile net increase in net assets to net cash used in operating activities:
     Changes in operating assets and liabilities:
       U.S. Government securities...........................   (11,889,389)   (12,804,510)
       Due from brokers.....................................    (3,175,358)      (173,239)
       Futures contracts purchased..........................       289,269       (503,759)
       Unrealized appreciation on open forward contracts....      (604,216)    (1,195,863)
       Futures contracts sold...............................       (38,950)         3,704
       Unrealized depreciation on open forward contracts....       179,193        223,662
       Due to brokers.......................................      (532,552)       532,552
       Fees payable.........................................        91,671         51,437
                                                              ------------   ------------
          Net cash used in operating activities.............   (12,774,248)   (11,752,030)
                                                              ------------   ------------
Cash flows from financing activities:
Subscriptions, net of change in advance subscriptions.......    14,686,961     13,391,683
Redemptions, net of redemption payable......................    (2,599,037)      (444,738)
                                                              ------------   ------------
          Net cash provided by financing activities.........    12,087,924     12,946,945
                                                              ------------   ------------
          Net increase (decrease) in cash...................      (686,324)     1,194,915
Cash, beginning of period...................................     1,597,546        402,631
                                                              ------------   ------------
Cash, end of period.........................................  $    911,222   $  1,597,546
                                                              ============   ============
Supplemental disclosure of noncash financing activities:
  2004 subscriptions received in 2003.......................  $  1,097,282             --
  2003 subscriptions received in 2002.......................  $         --   $    972,745
  Redemptions payable.......................................  $         --   $      8,040

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                      STATEMENTS OF ASSETS AND LIABILITIES
                           DECEMBER 31, 2004 AND 2003

                                                                 2004          2003
                                                              -----------   -----------
                                        ASSETS
  U.S. Government securities, at market (cost $32,907,267
     and $17,392,760 in December 31, 2004 and 2003,
     respectively)..........................................  $32,964,488   $17,405,163
  Due from brokers..........................................    6,206,789     3,187,377
  Futures contracts purchased...............................      503,878     1,030,282
  Futures contracts sold....................................       53,415            --
  Unrealized appreciation on open forward contracts.........    3,433,661     2,176,599
  Cash......................................................    1,826,691       854,910
                                                              -----------   -----------
     Total assets...........................................   44,988,922    24,654,331
                                                              -----------   -----------
                                      LIABILITIES
  Futures contracts sold....................................           --        15,398
  Unrealized depreciation on open forward contracts.........      976,707       436,869
  Advance subscriptions.....................................    1,288,630       920,395
  Due to broker.............................................           --     1,006,857
  Redemption payable........................................           --         8,152
  Fees payable..............................................      249,221       129,889
                                                              -----------   -----------
     Total liabilities......................................    2,514,558     2,517,560
                                                              -----------   -----------
     Net assets.............................................  $42,474,364   $22,136,771
                                                              ===========   ===========
Number of units.............................................   24,547.544    14,945.226
Net assets value per unit...................................  $  1,730.29   $  1,481.19

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                       CONDENSED SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 2004

                                                                       PERCENTAGE      MARKET OR
                                                        FACE VALUE    OF NET ASSETS   UNREALIZED
                                                        -----------   -------------   -----------
Debt securities United States, at market:
  United States Treasury Bills due June 2, 2005 (cost
     $32,907,267), securities are held in margin
     accounts as collateral for open futures and
     forwards.........................................  $33,300,000       77.6%       $32,964,488
                                                                          ====        ===========
Forward contracts, at fair value:
  Unrealized appreciation on forward contracts:
     Currencies.......................................                     2.7%       $ 1,160,542
     Metals...........................................                     5.4          2,273,119
                                                                          ----        -----------
       Total unrealized appreciation on forward
          contracts...................................                     8.1          3,433,661
                                                                          ----        -----------
Unrealized depreciation on forward contracts:
  Currencies..........................................                    (0.7)          (277,021)
  Metals..............................................                    (1.6)          (699,686)
                                                                          ----        -----------
       Total unrealized depreciation on forward
          contracts...................................                    (2.3)          (976,707)
                                                                          ----        -----------
       Total forward contracts, at fair value.........                     5.8%       $ 2,456,954
                                                                          ====        ===========
Futures contracts, at fair value:
  Futures contracts purchased:
     Financial........................................                     0.3%       $   136,558
     Food & Fiber.....................................                     0.0*            (1,143)
     Grains...........................................                     0.2            109,485
     Indices..........................................                     2.5          1,051,088
     Livestock........................................                     0.0*            30,900
     Metals...........................................                    (1.9)          (823,010)
                                                                          ----        -----------
       Total futures contracts purchased..............                     1.1            503,878
                                                                          ----        -----------
Futures contracts sold:
     Financial........................................                     0.0*           (16,281)
     Grains...........................................                     0.2             80,231
     Indices..........................................                     0.2             64,500
     Wood & Rubber....................................                    (0.2)           (75,035)
                                                                          ----        -----------
       Total futures contracts sold...................                     0.2             53,415
                                                                          ----        -----------
       Total futures contracts, at fair value.........                     1.3%       $   557,293
                                                                          ====        ===========
Futures and forward contracts by country composition:
     Canada...........................................                     0.7%       $   291,605
     Japan............................................                     0.8            360,659
     United Kingdom...................................                     4.8          2,026,818
     United States....................................                     0.4            155,681
     Other............................................                     0.4            179,484
                                                                          ----        -----------
       Total futures and forward contracts by
          country.....................................                     7.1%       $ 3,014,247
                                                                          ----        -----------

---------------

* Due to rounding.
                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                       CONDENSED SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 2003

                                                                      PERCENTAGE OF    MARKET OR
                                                        FACE VALUE     NET ASSETS     UNREALIZED
                                                        -----------   -------------   -----------
Debt securities United States, at market:
  United States Treasury Bills due May 27, 2004 (cost
     $17,392,760), securities are held in margin
     accounts as collateral for open futures and
     forwards.........................................  $17,475,000       78.6%       $17,405,163
                                                                          ====        ===========
Forward contracts, at fair value:
  Unrealized appreciation on forward contracts:
     Currencies.......................................                     1.2%       $   267,624
     Metals...........................................                     8.6          1,908,975
                                                                          ----        -----------
       Total unrealized appreciation on forward
          contracts...................................                     9.8          2,176,599
                                                                          ----        -----------
  Unrealized depreciation on forward contracts:
     Currencies.......................................                    (0.6)          (127,939)
     Metals...........................................                    (1.4)          (308,930)
                                                                          ----        -----------
       Total unrealized depreciation on forward
          contracts...................................                    (2.0)          (436,869)
                                                                          ----        -----------
Total forward contracts, at fair value................                     7.8%       $ 1,739,730
                                                                          ====        ===========
Futures contracts, at fair value:
  Futures contracts purchased:
     Energy...........................................                     2.2%       $   485,012
     Grains...........................................                     0.2             34,904
     Indices..........................................                     0.2             48,460
     Metals...........................................                     2.1            461,906
                                                                          ----        -----------
       Total futures contracts purchased:.............                     4.7          1,030,282
                                                                          ----        -----------
Futures contracts sold:
  Grains..............................................                    (0.1)           (17,045)
  Indices.............................................                     0.0*             1,647
                                                                          ----        -----------
       Total futures contracts sold...................                    (0.1)           (15,398)
                                                                          ----        -----------
Total futures contracts, at fair value................                     4.6%       $ 1,014,884
                                                                          ====        ===========
Futures and forward contracts by country composition:
  Japan...............................................                     0.5%       $   108,030
  United Kingdom......................................                     7.9          1,755,449
  United States.......................................                     4.0            891,135
                                                                          ----        -----------
Total futures and forward contracts by country........                    12.4%       $ 2,754,614
                                                                          ====        ===========

---------------

* Due to rounding.

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                  2004          2003
                                                               -----------   -----------
Investment income, interest.................................   $   376,469   $    99,890
                                                               -----------   -----------
Expenses:
  Management fee............................................       606,117       235,286
  Organization and offering expenses........................       327,631       127,182
  Operating expenses........................................        49,145        19,077
  Selling commission........................................     1,310,521       508,727
  Incentive fee.............................................     1,158,857       486,682
  Brokerage commissions.....................................     1,702,193       769,895
  Other.....................................................        81,955        11,915
                                                               -----------   -----------
     Total expenses.........................................     5,236,419     2,158,764
                                                               -----------   -----------
     Net investment loss....................................    (4,859,950)   (2,058,874)
                                                               -----------   -----------
Realized and unrealized gain on investments:
  Net realized gain on futures and forward contracts........    10,178,977     3,065,723
  Net change in unrealized appreciation on futures and
     forward contracts......................................       259,633     2,562,594
                                                               -----------   -----------
     Net gain on investments................................    10,438,610     5,628,317
                                                               -----------   -----------
     Net increase in net assets from operations.............   $ 5,578,660   $ 3,569,443
                                                               ===========   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                      STATEMENTS OF CHANGES IN NET ASSETS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                  2004          2003
                                                               -----------   -----------
Net increase in net assets from operations:
  Net investment loss.......................................   $(4,859,950)  $(2,058,874)
  Net realized gain on futures and forward contracts........    10,178,977     3,065,723
  Net change in unrealized appreciation on futures and
     forward contracts......................................       259,633     2,562,594
                                                               -----------   -----------
     Net increase in net assets from operations.............     5,578,660     3,569,443
Capital share transactions:
  Issuance of units.........................................    18,893,934    17,715,452
  Redemption of units.......................................    (4,135,001)   (1,345,105)
                                                               -----------   -----------
     Net increase in net assets from capital share
      transactions..........................................    14,758,933    16,370,347
                                                               -----------   -----------
     Net increase in net assets.............................    20,337,593    19,939,790
Net assets, beginning of year...............................    22,136,771     2,196,981
                                                               -----------   -----------
Net assets, end of year.....................................   $42,474,364   $22,136,771
                                                               ===========   ===========
Units, beginning of year....................................    14,945.226     1,894.331
Issuance of units...........................................    12,425.604    14,228.020
Redemption of units.........................................    (2,823.286)   (1,177.125)
                                                               -----------   -----------
Units, end of year..........................................    24,547.544    14,945.226
                                                               ===========   ===========

                See accompanying notes to financial statements.

                      QUADRIGA SUPERFUND, L.P. -- SERIES B

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                   2004           2003
                                                               ------------   ------------
Cash flows from operating activities:
  Net increase in net assets from operations................   $  5,578,660   $  3,569,443
  Adjustments to reconcile increase in net assets to net
     cash used in operating activities:
     Changes in operating assets and liabilities:
       U.S. Government securities...........................    (15,559,325)   (15,862,966)
       Due from brokers.....................................     (3,019,412)    (2,034,815)
       Futures contracts purchased..........................        526,404       (806,997)
       Unrealized appreciation on open forward contracts....     (1,257,062)    (2,169,037)
       Futures contracts sold...............................        (68,813)         2,425
       Unrealized depreciation on open forward contracts....        539,838        411,015
       Due to brokers.......................................     (1,006,857)     1,006,857
       Fees payable.........................................        119,332          5,179
                                                               ------------   ------------
          Net cash used in operating activities.............    (14,147,235)   (15,878,896)
                                                               ------------   ------------
Cash flows from financing activities:
  Subscriptions, net of change in advance subscriptions.....     19,262,169     17,674,079
  Redemptions, net of redemption payable....................     (4,143,153)    (1,336,953)
                                                               ------------   ------------
          Net cash provided by financing activities.........     15,119,016     16,337,126
                                                               ------------   ------------
          Net increase in cash..............................        971,781        458,230
Cash, beginning of year.....................................        854,910        396,680
                                                               ------------   ------------
Cash, end of year...........................................   $  1,826,691   $    854,910
                                                               ============   ============
Supplemental disclosure of noncash financing activities:
  2004 subscriptions received in 2003.......................   $    920,395   $         --
  2003 subscriptions received in 2002.......................   $         --   $     91,768
                                                               ============   ============
  Redemptions payable.......................................   $         --   $      8,152
                                                               ============   ============

                See accompanying notes to financial statements.

               QUADRIGA SUPERFUND, L.P. -- SERIES A AND SERIES B

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

(1)  NATURE OF OPERATIONS

  ORGANIZATION AND BUSINESS

     Quadriga Superfund, L.P. (the "Fund"), a Delaware Limited Partnership, commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America (U.S.) and International commodity equity markets using a strategy developed by Quadriga Capital Management, Inc., the General Partner and Trading Manager of the Fund. The Fund has issued two classes of Units, Series A and Series B. The two Series will be traded and managed the same way except for the degree of leverage.

     The term of the Fund shall continue until December 31, 2050, unless terminated earlier by the General Partner or by operation of the law or a decline in the aggregate net assets of such series to less than $500,000.

(2)  SIGNIFICANT ACCOUNTING POLICIES

(A)  VALUATION OF INVESTMENTS IN FUTURES AND FORWARD CONTRACTS

     All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.

     Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Funds will be valued at published settlement prices or at dealer's quotes.

(B)  TRANSLATION OF FOREIGN CURRENCY

     Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments, and income and expenses, that are denominated in foreign currencies, are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.

     The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operation.

(C)  INVESTMENT TRANSACTIONS AND RELATED INVESTMENT INCOME

     Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis.

(D)  INCOME TAXES

     The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund's income or loss on their returns. The financial statements reflect the Fund's transactions without adjustment, if any, required for income tax purposes.

               QUADRIGA SUPERFUND, L.P. -- SERIES A AND SERIES B

  (E)  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the General Partner to make estimates and assumptions that affect the amounts disclosed in the financial statements. Actual results could differ from those estimates.

(3)  DUE FROM/TO BROKERS

     Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized certain securities.

     In the normal course of business, all of the Fund's marketable securities transactions, money balances, and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with which it conducts business is unable to fulfill contractual obligations on its behalf. The General Partner monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

(4)  ALLOCATION OF NET PROFITS AND LOSSES

     In accordance with the Limited Partnership Agreement, net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.

     Advance subscriptions represent cash received prior to the year ended December 31 for contributions of the subsequent month and do not participate in the earnings of the Fund until January 1 of the following year.

(5)  RELATED PARTY TRANSACTIONS

     In accordance with the Limited Partnership Agreement, Quadriga Capital Management, Inc., the General partner, shall be paid a monthly management fee equal to one-twelfth of 1.85% (1.85% per annum), a monthly organization and offering fee equal to one-twelfth of 1% (1% per annum) and monthly operating expenses equal to one-twelfth of 0.15% (0.15% per annum). In accordance with the Prospectus dated October 31, 2002 Part One-Disclosure Document, Quadriga Asset Management, Inc., an entity related to the General Partner by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum), of the month end net asset value of the Fund.

     The General Partner will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation of net asset value without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.

               QUADRIGA SUPERFUND, L.P. -- SERIES A AND SERIES B

(6)  FINANCIAL HIGHLIGHTS

     Financial highlights for the period January 1, 2004 through December 31, 2004 are as follows:

                                                              SERIES A    SERIES B
                                                              ---------   --------
Total return:
  Total return before incentive fees........................       13.6%      20.0%
  Incentive fees............................................       (2.3)      (3.2)
                                                              ---------   --------
     Total return after incentive fees......................       11.3%      16.8%
                                                              =========   ========
Ratio to average partners' capital:
  Operating expenses before incentive fees..................       10.8%      12.4%
  Incentive fees............................................        2.7        3.6
                                                              ---------   --------
     Total expenses.........................................       13.5%      16.0%
                                                              =========   ========
Net investment loss.........................................       12.3%      14.8%
Net assets value per unit, beginning of period..............  $1,317.23   1,481.19
Net investment income.......................................    (179.76)   (244.77)
Net gain on investment......................................     329.20     493.87
                                                              ---------   --------
Net asset value per unit, end of period.....................   1,466.67   1,730.29
                                                              =========   ========

     Financial highlights are calculated for each series as a whole. An individual partner's return and ratios may vary based on the timing of capital transactions.

(7)  FINANCIAL INSTRUMENT RISK

     In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term "off-balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures, and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (OTC). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counter party to an OTC contract.

     Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity of security prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and the General Partner was unable to offset such positions, the Fund could experience substantial losses.

     Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the

               QUADRIGA SUPERFUND, L.P. -- SERIES A AND SERIES B extent that an exchange or clearing organization acts as a counter party to the transactions. The Fund's risk of loss in the event of counter party default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. The Fund has credit risk and concentration risk because the brokers with respect to the Fund's assets are ADM Investor Services Inc., FIMAT USA Inc., Bear, Stearns and Co. Inc., Barclays Capital Inc., and Man Financial.

     The General Partner monitors and controls the Fund's risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow the Fund's General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.

     The majority of these instruments mature within one year of December 31, 2004. However, due to the nature of the Fund's business, these instruments may not be held to maturity.

(8)  SUBSCRIPTIONS AND REDEMPTIONS

     Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to HSBC Bank USA (the Escrow Agent). Subscriptions must be accepted or rejected by Quadriga Capital Management, Inc. within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in short-term United States Treasury bills or comparable authorized instruments while held in escrow.

     A limited partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such limited partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited partners must transmit a written request of such withdrawal to Quadriga Capital Management, Inc. not less than ten business days prior to the end of the month (or such shorter period as permitted by Quadriga Capital Management, Inc.) as of which redemption is to be effective. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are subject of such default or delay.

                       SUPERFUND CAPITAL MANAGEMENT, INC.
                  (FORMERLY QUADRIGA CAPITAL MANAGEMENT, INC.)

                        STATEMENT OF FINANCIAL CONDITION
                         (UNAUDITED) (IN U.S. DOLLARS)
                               SEPTEMBER 30, 2005

                                 ASSETS
Cash........................................................  $1,429,495
Due from affiliated limited partnerships....................     241,488
Investment in affiliated limited partnership (cost
  $1,500,000)...............................................   2,315,885
Investment in Money Market Fund (cost $2,954,571)...........   2,946,243
Fixed assets, net of accumulated depreciation of $145,744...      29,229
Other assets................................................      39,898
                                                              ----------
                                                              $7,002,238
                                                              ==========

                  LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Other liabilities.........................................  $    1,292
                                                              ----------
     Total liabilities......................................       1,292
                                                              ----------
Stockholder's equity:
  Contributed capital, $50 par value. Authorized, issued,
     and outstanding 2,000 shares...........................     100,000
  Additional paid-in-capital................................   2,227,378
  Retained earnings.........................................   4,673,568
                                                              ----------
     Total stockholder's equity.............................   7,000,946
                                                              ----------
                                                              $7,002,238
                                                              ==========

           See accompanying notes to unaudited financial statements.

                       SUPERFUND CAPITAL MANAGEMENT, INC.
                  (FORMERLY QUADRIGA CAPITAL MANAGEMENT, INC.)

                              STATEMENT OF INCOME
                         (UNAUDITED) (IN U.S. DOLLARS)
                      NINE MONTHS ENDED SEPTEMBER 30, 2005

Income:
  Other income..............................................  $    1,689
  Unrealized loss on currency conversion....................     (34,264)
  Equity in loss of unconsolidated investment in affiliated
     limited partnership....................................    (286,933)
  Equity in earnings of unconsolidated investment in money
     market fund............................................      23,357
  Management and incentive fees from affiliated limited
     partnerships...........................................   1,690,889
                                                              ----------
     Total income...........................................   1,394,738
                                                              ----------
Expenses:
  Professional fees.........................................     309,050
  Operating expenses........................................      78,940
  Salaries..................................................     104,215
  Depreciation..............................................      27,163
                                                              ----------
     Total expenses.........................................     519,368
                                                              ----------
     Net income.............................................  $  875,370
                                                              ==========

           See accompanying notes to unaudited financial statements.

                       SUPERFUND CAPITAL MANAGEMENT, INC.
                  (FORMERLY QUADRIGA CAPITAL MANAGEMENT, INC.)

   STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (UNAUDITED) (IN U.S. DOLLARS)
                      NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                  COMMON      ADDITIONAL      RETAINED
                                                  STOCK     PAID-IN CAPITAL   EARNINGS      TOTAL
                                                 --------   ---------------   ---------   ---------
Balance at December 31, 2004...................  $100,000      2,227,378      3,798,198   6,125,576
Capital contribution...........................        --             --             --          --
Capital distribution...........................        --             --             --          --
Net income.....................................        --             --        875,370     875,370
                                                 --------      ---------      ---------   ---------
Balance at September 30, 2005..................  $100,000      2,227,378      4,673,568   7,000,946
                                                 ========      =========      =========   =========

           See accompanying notes to unaudited financial statements.

                       SUPERFUND CAPITAL MANAGEMENT, INC.
                  (FORMERLY QUADRIGA CAPITAL MANAGEMENT, INC.)

             STATEMENT OF CASH FLOWS (UNAUDITED) (IN U.S. DOLLARS)
                      NINE MONTHS ENDED SEPTEMBER 30, 2005

Cash flows from operating activities:
  Net income................................................   $   875,370
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................        27,163
     Increase in due from affiliated limited partnerships...       (48,268)
     Equity in loss of unconsolidated investment in
      affiliated limited partnership........................       286,933
     Equity in earnings of unconsolidated investment in
      money market fund.....................................         8,328
     Increase in other assets...............................        (1,008)
     Decrease in professional fees payable..................      (142,465)
     Decease in other liabilities...........................        (1,007)
                                                               -----------
       Net cash provided by operating activities............     1,005,046
                                                               -----------
Cash flows from investing activities:
  Subscription to money market fund (cost $2,954,571).......    (2,954,571)
                                                               -----------
  Purchase of fixed assets..................................       (12,889)
                                                               -----------
       Net cash used in investing activities................    (2,967,460)
                                                               -----------
Cash flows from financing activities:
  Contributed capital.......................................            --
                                                               -----------
       Net cash provided by financing activities............            --
                                                               -----------
       Net change in cash...................................    (1,962,414)
Cash at beginning of year...................................     3,391,909
                                                               -----------
Cash at end of period.......................................   $ 1,429,495
                                                               ===========

           See accompanying notes to unaudited financial statements.

                       SUPERFUND CAPITAL MANAGEMENT, INC.
                  (FORMERLY QUADRIGA CAPITAL MANAGEMENT, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

(1)  GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below:

  NATURE OF BUSINESS

     Superfund Capital Management Inc. (the Company) was incorporated in Grenada, West Indies, in March 2001 as Quadriga Capital Management Inc. The Company's sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Quadriga Superfund L.P. (Quadriga Superfund) and served as commodity pool operator for Quadriga Partners L.P. until October 10, 2003. The Company is wholly owned by one shareholder. On March 11, 2005 the company's name was changed from Quadriga Capital Management Inc. to Superfund Capital Management Inc.

  INVESTMENT IN AFFILIATED LIMITED PARTNERSHIP

     The Company has invested in Quadriga Superfund, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company's investment in Quadriga Superfund is recorded based upon the equity method of accounting.

  REVENUE RECOGNITION

     The Company earns management fees and an incentive fee for trading and management services provided to Quadriga Partners and Quadriga Superfund. Management fees and incentive fees are accrued as earned.

  EXPENSES

     The Company incurs operating expenses relating to normal activities in connection with managing the business. Expenses are recorded as incurred.

  FIXED ASSETS

     Fixed assets are stated net of accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized straight line over the remainder of the lease term.

  USE OF ESTIMATES

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

  INCOME TAXES

     The Company has no income that is effectively connected in the United States of America, and therefore is not subject to income tax for the period ended September 30, 2005.

                       SUPERFUND CAPITAL MANAGEMENT, INC.

  FUNCTIONAL CURRENCY

     The Company's functional currency is the U.S. dollar. In addition to maintaining a bank account in U.S. Dollars, the Company also has two accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various immaterial operating expenses. Cash assets denominated in these foreign currencies are translated to U.S. dollars at the current exchange rate. The resulting adjustments are charged or credited directly to income or expenses in the statement of income. Expenses are translated at the weighted-average exchange rate for the period. There has been no material impact of changes in the exchange rates during the period covered by the financial statements.

(2)  RELATED PARTIES

     The Company is the general partner and is responsible for the trading and management of Quadriga Superfund. As general manager of Quadriga Superfund, the Company receives a monthly management fee computed at an annual rate of 2.00% of the net assets of Quadriga Superfund at the beginning of such month. Management fees, which are accrued ratably as services are performed, compensate the Company for services rendered to and on behalf of and Quadriga Superfund. In addition, the Company receives an incentive fee from Quadriga Superfund in an amount equal to 25% of the excess of net profits over net losses allocated to the limited partners' capital accounts as of the end of each fiscal year. For the period from January 1 to September 30, 2005, the Company had earned management fees and incentive fees of $1,690,890, which is included in fee income. However, no incentive fees occurred for the said time period. At September 30, 2005, the Company had accrued management fee revenue receivable of $237,483, which is included in due from affiliated limited partnerships.

     The Company utilizes an automated trading system to execute its commodity trades on behalf of Quadriga Superfund, L.P. The trading system is owned by Christian Baha and Christian Halper, and is licensed to the Company on a nonexclusive basis at no cost. For the period ended September 30, 2005, the actual costs of acquiring and operating the automated trading system which would have been allocated to the Company, based upon assets managed, were immaterial. Such costs may be allocated in future periods and would be recorded as an expense, with an offsetting credit to additional paid-in capital.

     The Company executes its trades through Superfund Asset Management, Inc.
(SAM), an introducing broker located in Chicago, IL. The sole stockholder of the Company is also a majority shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.

                          INDEPENDENT AUDITORS' REPORT

The Shareholder
Quadriga Capital Management, Inc.

We have audited the accompanying statement of financial condition of Quadriga Capital Management, Inc. (the Company) as of December 31, 2004, and the related statements of income, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quadriga Capital Management, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                          /s/  KPMG LLC

March 2, 2005
New York, New York

                       QUADRIGA CAPITAL MANAGEMENT, INC.

                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 2004
                               (IN U.S. DOLLARS)

                                 ASSETS
Cash........................................................  $3,391,909
Due from affiliated limited partnerships....................     193,220
Investment in affiliated limited partnership (cost,
  $1,500,000)...............................................   2,602,818
Fixed asset, net of accumulated depreciation of $118,581....      43,504
Other assets................................................      38,889
                                                              ----------
                                                              $6,270,340
                                                              ==========

                  LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Other liabilities.........................................  $    2,299
  Professional fees payable.................................     142,466
                                                              ----------
     Total liabilities......................................     144,765
                                                              ----------
Stockholder's equity:
  Contributed capital, $50 par value. Authorized, issued,
     and outstanding 2000 shares............................     100,000
  Additional paid-in-capital................................   2,227,378
  Retained earnings.........................................   3,798,197
                                                              ----------
     Total stockholder's equity.............................   6,125,575
                                                              ----------
                                                              $6,270,340
                                                              ==========

                See accompanying notes to financial statements.

                       QUADRIGA CAPITAL MANAGEMENT, INC.

                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2004
                               (IN U.S. DOLLARS)

Income:
  Equity in earnings of unconsolidated investment in
     affiliated limited partnership.........................   $  304,398
  Management and incentive fees from affiliated limited
     partnerships...........................................    3,526,026
  Other income..............................................       25,262
                                                               ----------
     Total income...........................................    3,855,686
                                                               ----------
Expenses:
  Professional fees.........................................      640,826
  Operating expenses........................................      127,538
  Salaries..................................................      153,977
  Depreciation..............................................       45,599
  Other expenses............................................       11,962
                                                               ----------
     Total expenses.........................................      979,902
                                                               ----------
     Net income.............................................   $2,875,784
                                                               ==========

                See accompanying notes to financial statements.

                       QUADRIGA CAPITAL MANAGEMENT, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                          YEAR ENDED DECEMBER 31,2004

                               (IN U.S. DOLLARS)

                                                 COMMON      ADDITIONAL      RETAINED
                                                 STOCK     PAID-IN CAPITAL   EARNINGS      TOTAL
                                                --------   ---------------   ---------   ----------
Balance at December 31, 2003..................  $100,000      2,227,378        922,413    3,249,791
Capital distribution..........................        --     (2,300,000)            --   (2,300,000)
Capital contribution..........................        --      2,300,000             --    2,300,000
Net income....................................        --             --      2,875,784    2,875,784
                                                --------     ----------      ---------   ----------
Balance at December 31, 2004..................  $100,000      2,227,378      3,798,197    6,125,575
                                                ========     ==========      =========   ==========

                See accompanying notes to financial statements.

                       QUADRIGA CAPITAL MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2004
                               (IN U.S. DOLLARS)

Cash flows from operating activities:
  Net income................................................   $2,875,784
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................       45,599
     Equity in earnings of unconsolidated investment in
      affiliated limited partnership........................     (304,398)
     Increase in due from affiliated limited partnerships...      (92,863)
     Increase in other assets...............................       (1,633)
     Decrease in other liabilities..........................       (2,722)
     Increase in professional fees payable..................       35,958
                                                               ----------
          Net cash provided by operating activities.........    2,555,725
                                                               ----------
Cash flows from investing activities:
  Purchase of fixed assets..................................      (46,731)
  Redemption from investment in affiliated limited
     partnership............................................      500,000
                                                               ----------
          Net cash used in investing activities.............      453,269
                                                               ----------
Cash flows from financing activities:
  Capital distribution......................................   (2,300,000)
  Capital contribution......................................    2,300,000
                                                               ----------
          Net cash used in financing activities.............           --
                                                               ----------
          Net change in cash................................    3,008,994
Cash at beginning of year...................................      382,915
                                                               ----------
Cash at end of year.........................................   $3,391,909
                                                               ==========

                See accompanying notes to financial statements.

                       QUADRIGA CAPITAL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

(1)  GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below:

  NATURE OF BUSINESS

     Quadriga Capital Management Inc. (the Company) was incorporated in Grenada, West Indies, in March 2001. The Company's sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Quadriga Superfund L.P. (Quadriga Superfund) and served as commodity pool operator for Quadriga Partners L.P. (Quadriga Partners) until October 10, 2003. The Company is wholly owned by one shareholder.

  INVESTMENT IN AFFILIATED LIMITED PARTNERSHIP

     The Company has invested in Quadriga Superfund, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company's investment in Quadriga Superfund is recorded based upon the equity method of accounting.

  REVENUE RECOGNITION

     The Company earns management fees and an incentive fee for trading and management services provided to Quadriga Partners and Quadriga Superfund. Management fees and incentive fees are accrued as earned.

  EXPENSES

     The Company incurs operating expenses relating to normal activities in connection with managing the business. Expenses are recorded as incurred.

  FIXED ASSETS

     Fixed assets are stated net of accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized straight line over the remainder of the lease term.

  USE OF ESTIMATES

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

  INCOME TAXES

     The Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States, therefore, is not subject to income tax for the year ended December 31, 2004.

                       QUADRIGA CAPITAL MANAGEMENT, INC.

  FUNCTIONAL CURRENCY

     The Company's functional currency is the U.S. dollar. In addition to maintaining bank accounts in U.S. Dollars, the Company also has two accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various operating expenses. Cash assets denominated in these foreign currencies are translated to U.S. dollars at the current exchange rate. The resulting adjustments are charged or credited directly to income or expenses in the statement of income. Expenses are translated at the weighted average exchange rate for the period. There has been no material impact of changes in the exchange rates during the period covered by the financial statements.

(2)  RELATED PARTIES

     The Company is the general partner and is responsible for the trading and management of Quadriga Superfund, L.P. As general manager of Quadriga Superfund, the Company receives a monthly management fee equal to one-twelfth of 3% (3% per annum) of the net assets of Quadriga Superfund at the end of such month. Management fees, which are accrued ratably as services are performed, compensate the Company for services rendered to and on behalf of Quadriga Superfund. In addition, the Company receives a monthly incentive fee from Quadriga Superfund in an amount equal to 25% of the new appreciation of net asset value. For the period from January 1 to December 31, 2004, the Company earned management fees and incentive fees of $1,715,219 and $1,810,807, respectively, which is included in fee income. At December 31, 2004, the Company had accrued management fee revenue receivable of $186,695, which is included in due from affiliated limited partnerships.

     The Company utilizes an automated trading system to execute its commodity trades on behalf of Quadriga Partners. The trading system is owned by Christian Baha and Christian Halper, and is licensed to the Company on a nonexclusive basis at no cost. For the period ended December 31, 2004, the actual costs of acquiring and operating the automated trading system which would have been allocated to the Company, based upon assets managed, were immaterial. Such costs may be allocated in future periods and would be recorded as an expense, with an offsetting credit to additional paid-in capital.

     The Company executes its trades through Quadriga Asset Management, Inc.
(QAM), an introducing broker located in Chicago, IL. The sole stockholder of the Company is also a majority shareholder of QAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.

(3)  INVESTMENT IN AFFILIATED LIMITED PARTNERSHIPS

     The following represents investments in Quadriga Superfund as of December 31, 2004:

at January 1, 2004..........................................   $2,798,420
Capital withdrawals.........................................     (500,000)
Equity in earnings..........................................      304,398
                                                               ----------
Investment in Quadriga Superfund at December 31, 2004.......   $2,602,818
                                                               ==========

                       QUADRIGA CAPITAL MANAGEMENT, INC.

(4)  LEASE

     The future minimum lease payments under the office rental lease as of December 31, 2004 are:

                                                              MINIMUM
                                                              PAYMENTS
                                                              --------
Year ending December 31:
  2005......................................................  $17,989
  2006*.....................................................   13,492
                                                              -------
                                                              $31,481
                                                              =======

---------------

* There is no rental commitment beyond September 2006.

     The lease is cancelable with two months advance notice.

(5)  POSSIBLE CONTINGENT LIABILITY

     On January 10, 2003 management of Quadriga Superfund (the Fund) filed a post-effective amendment to the Registration Statement with the U.S. Securities and Exchange Commission which amended the Plan of Distribution. Since that date, the Fund has sold a total of 11,343 units in the principal amount of $14,201,005. Quadriga Capital Management and the Fund may be subject to potential claims for rescission from investors and regulatory or enforcement action for any sales of the Units made without an effective Registration Statement. As a regulated company, Quadriga Capital Management faces potential liability in the normal cause of its business from any administrative action or in any situation in which it is found to have engaged in activities which violate applicable law. Quadriga Capital Management is unable to estimate the probability of assertion of any related claims or assessments.

                PART TWO -- STATEMENT OF ADDITIONAL INFORMATION

                            QUADRIGA SUPERFUND, L.P.

               $85,630,834 UNITS OF LIMITED PARTNERSHIP INTEREST
                                    SERIES A
                                    SERIES B

                             ---------------------

     THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 7 IN PART ONE

                             ---------------------

     THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

                             ---------------------

                       SUPERFUND CAPITAL MANAGEMENT, INC.
                                GENERAL PARTNER

                             ---------------------

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION
                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Strategy....................................................  102
Why Superfund...............................................  109
Glossary....................................................  109
The Futures and Forward Markets.............................  110
Regulation..................................................  111
Advantages of Futures Fund Investments......................  112
Potential Disadvantages of Futures Fund Investments.........  113

                             EXHIBITS
EXHIBIT A: Quadriga Superfund, L.P. Form of First Amended
  and Restated Limited Partnership Agreement................  A-1
EXHIBIT B: Quadriga Superfund, L.P. Request for
  Redemption................................................  B-1
EXHIBIT C: Quadriga Superfund, L.P. Subscription
  Representations...........................................  C-1
EXHIBIT D: Quadriga Superfund, L.P. Subscription
  Agreement.................................................  D-1
EXHIBIT E: Quadriga Superfund, L.P. Request for Transfer
  Form......................................................  E-1

STRATEGY

  MARKET DIVERSIFICATION

     Superfund Capital Management, Inc. and its affiliates (collectively, "Superfund") use a proprietary system designed to ensure minimal correlation to traditional investments. The spectrum of traded instruments globally consists of more than 100 (up to 140) futures markets in both commodity and financial futures. Fundamental to Superfund's trading style is low correlation between the different instruments and high liquidity for order execution.

                                  [PIE GRAPH]

     The above chart is only an indication of the variety of markets traded or that may be traded by Superfund and is not indicative of relative allocations among these markets. The actual allocations among these markets change over time due to liquidity, volatility and risk considerations.

     On September 30, 2005, the approximate allocations among market sectors traded on behalf of the Series were as follows: stock indices, 11%; currencies, 13%; bonds, 61%; grains, 2%; energy, 4%; metals, 8%; agricultural markets, 1%; meat, 0%.

  TECHNICAL TRADING SYSTEM

     Positions are initiated using a proprietary technical algorithm that attempts to predict price trends in advance. Most systematic trend following systems employ technical indicators such as moving averages or bollinger bands to identify trending markets. Superfund believes the key to using such indicators successfully lies in the way they are interrelated and applied in combination.

  TREND FOLLOWING

     At present, Superfund's trading strategy is based on short and midterm time horizons. One key to Superfund's past success is to limit drawdowns by daily maintenance of stop orders. In this way, if a trend reverses Superfund's loss is theoretically limited, while if a trend continues Superfund's profits are theoretically protected. By this measure, Superfund seeks to optimize winning trades. However, past performance is not necessarily indicative of future results.

                            [TREND FOLLOWING GRAPH]

  MONEY MANAGEMENT

     Risk management plays a key role in Superfund's investment strategy. Superfund's proprietary program limits initial risk per trade to a theoretical maximum of 1.5 percent of total funds assets. In addition, the system continuously screens volatility and adjusts portfolio exposure accordingly.

PERFORMANCE SUPERFUND SERIES A & SUPERFUND Q-AG
                            [PERFORMANCE QAG GRAPH]

Below are the data points representing percentage returns for the Performance QAG Graph

                                                   SUPERFUND SERIES A
SUPERFUND Q-AG             SUPERFUND Q-AG          (SINCE INCEPTION -
(SINCE INCEPTION)          (SINCE 11/1/02)         11/1/02)
------------------         ---------------         -----------------------
Mar-96      -2.09%         Nov-02    -6.38%        Nov-02            -3.59%

Apr-96      -0.99%         Dec-02     9.14%        Dec-02             9.56%

May-96      -1.58%         Jan-03    23.07%        Jan-03            22.03%

Jun-96      -1.62%         Feb-03    37.88%        Feb-03            36.67%

Jul-96      -1.79%         Mar-03    14.84%        Mar-03             9.18%

Aug-96      -1.05%         Apr-03    13.00%        Apr-03             9.73%

Sep-96      -2.51%         May-03    24.35%        May-03            26.23%

Oct-96      -4.23%         Jun-03    18.34%        Jun-03            15.67%

Nov-96      -4.50%         Jul-03    17.13%        Jul-03             5.53%

Dec-96     -10.30%         Aug-03    18.86%        Aug-03             7.81%

Jan-97      -7.20%         Sep-03    15.45%        Sep-03             7.94%

Feb-97       0.45%         Oct-03    23.00%        Oct-03            12.24%

Mar-97      -4.20%         Nov-03    20.23%        Nov-03            10.28%

Apr-97      -6.59%         Dec-03    35.70%        Dec-03            31.72%

May-97       0.83%         Jan-04    39.73%        Jan-04            34.96%

Jun-97       8.30%         Feb-04    51.88%        Feb-04            52.04%

Jul-97      20.56%         Mar-04    52.51%        Mar-04            48.84%

Aug-97       6.79%         Apr-04    34.68%        Apr-04            27.71%

Sep-97       7.65%         May-04    40.18%        May-04            36.92%

Oct-97       0.93%         Jun-04    30.31%        Jun-04            21.00%

Nov-97       2.55%         Jul-04    30.99%        Jul-04            20.81%

Dec-97       8.27%         Aug-04    26.02%        Aug-04            12.55%

Jan-98       5.51%         Sep-04    31.10%        Sep-04            24.30%

Feb-98      10.35%         Oct-04    34.49%        Oct-04            30.36%

Mar-98      14.33%         Nov-04    46.58%        Nov-04            46.39%

Apr-98       8.83%         Dec-04    50.60%        Dec-04            46.67%

May-98      18.34%         Jan-05    40.11%        Jan-05            32.20%

Jun-98      20.65%         Feb-05    40.80%        Feb-05            34.55%

Jul-98      33.21%         Mar-05    43.53%        Mar-05            42.83%

Aug-98      46.37%         Apr-05    30.55%        Apr-05            25.37%

Sep-98      45.41%         May-05    33.97%        May-05            25.75%

Oct-98      40.75%         Jun-05    39.17%        Jun-05            28.82%

Nov-98      60.12%         Jul-05    38.03%        Jul-05            25.15%

Dec-98      75.98%         Aug-05    36.43%        Aug-05            32.27%

Jan-99      83.22%         Sep-05    37.94%        Sep-05            32.95%

Feb-99      85.02%

Mar-99      81.87%

Apr-99      93.37%

May-99      82.15%

Jun-99      81.37%

Jul-99      83.43%

Aug-99      78.45%

Sep-99      86.53%

Oct-99      80.62%

Nov-99      99.70%

Dec-99     120.67%

Jan-00     124.74%

Feb-00     122.18%

Mar-00     112.85%

Apr-00     112.43%

May-00     125.74%

Jun-00     128.30%

Jul-00     118.99%

Aug-00     142.85%

Sep-00     127.57%

Oct-00     117.51%

Nov-00     128.52%

Dec-00     171.84%

Jan-01     176.05%

Feb-01     180.06%

Mar-01     215.80%

Apr-01     175.34%

May-01     187.23%

Jun-01     188.34%

Jul-01     193.63%

Aug-01     211.70%

Sep-01     259.72%

Oct-01     273.92%

Nov-01     226.22%

Dec-01     223.02%

Jan-02     221.10%

Feb-02     213.15%

Mar-02     208.63%

Apr-02     199.41%

May-02     203.32%

Jun-02     244.80%

Jul-02     292.31%

Aug-02     324.48%

Sep-02     375.15%

Oct-02     309.66%

Nov-02     283.54%

Dec-02     347.11%

Jan-03     404.16%

Feb-03     464.85%

Mar-03     370.44%

Apr-03     362.93%

May-03     409.41%

Jun-03     384.79%

Jul-03     379.85%

Aug-03     386.93%

Sep-03     372.95%

Oct-03     403.88%

Nov-03     392.54%

Dec-03     455.90%

Jan-04     472.41%

Feb-04     522.17%

Mar-04     524.78%

Apr-04     451.74%

May-04     474.26%

Jun-04     433.84%

Jul-04     436.62%

Aug-04     416.23%

Sep-04     437.08%

Oct-04     450.95%

Nov-04     500.46%

Dec-04     516.94%

Jan-05     473.97%

Feb-05     476.80%

Mar-05     487.97%

Apr-05     434.79%

May-05     448.80%

Jun-05     470.10%

Jul-05     465.46%

Aug-05     458.90%

Sep-05     465.08%

     Superfund Q-AG is the group's flagship product and was introduced to the retail investor in Europe on March 8, 1996. The Superfund A-AG is not available for US-investors.


HISTORICAL PERFORMANCE

SUPERFUND L.P. SERIES A

     ----------------  ----------------  ----------------  ----------------
     2002              2003              2004              2005
     ----------------  ----------------  ----------------  ----------------
Jan                    1220.25  +11.38%  1349.63   +2.46%  1321.97   -9.87%

Feb                    1366.74  +12.00%  1520.39  +12.65%  1345.51   +1.78%

Mar                    1091.75  -20.12%  1488.43   -2.10%  1428.28   +6.15%

Apr                    1097.34   +0.51%  1277.14  -14.20%  1253.71  -12.22%

May                    1262.34  +15.04%  1369.16   +7.21%  1257.46   +0.30%

Jun                    1156.71   -8.37%  1210.02  -11.62%  1288.17   +2.44%

Jul                    1055.27   -8.77%  1208.13   -0.16%  1251.48   -2.85%

Aug                    1078.09   +2.16%  1125.48   -6.84%  1322.67   +5.69%

Sep                    1079.38   +0.12%  1242.96  +10.44%  1329.46   +0.51%

Oct  1000.00           1122.43   +3.99%  1303.61   +4.88%

Nov   964.06   -3.59%  1102.79   -1.75%  1463.89  +12.30%

Dec  1095.62  +13.65%  1317.23  +19.45%  1466.67   +0.19%
     ----------------  ----------------  ----------------  ----------------

               +9.56%           +20.23%           +11.35%             -9.36
     ----------------  ----------------  ----------------  ----------------

SUPERFUND Q-AG

     1996     -10.30%  1997     +20.70%  1998     +62.55%  1999     +25.39%
     ----------------  ----------------  ----------------  ----------------
     2000     +23.19%  2001     +18.82%
     ----------------  ----------------  ----------------  ----------------
     2002              2003              2004              2005
     ----------------  ----------------  ----------------  ----------------
Jan  3211.04   -0.59%  5041.62  +12.76%  5724.10   +2.97%  5739.67   -6.97%

Feb  3131.50   -2.48%  5648.54  +12.04%  6221.70   +8.69%  5767.99   +0.49%

Mar  3086.26   -1.44%  4704.38  -16.72%  6247.76   +0.42%  5879.65   +1.94%

Apr  2994.10   -2.99%  4629.32   -1.60%  5517.40  -11.69%  5347.90   -9.04%

May  3033.24   +1.31%  5094.14  +10.04%  5742.62   +4.08%  5488.02   +2.62%

Jun  3447.95  +13.67%  4847.91   -4.83%  5338.37   -7.04%  5701.04   +3.88%

Jul  3923.06  +13.78%  4798.53   -1.02%  5366.23   +0.52%  5654.56   -0.82%

Aug  4244.76   +8.20%  4869.26   +1.47%  5162.34   -3.80%  5588.97   -1.16%

Sep  4751.49  +11.94%  4729.52   -2.87%  5370.75   +4.04%  5650.82   +1.11%

Oct  4096.59  -13.78%  5038.78   +6.54%  5509.52   +2.58%

Nov  3835.39   -6.38%  4925.42   -2.25%  6004.61   +8.99%

Dec  4471.13  +16.58%  5559.03  +12.86%  6169.38   +2.74%
     ----------------  ----------------  ----------------  ----------------

              +38.42%           +24.33%           +10.98%            -8.41%
     ----------------  ----------------  ----------------  ----------------

STATISTICS

                             10/2002-09/2005       03/1996-09/2005
-----------------------  -----------------------   ---------------
   RETURN STATISTICS     SUPERFUND L.P. SERIES A   SUPERFUND Q-AG
-----------------------  -----------------------   ---------------
since inception                    32.95%               464.85%

annualized geometric*              10.25%                19.83%

YTD                                -9.36%                -8.44%

one year rolling                    6.96%                 5.17%

three year rolling                   N/A                 18.88%

five year rolling                    N/A                148.21%

average monthly*                    0.82%                 1.52%

highest monthly*                   19.45%                18.96%

lowest monthly*                   -20.12%               -16.72%

% of positive months*              62.86%                57.39%

------------------------------------------------------------------

* since inception

                             10/2002-09/2005       03/1996-09/2005
-----------------------  -----------------------   ---------------
    RISK STATISTICS      SUPERFUND L.P. SERIES A   SUPERFUND Q-AG
-----------------------  -----------------------   ---------------
annual standard
  deviation*                        31.57%                23.69%

monthly standard
  deviation*                         9.11%                 6.84%

max. initial risk per
  trade                              1.00%                 1.00%

typical margin to
  equity                            20.00%                20.00%

maximum drawdown*                  -25.97%               -19.93%

maximum time off peak*          19 months             18 months

sharpe ratio                         0.32%                 0.84%

correlation to S&P 500               0.10%                -0.16%

correlation to CISDM                 0.85%                 0.70%

correlation to CSFB                  0.59%                 0.21%

------------------------------------------------------------------

* modified

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FOREGOING PERFORMANCE RESULTS ARE SHOWN NET OF ALL FEES.

* "Quadriga Superfund, L.P. -- Series A" employs a very similar strategy to Superfund Q-AG; however, it is traded at a higher level of risk because of higher fees. But please understand, there is no guarantee of Quadriga Superfund, L.P. Series A achieving the same results as Superfund Q-AG.

                           [PERFORMANCE Q-GCT GRAPH]

PERFORMANCE SUPERFUND SERIES B & SUPERFUND GCT

                            [PERFORMANCE GCT GRAPH]

Below are the data points representing percentage returns for the Performance GCT Graph

                                                   SUPERFUND SERIES B
SUPERFUND GCT              SUPERFUND GCT           (SINCE INCEPTION -
(SINCE INCEPTION)          (SINCE 11/1/02)         11/1/02)
------------------         ---------------         -----------------------
Jan-00..    12.32%         Nov-02    -5.94%        Nov-02            -5.84%

Feb-00..     6.00%         Dec-02    17.03%        Dec-02            15.98%

Mar-00..     3.40%         Jan-03    40.43%        Jan-03            36.38%

Apr-00..     2.62%         Feb-03    62.23%        Feb-03            59.66%

May-00..     9.24%         Mar-03    24.57%        Mar-03            13.19%

Jun-00..    10.01%         Apr-03    25.89%        Apr-03            14.17%

Jul-00..     0.61%         May-03    38.35%        May-03            39.18%

Aug-00..    13.01%         Jun-03    26.51%        Jun-03            23.07%

Sep-00..     5.20%         Jul-03    22.54%        Jul-03             8.36%

Oct-00..     1.95%         Aug-03    25.75%        Aug-03            12.07%

Nov-00..    11.07%         Sep-03    18.37%        Sep-03            12.12%

Dec-00..    40.16%         Oct-03    30.48%        Oct-03            18.76%

Jan-01..    45.15%         Nov-03    27.17%        Nov-03            16.33%

Feb-01..    51.78%         Dec-03    47.87%        Dec-03            48.12%

Mar-01..    66.87%         Jan-04    50.77%        Jan-04            53.28%

Apr-01..    52.51%         Feb-04    71.95%        Feb-04            81.84%

May-01..    55.39%         Mar-04    71.02%        Mar-04            77.14%

Jun-01..    63.19%         Apr-04    36.96%        Apr-04            42.43%

Jul-01..    65.00%         May-04    43.40%        May-04            55.41%

Aug-01..    81.95%         Jun-04    28.77%        Jun-04            31.98%

Sep-01..   133.66%         Jul-04    30.95%        Jul-04            31.86%

Oct-01..   145.98%         Aug-04    23.43%        Aug-04            19.62%

Nov-01..   110.01%         Sep-04    33.54%        Sep-04            37.26%

Dec-01..    99.81%         Oct-04    41.39%        Oct-04            46.88%

Jan-02..   101.93%         Nov-04    63.20%        Nov-04            72.33%

Feb-02..    96.49%         Dec-04    64.43%        Dec-04            73.03%

Mar-02..    85.77%         Jan-05    43.90%        Jan-05            47.52%

Apr-02..    84.59%         Feb-05    47.56%        Feb-05            53.33%

May-02..    91.16%         Mar-05    53.86%        Mar-05            66.35%

Jun-02..   136.16%         Apr-05    30.07%        Apr-05            38.32%

Jul-02..   177.90%         May-05    32.22%        May-05            38.97%

Aug-02..   220.23%         Jun-05    40.12%        Jun-05            43.92%

Sep-02..   249.07%         Jul-05    40.05%        Jul-05            38.63%

Oct-02..   188.92%         Aug-05    40.88%        Aug-05            49.75%

Nov-02..   171.77%         Sep-05    45.68%        Sep-05            51.34%

Dec-02..   238.14%

Jan-03..   305.72%

Feb-03..   368.71%

Mar-03..   259.91%

Apr-03..   263.72%

May-03..   299.71%

Jun-03..   265.51%

Jul-03..   254.03%

Aug-03..   263.32%

Sep-03..   241.98%

Oct-03..   276.98%

Nov-03..   267.42%

Dec-03..   327.23%

Jan-04..   335.62%

Feb-04..   396.80%

Mar-04..   394.10%

Apr-04..   295.70%

May-04..   314.31%

Jun-04..   272.04%

Jul-04..   278.35%

Aug-04..   256.61%

Sep-04..   285.82%

Oct-04..   308.50%

Nov-04..   371.51%

Dec-04..   375.06%

Jan-05..   315.76%

Feb-05..   326.34%

Mar-05..   344.52%

Apr-05..   275.79%

May-05..   282.00%

Jun-05..   304.85%

Jul-05..   304.63%

Aug-05..   307.03%

Sep-05..   320.89%

     Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. The Superfund GCT is not available for US-investors.

HISTORICAL PERFORMANCE

                                  2002               2003                2004                2005
                                  ----------------   -----------------   -----------------   ----------------
Jan.............................                     1363.75    +17.59%  1532.81     +3.49%  1475.16   -14.74%

Feb.............................                     1596.61    +17.07%  1818.37    +18.63%  1533.29    +3.94%

Mar.............................                     1131.88    -29.11%  1771.36     -2.59%  1663.54    +8.49%

Apr.............................                     1141.74     +0.87%  1424.26    -19.60%  1383.15   -16.86%

May.............................                     1391.75    +21.90%  1554.08     +9.11%  1389.74    +0.48%

Jun.............................                     1230.71    -11.57%  1319.81    -15.07%  1439.18    +3.56%

Jul.............................                     1083.58    -11.95%  1318.60     -0.09%  1386.27    -3.68%

Aug.............................                     1120.69     +3.42%  1196.15     -9.29%  1497.48    +8.02%

Sep.............................                     1121.18     +0.04%  1372.57    +14.75%  1513.39    +1.06%

Oct.............................  1000.00            1187.57     +5.92%  1468.76     +7.01%

Nov.............................   941.56    -5.84%  1163.31     -2.04%  1723.25    +17.33%

Dec.............................  1159.77   +23.18%  1481.19    +27.33%  1730.29     +0.41%

                                  ----------------   -----------------   -----------------   ----------------

                                            +15.98%             +27.71%             +16.82%            -12.54%

                                  ----------------   -----------------   -----------------   ----------------


                                 -----------------   -----------------
                                  2000     +40.16%    2001     +42.56%   2004               2005
                                 -------   -------   -------   -------   ----------------   ----------------
Jan............................  1112.97    +1.06%   2236.19   +19.99%   2400.95    +1.96%  2291.49   -12.48%

Feb............................  1082.99    -2.69%   2583.34   +15.52%   2738.17   +14.05%  2349.80    +2.54%

Mar............................  1023.91    -5.46%   1983.71   -23.21%   2723.31    -0.54%  2450.01    +4.26%

                                                                                        -%
Apr............................  1017.38    -0.64%   2004.71    +1.06%   2180.94    19.92   2071.20   -15.46%

May............................  1053.60    +3.56%   2203.04    +9.89%   2283.54    +4.70%  2105.46    +1.65%

                                                                                        -%
Jun............................  1301.64   +23.54%   2014.56    -8.56%   2050.52    10.20   2231.36    +5.98%

Jul............................  1531.66   +17.67%   1951.28    -3.14%   2085.33    +1.70%  2230.19    -0.05%

Aug............................  1764.97   +15.23%   2002.46    +2.62%   1965.50    -5.75%  2243.38    +0.59%

Sep............................  1923.95    +9.01%   1884.88    -5.87%   2126.50    +8.19%  2319.80    +3.41%

Oct............................  1592.41   -17.23%   2077.75   +10.23%   2251.49    +5.88%

Nov............................  1497.89    -5.94%   2025.07    -2.54%   2598.77   +15.42%

Dec............................  1863.67   +23.18%   2354.70   +16.28%   2618.37    +0.75%

                                 -----------------   -----------------   ----------------   ----------------

                                           +69.23%             +26.35%             +11.20%            -11.40%

                                 -----------------   -----------------   ----------------   ----------------


STATISTICS

                                                           10/2002-09/2005       01/2000-09/2005
                                                       -----------------------   ---------------
                                                       SUPERFUND L.P. SERIES B      SUPERFUND
                                                       -----------------------         GCT
-----------------------------------------------------                            ---------------
since inception......................................           51.34%               320.89%

annualized geometric*................................           15.26%                28.44%

YTD..................................................          -12.54%               -11.40%

one year rolling.....................................           10.26%                 9.09%

three year rolling...................................             N/A                 20.57%

five year rolling....................................             N/A                300.08%

average monthly*.....................................            1.19%                 2.11%

highest monthly*.....................................           27.33%                28.42%

lowest monthly*......................................          -29.11%               -23.21%

% of positive months*................................           62.86%                62.32%

-----------------------------------------------------

* since inception

                                                           10/2002-09/2005       01/2000-09/2005
                                                       -----------------------   ---------------
                                                       SUPERFUND L.P. SERIES B      SUPERFUND
                                                       -----------------------         GCT
-----------------------------------------------------                            ---------------
annual standard deviation*...........................             45.34%                36.91%

monthly standard deviation*..........................             13.09%                10.65%

typical margin to equity.............................             30.00%                30.00%

max. initial risk per trade..........................              1.50%                 1.50%

maximum drawdown*....................................             34.22%                28.22%

maximum time off peak*...............................         19 months             19 months

sharpe ratio.........................................              0.34%                 0.77%

correlation to S&P 500...............................              0.08%                -0.32%

correlation to CISDM.................................              0.86%                 0.82%

correlation to CSFB..................................              0.59%                 0.12%

-----------------------------------------------------

* modified

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FOREGOING PERFORMANCE RESULTS ARE SHOWN NET OF ALL FEES.

* "Quadriga Superfund, L.P. -- Series B" employs a very similar strategy to Superfund GCT; however, its is traded at a higher level of risk because of higher fees. But please understand, there is no guarantee of Quadriga Superfund, L.P. Series B achieving the same results as Superfund GCT.

                                             SERIES A*   SUPERFUND Q-AG   S&P 500   NASDAQ COMP.   MSCI WORLD
                                             ---------   --------------   -------   ------------   ----------
PERFORMANCE
PERFORMANCE SINCE 03/96....................    32.95%        465.08%       87.99%       96.84%        63.27%
PERFORMANCE P.A............................    10.25%         19.84%        6.82%        7.33%         5.24%
RISK
MAXIMUM DRAWDOWN...........................   -25.97%        -19.93%      -46.28%      -75.04%       -48.45%
VOLATILITY P.A.............................    31.57%         23.69%       15.88%       29.57%        14.71%
STATISTICS
MOD. SHARPE RATIO..........................     0.32           0.84         0.43         0.25          0.36
CORRELATION TO SUPERFUND Q-AG..............     0.93           1.00        -0.16        -0.12         -0.12

03/08/97 -- 09/30/05          *11/01/02 -- 09/30/05

This chart was prepared by Superfund Capital Management,Inc. See the glossary on page 109 for information integral to this chart.

                                              SERIES A   SUPERFUND Q-AG   S&P 500   NASDAQ COMP.   MSCI WORLD
                                              --------   --------------   -------   ------------   ----------
PERFORMANCE
PERFORMANCE SINCE 11/02.....................    32.95%        37.94%       38.73%       61.81%        54.61%
PERFORMANCE P.A.............................    10.25%        11.65%       11.87%       17.93%        16.11%
RISK
MAXIMUM DRAWDOWN............................   -25.97%       -18.04%      -10.16%      -11.67%       -10.18%
VOLATILITY P.A..............................    31.57%        25.50%       10.27%       16.80%        10.56%
STATISTICS
MOD. SHARPE RATIO...........................     0.32          0.47         1.16         1.07          1.53
CORRELATION TO SERIES A.....................     1.00          0.93         0.10         0.10          0.20

11/01/02 -- 09/30/05
# COMMENTS

Over the past year, Quadriga Superfund Series A had a low correlation to such indices. In general, this attribute will allow investors to potentially reduce the risk in their portfolios through diversification. There can be no assurance, however, that Series A will perform positively or avoid losses.


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FOREGOING PERFORMANCE RESULTS ARE SHOWN NET OF ALL FEES.


* "Quadriga Superfund, L.P. -- Series A" employs a very similar strategy to Superfund Q-AG; however, it is traded at a higher level of risk because of higher fees. But please understand, there is no guarantee of Quadriga Superfund, L.P. Series A achieving the same results as Superfund Q-AG.

                          CORRELATION COMPARISON GRAPH

Below are the data points representing percentage returns for the Correlation Comparison Graph

                                                                                                       SUPERFUND   SUPERFUND
                                      SUPERFUND Q-AG   S&P 500   NASDAQ COMP.   MSCI WORLD             SERIES A    Q-AG
                                      --------------   -------   ------------   ----------             ---------   ---------
Mar-96.............................        -2.09%       -1.25%        0.76%        1.51%      Nov-02     -3.59%        -6.38%
Apr-96.............................        -0.99%        0.08%        8.91%        3.74%      Dec-02      9.56%         9.14%
May-96.............................        -1.58%        2.37%       13.75%        3.68%      Jan-03     22.03%        23.07%
Jun-96.............................        -1.62%        2.60%        8.41%        4.05%      Feb-03     36.67%        37.88%
Jul-96.............................        -1.79%       -2.10%       -1.15%        0.21%      Mar-03      9.18%        14.84%
Aug-96.............................        -1.05%       -0.25%        4.43%        1.21%      Apr-03      9.73%        13.00%
Sep-96.............................        -2.51%        5.15%       12.24%        5.01%      May-03     26.23%        24.35%
Oct-96.............................        -4.23%        7.90%       11.75%        5.59%      Jun-03     15.67%        18.34%
Nov-96.............................        -4.50%       15.81%       18.25%       11.34%      Jul-03      5.53%        17.13%
Dec-96.............................       -10.30%       13.32%       18.11%        9.40%      Aug-03      7.81%        18.86%
Jan-97.............................        -7.20%       20.27%       26.23%       10.56%      Sep-03      7.94%        15.45%
Feb-97.............................         0.45%       20.99%       19.75%       11.68%      Oct-03     12.24%        23.00%
Mar-97.............................        -4.20%       15.83%       11.76%        9.31%      Nov-03     10.28%        20.23%
Apr-97.............................        -6.59%       22.59%       15.34%       12.73%      Dec-03     31.72%        35.70%
May-97.............................         0.83%       29.78%       28.10%       19.52%      Jan-04     34.96%        39.73%
Jun-97.............................         8.30%       35.41%       31.91%       25.32%      Feb-04     52.04%        51.88%
Jul-97.............................        20.56%       45.99%       45.80%       30.94%      Mar-04     48.84%        52.51%
Aug-97.............................         6.79%       37.61%       45.21%       22.02%      Apr-04     27.71%        34.68%
Sep-97.............................         7.65%       44.92%       54.21%       28.49%      May-04     36.92%        40.18%
Oct-97.............................         0.93%       39.93%       45.79%       21.57%      Jun-04     21.00%        30.31%
Nov-97.............................         2.55%       46.16%       46.42%       23.56%      Jul-04     20.81%        30.99%
Dec-97.............................         8.27%       48.46%       43.66%       24.90%      Aug-04     12.55%        26.02%
Jan-98.............................         5.51%       49.97%       48.14%       28.22%      Sep-04     24.30%        31.10%
Feb-98.............................        10.35%       60.54%       61.97%       36.73%      Oct-04     30.36%        34.49%
Mar-98.............................        14.33%       68.55%       67.93%       42.34%      Nov-04     46.39%        46.58%
Apr-98.............................         8.83%       70.09%       70.92%       43.56%      Dec-04     46.67%        50.60%
May-98.............................        18.34%       66.88%       62.73%       41.60%      Jan-05     32.20%        40.11%
Jun-98.............................        20.65%       73.46%       73.33%       44.79%      Feb-05     34.55%        40.80%
Jul-98.............................        33.21%       71.45%       71.29%       44.39%      Mar-05     42.83%        43.53%
Aug-98.............................        46.37%       46.49%       37.14%       24.97%      Apr-05     25.37%        30.55%
Sep-98.............................        45.41%       55.60%       54.95%       27.01%      May-05     25.75%        33.97%
Oct-98.............................        40.75%       68.08%       62.05%       38.32%      Jun-05     28.82%        39.17%
Nov-98.............................        60.12%       78.02%       78.35%       46.38%      Jul-05     25.15%        38.03%
Dec-98.............................        75.98%       88.06%      100.59%       53.36%      Aug-05     32.27%        36.43%
Jan-99.............................        83.22%       95.77%      129.24%       56.54%      Sep-05     32.95%        37.94%
Feb-99.............................        85.02%       89.45%      109.31%       52.21%
Mar-99.............................        81.87%       96.80%      125.17%       58.37%
Apr-99.............................        93.37%      104.27%      132.62%       64.44%
May-99.............................        82.15%       99.16%      126.01%       58.26%
Jun-99.............................        81.37%      110.01%      145.69%       65.46%
Jul-99.............................        83.43%      103.28%      141.37%       64.79%
Aug-99.............................        78.45%      102.01%      150.60%       64.32%
Sep-99.............................        86.53%       96.24%      151.22%       62.55%
Oct-99.............................        80.62%      108.51%      171.37%       70.82%
Nov-99.............................        99.70%      112.49%      205.20%       75.46%
Dec-99.............................       120.67%      124.78%      272.27%       89.49%
Jan-00.............................       124.74%      113.33%      260.47%       78.47%
Feb-00.............................       122.18%      109.04%      329.66%       78.78%
Mar-00.............................       112.85%      129.26%      318.33%       90.96%
Apr-00.............................       112.43%      122.20%      253.18%       82.72%
May-00.............................       125.74%      117.33%      211.12%       77.92%
Jun-00.............................       128.30%      122.53%      262.82%       83.73%
Jul-00.............................       118.99%      118.90%      244.61%       78.39%
Aug-00.............................       142.85%      132.19%      284.80%       84.02%
Sep-00.............................       127.57%      119.77%      235.99%       74.06%
Oct-00.............................       117.51%      118.68%      208.26%       70.98%
Nov-00.............................       128.52%      101.17%      137.66%       60.44%
Dec-00.............................       171.84%      101.99%      126.01%       62.86%
Jan-01.............................       176.05%      108.98%      153.65%       65.93%
Feb-01.............................       180.06%       89.69%       96.85%       51.75%
Mar-01.............................       215.80%       77.52%       68.35%       41.53%
Apr-01.............................       175.34%       91.15%       93.60%       51.77%
May-01.............................       187.23%       92.12%       93.07%       49.51%
Jun-01.............................       188.34%       87.32%       97.57%       44.67%
Jul-01.............................       193.63%       85.30%       85.44%       42.65%
Aug-01.............................       211.70%       73.42%       65.16%       35.59%
Sep-01.............................       259.72%       59.25%       37.11%       23.49%
Oct-01.............................       273.92%       62.13%       54.62%       25.78%
Nov-01.............................       226.22%       74.32%       76.61%       33.08%
Dec-01.............................       223.02%       75.64%       78.43%       33.83%
Jan-02.............................       221.10%       72.91%       76.93%       29.68%
Feb-02.............................       213.15%       69.32%       58.40%       28.39%
Mar-02.............................       208.63%       75.54%       68.81%       33.84%
Apr-02.............................       199.41%       64.75%       54.44%       29.12%
May-02.............................       203.32%       63.26%       47.81%       29.07%
Jun-02.............................       244.80%       51.43%       33.86%       21.06%
Jul-02.............................       292.31%       39.47%       21.51%       10.76%
Aug-02.............................       324.48%       40.15%       20.28%       10.76%
Sep-02.............................       375.15%       24.73%        7.22%       -1.56%
Oct-02.............................       309.66%       35.51%       21.65%        5.60%
Nov-02.............................       283.54%       43.24%       35.28%       11.15%
Dec-02.............................       347.11%       34.60%       22.17%        5.65%
Jan-03.............................       404.16%       30.91%       20.84%        2.35%
Feb-03.............................       464.85%       28.69%       22.36%        0.40%
Mar-03.............................       370.44%       29.76%       22.69%       -0.16%
Apr-03.............................       362.93%       40.28%       33.96%        8.46%
May-03.............................       409.41%       47.42%       46.00%       14.37%
Jun-03.............................       384.79%       49.09%       48.46%       16.16%
Jul-03.............................       379.85%       51.50%       58.72%       18.39%
Aug-03.............................       386.93%       54.21%       65.62%       20.73%
Sep-03.............................       372.95%       52.37%       63.47%       21.31%
Oct-03.............................       403.88%       60.75%       76.76%       28.39%
Nov-03.............................       392.54%       61.89%       79.33%       30.16%
Dec-03.............................       455.90%       70.11%       83.27%       38.20%
Jan-04.............................       472.41%       73.05%       89.01%       40.33%
Feb-04.............................       522.17%       75.16%       85.69%       42.51%
Mar-04.............................       524.78%       72.30%       82.43%       41.25%
Apr-04.............................       451.74%       69.40%       75.66%       38.11%
May-04.............................       474.26%       71.45%       81.75%       39.04%
Jun-04.............................       433.84%       74.53%       87.33%       41.69%
Jul-04.............................       436.62%       68.55%       72.66%       36.96%
Aug-04.............................       416.23%       68.93%       68.15%       37.31%
Sep-04.............................       437.08%       70.52%       73.53%       39.74%
Oct-04.............................       450.95%       72.91%       80.67%       43.05%
Nov-04.............................       500.46%       79.58%       91.82%       50.34%
Dec-04.............................       516.94%       85.41%       99.01%       55.94%
Jan-05.............................       473.97%       80.72%       88.67%       52.34%
Feb-05.............................       476.80%       84.14%       87.69%       56.92%
Mar-05.............................       487.97%       80.62%       82.89%       53.52%
Apr-05.............................       434.79%       76.98%       75.79%       49.85%
May-05.............................       448.80%       82.28%       89.20%       52.12%
Jun-05.............................       470.10%       82.26%       88.17%       53.20%
Jul-05.............................       465.46%       88.81%       99.87%       58.45%
Aug-05.............................       458.90%       86.69%       96.88%       59.34%
Sep-05.............................       465.08%       87.99%       96.84%       63.27%

                                     S&P                    MSCI
                                     500     NASDAQ COMP.   WORLD
                                     -----   ------------   -----
Mar-96.............................   5.71%      11.21%      5.25%
Apr-96.............................  -0.67%       0.43%      0.04%
May-96.............................  -3.39%      -0.66%     -3.08%
Jun-96.............................  -5.04%       0.58%     -4.93%
Jul-96.............................  -4.24%       0.86%     -5.46%
Aug-96.............................   3.52%      10.12%      2.70%
Sep-96.............................   8.79%      20.02%      8.31%
Oct-96.............................  10.02%      22.04%     10.00%
Nov-96.............................  11.80%      30.48%     12.11%
Dec-96.............................  13.80%      36.15%     14.33%
Jan-97.............................  12.44%      34.38%     14.87%
Feb-97.............................  18.62%      45.31%     21.57%
Mar-97.............................  19.47%      47.42%     23.25%
Apr-97.............................  25.53%      50.66%     30.87%
May-97.............................  27.70%      55.38%     32.89%
Jun-97.............................  29.26%      52.65%     34.95%
Jul-97.............................  27.15%      49.97%     33.75%
Aug-97.............................  25.01%      44.40%     30.78%
Sep-97.............................  26.52%      49.41%     31.67%
Oct-97.............................  28.80%      54.00%     34.18%
Nov-97.............................  24.38%      41.93%     29.69%
Dec-97.............................  24.67%      38.23%     30.02%
Jan-98.............................  25.83%      42.65%     32.33%
Feb-98.............................  27.60%      48.52%     35.46%
Mar-98.............................  32.52%      57.68%     42.36%
Apr-98.............................  36.82%      63.60%     47.67%
May-98.............................  33.36%      55.10%     44.26%
Jun-98.............................  35.88%      54.29%     48.60%
Jul-98.............................  33.29%      50.35%     45.37%
Aug-98.............................  30.61%      44.51%     41.90%
Sep-98.............................  34.52%      55.53%     44.05%
Oct-98.............................  34.50%      54.69%     45.07%
Nov-98.............................  39.34%      64.30%     50.04%
Dec-98.............................  37.77%      61.84%     50.88%
Jan-99.............................  38.73%      61.81%     54.61%
Feb-99.............................
Mar-99.............................
Apr-99.............................
May-99.............................
Jun-99.............................
Jul-99.............................
Aug-99.............................
Sep-99.............................
Oct-99.............................
Nov-99.............................
Dec-99.............................
Jan-00.............................
Feb-00.............................
Mar-00.............................
Apr-00.............................
May-00.............................
Jun-00.............................
Jul-00.............................
Aug-00.............................
Sep-00.............................
Oct-00.............................
Nov-00.............................
Dec-00.............................
Jan-01.............................
Feb-01.............................
Mar-01.............................
Apr-01.............................
May-01.............................
Jun-01.............................
Jul-01.............................
Aug-01.............................
Sep-01.............................
Oct-01.............................
Nov-01.............................
Dec-01.............................
Jan-02.............................
Feb-02.............................
Mar-02.............................
Apr-02.............................
May-02.............................
Jun-02.............................
Jul-02.............................
Aug-02.............................
Sep-02.............................
Oct-02.............................
Nov-02.............................
Dec-02.............................
Jan-03.............................
Feb-03.............................
Mar-03.............................
Apr-03.............................
May-03.............................
Jun-03.............................
Jul-03.............................
Aug-03.............................
Sep-03.............................
Oct-03.............................
Nov-03.............................
Dec-03.............................
Jan-04.............................
Feb-04.............................
Mar-04.............................
Apr-04.............................
May-04.............................
Jun-04.............................
Jul-04.............................
Aug-04.............................
Sep-04.............................
Oct-04.............................
Nov-04.............................
Dec-04.............................
Jan-05.............................
Feb-05.............................
Mar-05.............................
Apr-05.............................
May-05.............................
Jun-05.............................
Jul-05.............................
Aug-05.............................
Sep-05.............................

CORRELATION COMPARISON

Below are the data points representing percentage returns for the Correlation Comparison Graph

                       SUPERFUND   S&P       NASDAQ   MSCI                 SUPERFUND   SUPERFUND   S&P       NASDAQ   MSCI
                       GCT         500       COMP.    WORLD                SERIES B    GCT         500       COMP.    WORLD
                       ---------   -------   ------   ------               ---------   ---------   -------   ------   -----
Jan-00...............    12.32%     -5.09%   -3.17%    -5.82%     Nov-02     -5.84%      -5.94%      5.71%   11.21%    5.25%

Feb-00...............     6.00%     -7.00%   15.42%    -5.65%     Dec-02     15.98%      17.03%     -0.67%    0.43%    0.04%

Mar-00...............     3.40%      2.00%   12.38%     0.78%     Jan-03     36.38%      40.43%     -3.39%   -0.66%   -3.08%

Apr-00...............     2.62%     -1.14%   -5.13%    -3.57%     Feb-03     59.66%      62.23%     -5.04%    0.58%   -4.93%

May-00...............     9.24%     -3.31%   -16.43%   -6.11%     Mar-03     13.19%      24.57%     -4.24%    0.86%   -5.46%

Jun-00...............    10.01%     -1.00%   -2.54%    -3.04%     Apr-03     14.17%      25.89%      3.52%   10.12%    2.70%

Jul-00...............     0.61%     -2.61%   -7.43%    -5.86%     May-03     39.18%      38.35%      8.79%   20.02%    8.31%

Aug-00...............    13.01%      3.30%    3.37%    -2.89%     Jun-03     23.07%      26.51%     10.02%   22.04%   10.00%

Sep-00...............     5.20%     -2.23%   -9.74%    -8.14%     Jul-03      8.36%      22.54%     11.80%   30.48%   12.11%

Oct-00...............     1.95%     -2.71%   -17.19%   -9.77%     Aug-03     12.07%      25.75%     13.80%   36.15%   14.33%

Nov-00...............    11.07%    -10.50%   -36.16%  -15.33%     Sep-03     12.12%      18.37%     12.44%   34.38%   14.87%

Dec-00...............    40.16%    -10.14%   -39.29%  -14.05%     Oct-03     18.76%      30.48%     18.62%   45.31%   21.57%

Jan-01...............    45.15%     -7.03%   -31.86%  -12.43%     Nov-03     16.33%      27.17%     19.47%   47.42%   23.25%

Feb-01...............    51.78%    -15.61%   -47.12%  -19.92%     Dec-03     48.12%      47.87%     25.53%   50.66%   30.87%

Mar-01...............    66.87%    -21.03%   -54.78%  -25.31%     Jan-04     53.28%      50.77%     27.70%   55.38%   32.89%

Apr-01...............    52.51%    -14.96%   -48.00%  -19.90%     Feb-04     81.84%      71.95%     29.26%   52.65%   34.95%

May-01...............    55.39%    -14.53%   -48.14%  -21.10%     Mar-04     77.14%      71.02%     27.15%   49.97%   33.75%

Jun-01...............    63.19%    -16.66%   -46.93%  -23.65%     Apr-04     42.43%      36.96%     25.01%   44.40%   30.78%

Jul-01...............    65.00%    -17.56%   -50.18%  -24.72%     May-04     55.41%      43.40%     26.52%   49.41%   31.67%

Aug-01...............    81.95%    -22.85%   -55.63%  -28.44%     Jun-04     31.98%      28.77%     28.80%   54.00%   34.18%

Sep-01...............   133.66%    -29.15%   -63.17%  -34.83%     Jul-04     31.86%      30.95%     24.38%   41.93%   29.69%

Oct-01...............   145.98%    -27.87%   -58.46%  -33.62%     Aug-04     19.62%      23.43%     24.67%   38.23%   30.02%

Nov-01...............   110.01%    -22.45%   -52.56%  -29.77%     Sep-04     37.26%      33.54%     25.83%   42.65%   32.33%

Dec-01...............    99.81%    -21.86%   -52.07%  -29.37%     Oct-04     46.88%      41.39%     27.60%   48.52%   35.46%

Jan-02...............   101.93%    -23.08%   -52.47%  -31.56%     Nov-04     72.33%      63.20%     32.52%   57.68%   42.36%

Feb-02...............    96.49%    -24.67%   -57.45%  -32.24%     Dec-04     73.03%      64.43%     36.82%   63.60%   47.67%

Mar-02...............    85.77%    -21.91%   -54.65%  -29.37%     Jan-05     47.52%      43.90%     33.36%   55.10%   44.26%

Apr-02...............    84.59%    -26.70%   -58.51%  -31.86%     Feb-05     53.33%      47.56%     35.88%   54.29%   48.60%

May-02...............    91.16%    -27.37%   -60.29%  -31.88%     Mar-05     66.35%      53.86%     33.29%   50.35%   45.37%

Jun-02...............   136.16%    -32.63%   -64.04%  -36.11%     Apr-05     38.32%      30.07%     30.61%   44.51%   41.90%

Jul-02...............   177.90%    -37.95%   -67.36%  -41.55%     May-05     38.97%      32.22%     34.52%   55.53%   44.05%

Aug-02...............   220.23%    -37.65%   -67.69%  -41.55%     Jun-05     43.92%      40.12%     34.50%   54.69%   45.07%

Sep-02...............   249.07%    -44.51%   -71.20%  -48.05%     Jul-05     38.63%      40.05%     39.34%   64.30%   50.04%

Oct-02...............   188.92%    -39.71%   -67.32%  -44.27%     Aug-05     49.75%      40.88%     37.77%   61.84%   50.88%

Nov-02...............   171.77%    -36.27%   -63.66%  -41.34%     Sep-05     51.34%      45.68%     38.73%   61.81%   54.61%

Dec-02...............   238.14%    -40.12%   -67.18%  -44.25%

Jan-03...............   305.72%    -41.76%   -67.54%  -45.99%

Feb-03...............   368.71%    -42.75%   -67.13%  -47.01%

Mar-03...............   259.91%    -42.27%   -67.04%  -47.31%

Apr-03...............   263.72%    -37.59%   -64.02%  -42.76%

May-03...............   299.71%    -34.42%   -60.78%  -39.64%

Jun-03...............   265.51%    -33.67%   -60.12%  -38.70%

Jul-03...............   254.03%    -32.60%   -57.36%  -37.52%

Aug-03...............   263.32%    -31.39%   -55.51%  -36.29%

Sep-03...............   241.98%    -32.21%   -56.09%  -35.98%

Oct-03...............   276.98%    -28.49%   -52.52%  -32.25%

Nov-03...............   267.42%    -27.98%   -51.83%  -31.31%

Dec-03...............   327.23%    -24.32%   -50.77%  -27.07%

Jan-04...............   335.62%    -23.01%   -49.23%  -25.94%

Feb-04...............   396.80%    -22.07%   -50.12%  -24.79%

Mar-04...............   394.10%    -23.35%   -50.99%  -25.46%

Apr-04...............   295.70%    -24.64%   -52.81%  -27.11%

May-04...............   314.31%    -23.72%   -51.18%  -26.62%

Jun-04...............   272.04%    -22.35%   -49.68%  -25.22%

Jul-04...............   278.35%    -25.01%   -53.62%  -27.72%

Aug-04...............   256.61%    -24.84%   -54.83%  -27.54%

Sep-04...............   285.82%    -24.14%   -53.39%  -26.25%

Oct-04...............   308.50%    -23.08%   -51.47%  -24.51%

Nov-04...............   371.51%    -20.11%   -48.47%  -20.66%

Dec-04...............   375.06%    -17.51%   -46.54%  -17.70%

Jan-05...............   315.76%    -19.60%   -49.32%  -19.60%

Feb-05...............   326.34%    -18.08%   -49.58%  -17.19%

Mar-05...............   344.52%    -19.65%   -50.87%  -18.98%

Apr-05...............   275.79%    -21.26%   -52.78%  -20.92%

May-05...............   282.00%    -18.90%   -49.18%  -19.72%

Jun-05...............   304.85%    -18.92%   -49.45%  -19.15%

Jul-05...............   304.63%    -16.00%   -46.31%  -16.38%

Aug-05...............   307.03%    -16.94%   -47.11%  -15.91%

Sep-05...............   320.89%              -47.92%  -13.83%

                  SERIES B*    SUPERFUND GCT   S&P 500   NASDAQ COMP.   MSCI WORLD
                  ----------   -------------   -------   ------------   ----------
PERFORMANCE

PERFORMANCE         51.34%
  SINCE 01/00                     320.89%      -16.36%     -47.92%       -13.83%

PERFORMANCE         15.26%
  P.A.                             28.44%       -3.06%     -10.73%        -2.55%

RISK

MAXIMUM            -34.22%
  DRAWDOWN                        -28.22%      -46.28%     -75.04%       -48.45%

VOLATILITY P.A.     45.34%         36.91%       15.44%      31.09%        14.80%

STATISTICS

MOD. SHARPE          0.34
  RATIO                             0.77        -0.20       -0.35         -0.17

CORRELATION TO       0.95
  SUPERFUND GCT                     1.00        -0.35       -0.27         -0.29

01/04/00-09/30/05   *11/01/02-09/30/05

This chart was prepared by Superfund Capital Management, Inc. See the glossary on page 109 for information integral to this chart.

                  SERIES B*    SUPERFUND GCT   S&P 500   NASDAQ COMP.   MSCI WORLD
                  ----------   -------------   -------   ------------   ----------
PERFORMANCE

PERFORMANCE
  SINCE 11/02       51.34%         45.68%       38.73%      61.81%        54.61%

PERFORMANCE
  P.A.              15.26%         13.76%       11.87%      17.93%        16.11%

RISK

MAXIMUM
  DRAWDOWN         -34.22%        -28.22%      -10.16%     -11.67%       -10.18%

VOLATILITY P.A.     45.34%         37.04%       10.27%      16.80%        10.56%

STATISTICS

MOD. SHARPE
  RATIO              0.34           0.37         1.16        1.07          1.53

CORRELATION TO
  SUPERFUND GCT      1.00           0.95         0.08        0.07          0.18

*11/01/02-09/30/05

COMMENTS

Over the past year, Quadriga Superfund Series B had a low correlation to such indices. In general, this attribute will allow investors to potentially reduce the risk in their portfolios through diversification. There can be no assurance, however, that Series B will perform positively or avoid losses.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. THE FOREGOING PERFORMANCE RESULTS ARE SHOWN NET OF ALL FEES.

*"Quadriga Superfund, L.P. -- Series B" employs a very similar strategy to Superfund GCT; however, it is traded at a higher level of risk because of higher fees. But please understand, there is no guarantee of Quadriga Superfund, L.P. Series B achieving the same results as Superfund GCT.

                     [CHANGING INVESTMENT WORLD BAR CHART]

The following annual returns are presented in the Changing Investment World Bar Chart

                                     SUPERFUND         SUPERFUND         SUPERFUND     SUPERFUND     MSCI        S&P
                                     SERIES A**        SERIES B**        Q-AG*         GCT           WORLD       500
                                     ----------        ----------        ---------     ---------     -------     ------
1996............................                                           10.30%                     11.72%      20.26%

1997............................                                           20.70%                     14.17%      31.01%

1998............................                                           62.55%                     22.78%      26.67%

1999............................                                           25.39%                     23.56%      19.53%

2000............................                                           23.19%        40.16%      -14.05%     -10.14%

2001............................                                           18.82%        42.56%      -17.83%     -13.04%

2002............................          9.56%            15.98%          38.42%        69.23%      -21.06%     -23.37%

2003............................         20.23%            27.71%          24.33%        26.35%       33.10%      26.39%

2004............................         11.35%            16.82%          10.98%        11.20%       12.84%       8.99%

2005***.........................        -16.75%           -22.15%         -13.44%       -21.48%        4.70%       1.39%

                  SERIES A**   SERIES B**   SUPERFUND Q-AG*   SUPERFUND GCT    MSCI     S&P 500   NASDAQ
                  ----------   ----------   ---------------   -------------   -------   -------   -------
1996                                            -10.30                         11.72     20.26     22.71

1997                                             20.70                         14.17     31.01     21.61

1998                                             62.55                         22.78     26.67     39.66

1999                                             25.19                         23.66     19.53     85.59

2000                                             23.19            40.16       -14.05     10.14    -39.29

2001                                             18.82            42.56       -17.83    -13.04    -21.05

2002                 9.56        15.98           38.42            69.23       -21.06    -23.37    -31.53

2003                20.23        27.71           24.33            26.35        33.10     28.39     50.00

2004                11.35        16.82           10.98            11.20        12.84      8.99      8.59

2005               -16.75       -22.15          -13.44           -21.48         4.70      1.39     -1.09

* Superfund Q-AG trading started on March 8, 1996.

** Series A and Series B trading started on November, 2002

*** 01/01/2005-09/30/2005

This chart was prepared by Superfund Capital Management. See the glossary on page 109 for information integral to this chart.
COMMENTS

The table above captures the performance for various or asset categories on an annualized basis. It also illustrates that performance can vary significantly over a period of time. While there is no guarantee of continued performance in one index or fund, the combination of various asset classes in a portfolio can potentially achieve greater returns and lower risk. The Quadriga Superfund, L.P. is intended as a medium- to long-term investment. There can be no assurance, however, that Quadriga Superfund L.P. will perform positively or avoid losses.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. THE FOREGOING PERFORMANCE RESULTS ARE SHOWN NET OF ALL FEES.

*"Quadriga Superfund, L.P. -- Series A" employs a very similar strategy to Superfund Q-AG; however, it is traded at a higher level of risk because of higher fees.

**"Quadriga Superfund, L.P. -- Series B" employs a very similar strategy to Superfund GCT; however, it is traded at a higher level of risk because of higher fees.
                         [CORRELATION COMPARISON GRAPH]


* Superfund Q-AG trading started on March 8, 1996.


                                       109

                                 WHY SUPERFUND?

WHY A MANAGED FUTURES FUND?

     Managed futures investments are intended to generate long-term capital growth and provide global portfolio diversification. A primary reason to invest in a managed futures product, such as Quadriga Superfund, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio's volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.

WHY SUPERFUND?

     Superfund has a proven track record of performance over the past nine years. The funds trade more than 100 (up to 140) futures markets worldwide using a proprietary trading system designed and developed by its founders. The funds have produced double-digit returns, even during down markets, due to diversified trades and the ability of Superfund's proprietary trading systems to identify trends, while employing strict risk controls. The past performance of Superfund and its funds is not necessarily indicative of the future results of Quadriga Superfund.

WHY NOW?

     The recent fluctuation in world markets has proven that long-only equity portfolios generally do not make money during downward cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.

HISTORICAL NON-CORRELATED PERFORMANCE

     Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short gives managed futures the opportunity to profit in both up or down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles. There can be no assurance, however, that Quadriga Superfund will trade profitably or not incur losses.

                                    GLOSSARY

QUADRIGA SUPERFUND LIMITED PARTNERSHIP

     Quadriga Superfund has two series of Units, Series A and Series B. Series A has a strategy similar to Superfund Q-AG, which has a global macro trading strategy and an eight year track record. Series B has a strategy similar to the Superfund GCT fund, which employs more leverage than Superfund Q-AG, and has a managed futures trading strategy.

SUPERFUND Q-AG

     Superfund Q-AG is the group's flagship product and was introduced to the retail investor in Europe on March 8th, 1996. This product is not available for U.S. investors.

SUPERFUND GCT

     Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. This product is not available for U.S. investors.

AGGREGATE SUBSCRIPTIONS

     Total gross capital subscriptions made to a pool or account from inception through the date indicated.

DRAWDOWN

     Losses experienced by a pool or account over a specified period.

WORST MONTH PEAK-TO-VALLEY DRAWDOWN

     Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

MSCI WORLD INDEX

     The MSCI World Index consists of more than 1,500 stocks in 23 countries globally and represents approximately 85 percent of the total market capitalization in those countries.

NASDAQ COMPOSITE INDEX

     The National Association of Securities Dealers Automated Quotation ("NASDAQ") is an electronic-over the counter exchange. Unlike the New York Stock Exchange auction market where orders meet on a trading floor, NASDAQ orders are paired and executed on a computer network.

NET ASSET VALUE

     Net Asset Value of each Series is that Series' assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

STANDARD & POOR'S 500 COMPOSITE STOCK INDEX (S&P 500 INDEX)

     A capitalization weighted index of 500 stocks. The Standard and Poor 500 Index represents the price trend movements of the major common stock of U.S. public companies. It is used to measure the performance of the entire U.S. domestic stock market.

CISDM

     CISDM is a non-profit academic and research center that provides monthly reports on academic and practitioner research, asset allocation, and performances of different alternative investment strategies including approximately 1,800 active hedge funds and 600 active commodity trading advisors, commodity pool operators and managed futures programs.

                        THE FUTURES AND FORWARD MARKETS

FUTURES CONTRACTS

     Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges. Each Series concentrates its futures trading in the U.S. and international futures and equity markets.

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FORWARD CONTRACTS

     Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Superfund Capital Management will use the dealer market in foreign exchange contracts for most of each Series' trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. Thus, each Series is subject to the creditworthiness of the foreign exchange dealer with whom it maintains all assets and positions relating to each Series' forward contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

SWAP TRANSACTIONS

     Each Series may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets are generally not regulated by any United States or foreign governmental authorities; (2) there are generally no limitations on daily price moves in swap transactions; (3) speculative position limits are not applicable to swap transactions, although the counterparties with which each Series may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Series will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which each Series trades. The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act as amended for swap transactions which meet certain specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. Notwithstanding the CFTC's position, the CFTC or a court could conclude in the future that certain swap transactions entered into by each Series constitute unauthorized futures or commodity option contracts subject to the CFTC's jurisdiction or attempt to prohibit each Series from engaging in such transactions. If each Series were restricted in its ability to trade in the swap markets, the activities of Quadriga Capital Management, to the extent that it trades in such markets on behalf of each Series, might be materially affected.

                                   REGULATION

     The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." Superfund Capital Management is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Superfund Capital Management would be unable to act as each Series' commodity pool operator and commodity trading advisor. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect each Series' trading. The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers.

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Trading in foreign currency futures contracts may be less liquid and each
Series' trading results may be adversely affected.

MARGIN

     In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts but is not required by any applicable regulation. There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

                     ADVANTAGES OF FUTURES FUND INVESTMENTS

     Both the futures and forward markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.

PROFIT POTENTIAL

     Futures, forwards and options contracts can easily be leveraged, which magnifies the potential profit and loss. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

100% INTEREST CREDIT

     Unlike some alternative investment funds, each Series does not borrow money in order to obtain leverage, so each Series does not incur any interest expense. Rather, each Series' margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of each Series' available assets, which include unrealized profits credited to each Series' accounts.

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

     Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While each Series itself trades across a diverse selection of global markets, an investment in each Series is not a substitute for overall portfolio diversification.

ABILITY TO PROFIT OR LOSE IN A RISING OR FALLING MARKET ENVIRONMENT

     Each Series can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the globe, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, he will lose money until the short position is exited.

PROFESSIONAL TRADING

     Superfund Capital Management's approach includes the following elements:

     - Disciplined Money Management. Superfund Capital Management generally allocates between 0.6% to 0.8% of portfolio equity to any single market position with a maximum risk of 1% to 1.5% from initial risk. However, no guarantee is provided that losses will be limited to these percentages.

     - Balanced Risk. Superfund Capital Management will allocate each Series' capital to more than 100 markets around the world 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

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     - Capital Management.  When proprietary risk/reward indicators reach predetermined levels, Superfund Capital Management may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

     - Multiple Systems. While Superfund Capital Management's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. Superfund Capital Management utilizes a multi-system strategy on behalf of each Series that divides capital among different trading systems in an attempt to reduce performance volatility.

  CONVENIENCE

     Through each Series, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

  LIQUIDITY

     In most cases the underlying markets have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, each Series tries to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See "The Risks You Face -- Illiquidity of Your Investment." Also, investors may redeem all or a portion of their Units on a monthly basis. See "Distributions and Redemptions."

  LIMITED LIABILITY

     Investors' liability is limited to the amount of their investment in each Series. Investors will not be required to contribute additional capital to each Series.

              POTENTIAL DISADVANTAGES OF FUTURES FUND INVESTMENTS

     Some potential disadvantages of investing in futures and forward markets and funds investing in those markets include the following:

  LACK OF DIVERSIFICATION

     Because a single advisor fund does not allocate its assets among a group of advisors, such fund is less likely to achieve the potential benefits derived from diversification in trading strategies and markets associated with a multi-advisor fund or available to an investor that makes its own allocation decisions.

  SELECTION OF BROKERS AND CLEARING FIRM

     The manager of a futures fund typically selects the brokers and clearing firm or firms whose services the fund will utilize and investors in the fund are not consulted in such decision. As a result, investors are not able to evaluate competing brokers and clearing firms and select those they feel most satisfactorily suits their requirements.

  POTENTIALLY HIGHER FEES

     A futures fund typically incurs various fees and expenses not associated with separate managed accounts. Organization and offering expenses and selling expenses are not generally incurred in managed accounts. As a result, investors in such funds must realize a greater gross return from the fund in order to net the same effective return after allowing for such expenses.

  LACK OF TRANSPARENCY

     Clearing brokers produce daily and monthly statements for accounts they carry. Such information is not directly available to investors in a futures fund and, consequently, such investors do not have access to the same degree of information regarding trading activity that holders of separately managed accounts do.

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                                                                       EXHIBIT A

                            QUADRIGA SUPERFUND, L.P.

        FORM OF FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

     This First Amended and Restated Limited Partnership Agreement (the "Agreement") is made as of January 15, 2005, by and among Quadriga Capital Management, Inc., a Grenada corporation (the "General Partner") and each other party who becomes a party to this Limited Partnership Agreement as an owner of a unit ("Unit") of beneficial interest in a series ("Series") created hereunder and who is shown on the books and records of such Series as a Limited Partner (individually, a "Limited Partner" and collectively, the "Limited Partners").

     1. Formation; Name. The parties to this Agreement have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the "Act"). The name of the limited partnership is Quadriga Superfund, L.P. (the "Partnership"). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in the form attached hereto as Appendix 1 and in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.

     2. (a) Units of Limited Partnership. The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the division of the Units into one or more Series as provided in Section 2(b) below. All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the General Partner may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.

          (b) Creation of Series. The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series:
     "Quadriga Superfund, L.P. Series A" ("Series A") and "Quadriga Superfund, L.P. Series B" ("Series B") (each, a "Series"). Any additional Series created hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets belonging thereto separately from the other Partnership property and the assets belonging to any other Series. Each Unit of a Series shall represent an equal beneficial interest in the net assets belonging to that Series. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:

             (i) Limited Partners of a Series shall have no preemptive or other right to subscribe to any additional Units in such Series or other securities issued by the Partnership.

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

             (ii) All consideration received by the Partnership for the issue or sale of the Units within a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived form the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as "assets belonging to" that Series or the "Series Estate". The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.

             (iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limitation of the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Partnership generally or the assets belonging to any other Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership attached as Appendix 1 hereto, and upon the giving of such notice in the Certificate of Limited Partnership, the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 setting forth such notice in the Certificate of Limited Partnership) shall become applicable to the Partnership and each Series.

          (c) Creation of Accounts. For the benefit of the Series A Limited Partners, the General Partner shall establish and maintain a segregated account entitled "Quadriga Superfund, L.P. Series A Account" (the "Series A Account"). For the benefit of the Series B Limited Partners, the General Partner shall establish and maintain a segregated account entitled "Quadriga Superfund, L.P. Series B Account" (the "Series B Account"). The General Partner hereby acknowledges that it has deposited the sum of $1,000.00 in the Series A Account and that it has deposited the sum of $1,000.00 in the Series B Account. The sums held in the Series A Account shall be held for the benefit of the Series A Limited Partners and the sums held in the Series B Account shall be held for the benefit of Series B Limited Partners and such accounts shall be segregated and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts at its discretion.

          (d) Creation of Additional Accounts. The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the "Additional Accounts") with such institutions as the General Partner shall select for the following purposes:

             (i) to receive and deposit subscriptions for such Series; and

             (ii) to pay Limited Partners for such Series for redemptions of all or a portion of their Units.

          The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts should be segregated from other Additional Accounts and that separate records shall be maintained with respect to each Additional Account.

          (e) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership's obligations in excess of that Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that

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

     Partner or amounts received by that Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.

     3. Principal Office. The address of the principal office of each Series shall be c/o Quadriga Capital Management, Inc., Le Marquis Complex, Unit 5, P.O. Box 1479, Grand Anse, St. George's, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 606, Wilmington, Delaware 19801.

     4. Business. Each Series' business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission ("CFTC") for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. Each Series may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. Each Series may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that each Series' participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had each Series engaged in that same business or purpose directly. The objective of each Series' business is appreciation of its assets through speculative trading by the General Partner and independent professional trading advisors ("Advisors") selected from time to time by the General Partner.

     5. Term, Dissolution, Fiscal Year.

          (a) Term. The term of Series A and Series B commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and the term of any Series shall end upon the first to occur of the following:

             (1) December 31, 2050;

             (2) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;

             (3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of such Series, unless (i) at the time of such event there is at least one remaining general partner of such Series who carries on the business of each Series (and each remaining general partner of such Series is hereby authorized to carry on the business of general partner of such Series in such an event), or (ii) within 120 days after such event Limited Partners of such Series holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners of such Series;

             (4) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series;

             (5) dissolution of such Series pursuant hereto; or

             (6) any other event which shall make it unlawful for the existence of such Series to be continued or require termination of such Series.

          (b) Dissolution. Upon the occurrence of an event causing the dissolution of such Series, such Series shall be dissolved and its affairs wound up. Upon dissolution of a Series, the General Partner, or another person approved by Limited Partners of a majority of the Units of such Series, shall act as liquidator trustee.

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

          (c) Fiscal Year. The fiscal year of each Series shall begin on January 1 of each year and end on the following December 31.

          (d) Net Asset Value; Net Asset Value per Unit. The "Net Assets" of each Series are such Series' assets less such Series' liabilities determined in accordance with accounting principles generally accepted in the United States. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus defined in Section 9 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The "Net Asset Value per Unit" of a Series is the Net Assets of such Series divided by the number of Units outstanding within such Series as of the date of determination. Each Series may issue an unlimited number of Units at the Net Asset Value per Unit.

     6. Net Worth of the General Partner. The General Partner agrees that at all times so long as it remains general partner of a Series, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that in no event may the General Partner's net worth be less than $50,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the General Partner obtains an opinion of counsel for each Series that a proposed modification will not adversely affect the treatment of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

     7. Capital Contributions; Units. The Limited Partners' respective capital contributions to each Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner of a Series and so long as it is required to characterize such Series as a partnership for federal income tax purposes, shall invest in such Series, sufficient capital so that the General Partner will have at all times a capital account equal to 1% of the total capital accounts of such Series (including the General Partner's). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified if the General Partner obtains an opinion of counsel for such Series that a proposed modification will not adversely affect the classification of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises. The General Partner may, without the consent of any Limited Partners of a Series, admit to such Series purchasers of Units as Limited Partners of each Series. All Units subscribed for in a Series upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units in a Series is returned unpaid, such Series shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series' commodity trading allocable to such cancelled Units of such Series shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners within such Series as described in Section 8. Each Series may require a Limited Partner to reimburse such Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered "outstanding" for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. Each Limited Partner of a Unit in a Series shall be deemed a beneficial owner of such Series within the meaning of the Act.

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

     8. Allocation of Profits and Losses.

     (a) Capital Accounts and Allocations. A capital account will be established for each Partner. The initial balance of each Partner's capital account will be the amount of a Partner's initial capital contribution to a Series less, in the case of a Limited Partner, the amount of offering expenses and selling commissions initially allocable to the Limited Partner's Units, if any. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of a Series, the following determinations and allocations will be made subsequently with respect to each Series:

          (i) Net Assets will be determined.

          (ii) Accrued monthly management, organization and offering, and operating fees will then be charged against Net Assets.

          (iii) Accrued monthly performance fees, if any, will then be charged against Net Assets.

          (iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (v) Any accrued interest will be credited to the capital account of each Partner on a pro rata basis.

          (vi) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any redemption fee paid to the General Partner upon the redemption of Units will be charged to that Partner's capital account.

     (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of a Series, the Partnership's realized profit or loss attributable to that Series will be allocated among the Partners under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by such Series. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

          (i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, performance fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

          (ii) Net realized capital gain or loss from the Series' trading activities will be allocated as follows:

             (A) For the purpose of allocating the Series' net realized capital gain or loss among the Partners, the General Partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner for the Unit. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

                (1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(C) below.

                (2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(E) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

                (3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.

             (B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

             (C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (b)(ii)(B) above will be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph
        (b)(ii)(B)
        above) in the ratio that each such Partner's excess bears to all such Partners' excesses. If gain to be allocated under this subparagraph
        (b)(ii)(C) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

             (D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

             (E) Net realized capital loss remaining after the allocation of such capital loss under subparagraph (b)(ii)(D) above will be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph
        (b)(ii)(D) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. If loss to be allocated under this subparagraph (b)(ii)(E) is greater than the excess of all of these allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

          (iii) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 8(b), tax allocations will be made to the General Partner's Units of General Partnership Interest in a Series on a Unit-equivalent basis.

          (iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and loss among Partners in a Series generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 8(a) of this Agreement so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) Performance Fees. Performance Fees shall be payable by a Series to the General Partner as of the end of each month and upon redemption of Units within such Series. Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units of a Series of New Appreciation (if any) calculated as of the end of each month and upon redemption of Units within such Series. "New Appreciation" shall be the total increase, if any, in Net Asset Value of a series from the end of the last period for which a performance fee was earned by the Managing Partner, net of all fees and expenses paid or accrued by such Series other than the Performance Fee itself and after subtraction of all interest income received by such Series. Performance Fees shall be paid by each Series as a whole, irrespective of whether the Net Asset Value of such Series has declined below the purchase price of a Unit of such Series. Accrued Performance Fees payable by a Series shall reduce the redemption price of Units of such Series and shall be paid to the General Partner by such Series upon redemptions within such Series. The amount (if any) of the accrued Performance Fee that shall be paid to the General Partner upon the redemption of any Unit within a Series shall be determined by dividing the total Performance Fee as of such redemption date payable by such Series by the number of Units within such Series then outstanding (including Units within such Series redeemed as of such date); the remainder of the accrued Performance Fee payable by such Series shall be paid to the General Partner on the last day of each month. In the event assets are withdrawn from a Limited Partner's account or a Series as a whole (other than to pay expenses), any loss carry forward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carry forward reductions shall not be restored as a result of subsequent additions of capital. The General Partner may adjust the allocations set forth in this Section 8(c), in the General Partner's discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

     (d) Expenses.

          (1) The General Partner shall advance the organization and offering expenses of the initial and continuous offerings of the Units of each Series, and no such expenses shall be deducted from the proceeds of the offering. The General Partner shall be reimbursed such amounts advanced on behalf of a Series by such Series via payments equal to 1/12 of 1% per month (1% per annum) of such Series' month-end Net Asset Value. The General Partner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimus amounts as they are incurred. In the event a Series terminates prior to completion of its reimbursement of advanced expenses, the General Partner will not be entitled to receive additional reimbursement from such Series and such Series will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or a Series in organizing such Series and offering the Units of such Series, including legal and accounting fees incurred, bank account charges, all Blue Sky filing fees, filing fees payable upon formation and activation of such Series, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in
     Section 9 herein or guidelines imposed by appropriate regulatory bodies.

          (2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees; (ii) operating expenses (whether direct or indirect) in an amount equal to 1/12 of 0.15% of such Series' month-end Net Asset Value (0.15% per annum), management fees equal to 1/12 of 1.85% of such Series' month-end Net Asset Value (1.85% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the initial public offering price of a Unit, monthly selling commissions of 1/12 of 4% (4% per annum); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.15% of such Series' month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.

          (3) Compensation to any party, including the General Partner (or any Advisor which may be retained in the future), shall not exceed the limitations, if any, imposed by the North American Securities Administrators Association ("NASAA") currently in effect. In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse each Series for such excess.

          (4) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under
     Section 17 of this Agreement.

     (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner of a Series shall be liable for such Series' obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets of such Series. Each Limited Partner will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

     (f) Return of Capital Contributions. No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of each Series, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.

     9. Management of each Series and the Limited Partnership. The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of each Series and the Partnership. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners of any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing dissolution of such Series occurs. The General Partner may in furtherance of the business of each Series cause such Series to retain Advisors, including, but not limited to, the General Partner, to act in furtherance of such Series' purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units of such Series (the "Prospectus") in effect as of the time that such Limited Partner last purchased Units. The General Partner may engage, and compensate on behalf of a Series from funds of such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of such Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus, whichever is higher (the "Cap Amount"). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series' brokerage commissions paid to the General Partner and the Quarterly Performance Fee, as described in the Prospectus, exceed the Cap Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The General Partner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. Each Series' brokerage commissions may not be increased without prior written notice to Limited Partners within such Series within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of such Limited Partner's voting and redemption rights and a description of any material effect of such increase. In addition to any specific contract or agreements described herein, the General Partner on behalf of each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners of such Series notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of each Series in the best interests of such Series. The Limited Partners of a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner's fiduciary duty includes, among other things, the safekeeping of all Series funds and assets and the use thereof for the benefit of such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. Each Series' brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by each Series shall be competitive. Each Series shall seek the best price and services available for its commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the "tax matters partner" of each Series and the Partnership.

     Each Series shall make no loans to any party, and the funds of each Series will not be commingled with the funds of any other person or entity or other Series (deposit of funds with a clearing broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates in respect of sales of the Units within such Series; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent each Series from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. The maximum period covered by any contract entered into by each Series, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units of such Series, shall not exceed one year. Any material change in a Series' basic investment policies or structure shall require the approval of Limited Partners of such Series owning Units representing more than fifty percent (50%) of all Units within a Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner (as well as any agreements between the General Partner or any affiliate of the General Partner and any Advisor) shall be terminable without penalty by such Series upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as "pyramiding" as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or Advisor of each Series taking into account each Series' open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series will not be considered to be engaging in "pyramiding." The General Partner may take such other actions on behalf of each Series as the General Partner deems necessary or desirable to manage the business of such Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with each Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to each Series such time as the General Partner may deem advisable to conduct such Series' business and affairs.

     10. Audits and Reports to Limited Partners. Each Series' books shall be audited annually by an independent certified public accountant. The General Partner will use its best efforts to cause each Limited Partner of a Series to receive (i) within 90 days after the close of each fiscal year certified financial statements of such Series for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Limited Partner to complete his federal income tax return, (iii) any applicable Form 1099 or other documentation evidencing payment of interest income to each Limited Partner, and
(iv) such other annual and monthly information as the CFTC may by regulation require. The General Partner of a Series shall notify its Limited Partners within seven business days of any material change (i) in the agreements with such Series' Advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to such Series. Limited Partners of a Series or their duly authorized representatives may inspect such Series' books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner's interest as a beneficial owner of such Series. The General Partner shall have the right to keep confidential from the Limited Partners of a Series, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes that such Series is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involved a transaction between such Series and an affiliate of the General Partner. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis and furnish such information upon request to any Limited Partner of the applicable Series. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner will, with the assistance of each Series' clearing brokers, make an annual review of the clearing brokerage arrangements applicable to such Series. In connection with such review, the General Partner will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of each Series in order to assess whether the rates charged each Series are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to each Series, the General Partner will notify the Limited Partners, setting forth the rates charged to each Series and several funds which are, in the General Partner's opinion, comparable to each Series.

     11. Assignability of Units. Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective against such Series or the General Partner until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to a Series, may become a substituted Limited Partner of a Series, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from such Series except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units of a Series shall be effective against each Series or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units of a Series may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units of such Series equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

     12. Redemptions. A Limited Partner or any assignee of Units of whom the General Partner has received written notice as described above may redeem all or, subject to the provisions of this Section 12, a portion of his Units, in an amount not less than $1,000.00 within a Series (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that:
(i) all liabilities, contingent or otherwise, of such Series (including such Series' allocable share of the liabilities, contingent or otherwise, of any entities in which such Series invests), except any liability to Limited Partners within such Series on account of their capital contributions, have been paid or there remains property of such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph, and (iii) with respect to a partial redemption, such Limited Partner shall have a remaining investment in such Series after giving effect to the requested redemption at least equal to the minimum initial investment amount of $5,000.

     Requests for redemption must be received by the General Partner at least ten calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.

     Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.

     If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series has decreased to less than 50% of the Net Asset Value per Unit of such Series as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a Special Redemption Date with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series and permit certain Limited Partners to redeem at other than month-end.

     Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to that proportionate part of such Series' aggregate Net Asset Value represented by the sums which are the subject of such default or delay. The General Partner shall cause redemption payments to be sent from the Additional Accounts to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments.

     The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner's Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use best efforts to do so to the extent necessary to prevent each Series from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

     13. Offering of Units.  The General Partner on behalf of each Series shall
(i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and
(iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause a Series to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

     14. Additional Offerings. The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may offer different Series or classes of Units having different economic terms than previously offered Series or classes of Units as determined by the General Partner; provided that the issuance of such a new Series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such Series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series or class.

     15. Special Power of Attorney. Each Limited Partner by his execution of this Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner's authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

     16. Withdrawal of a Limited Partner. The Partnership shall be dissolved upon the final dissolution of each Series created hereunder. Each Series shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner with respect to such Series, or any other event that causes the General Partner to cease to be a general partner with respect to such Series under the Act, unless such Series is continued pursuant to the terms of Section 5(a)(3). In addition, the General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series' business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner's removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series' assets without the consent of each Limited Partner of the effected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner's interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.

     17. Standard of Liability; Indemnification.

     (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

     (b) Indemnification of the General Partner by each Series. To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of any Series who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Advances from a Series Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series' Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the effected Series receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection
(e) of Section 8 hereof.

     (c) Indemnification of each Series by the Limited Partners. In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series' Limited Partner's activities, obligations or liabilities unrelated to such Series' business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys' fees.

     18. Amendments; Meetings.

     (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations,
(iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is not adverse to the Limited Partners of either Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan" as defined in and subject to ERISA or of any "plan" subject to Section 4975 of the Code.

     (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18, extending the term of each Series or the Partnership, or materially changing each Series' basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner's or assignee's written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

     (c) Meetings; Other Voting Matters. A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

     19. Miscellaneous.

     (a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

     (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

     (c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to "persons" in this Agreement shall also be deemed to include entities, unless the context otherwise requires.

     20. Benefit Plan Investors. Each Limited Partner that is an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that:

          (a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;

          (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA;

          (c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;

          (d) the Plan's investment in a Series has been duly authorized and approved by all necessary parties;

          (e) none of the General Partner, any Advisor to a Series, any selling agent, the clearing broker, the escrow agent, any broker or dealer through which any Advisor requires each Series to trade, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and

          (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, any Advisor to each Series, any selling agent, the clearing broker, the escrow agent, any broker or dealer through which any Advisor requires each Series to trade, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

     21. No Legal Title to Series Estate. The Limited Partners within a Series shall not have legal title to any part of such Series Estate.

     22. Legal Title. Legal title to all Series Estate shall be vested in such Series; except where applicable law in any jurisdiction requires any part of such Series Estate to be vested otherwise, the General Partner may cause legal title to each Series Estate or any portion thereof to be held by or in the name of the General Partner or any other person as nominee for and on behalf of such Series.

     23. Creditors. No creditors of any Limited Partners within a Series shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, such Series Estate.

     IN WITNESS WHEREOF, the undersigned have duly executed this First Amended and Restated Limited Partnership Agreement as of the day and year first above written.

                                          QUADRIGA CAPITAL MANAGEMENT, INC.
                                          as General Partner

                                          By:
                                          --------------------------------------
                                          Name: Christian Baha
                                          Title:   President

     All Limited Partners now and hereafter admitted as Limited Partners of each Series, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                                          By: QUADRIGA CAPITAL MANAGEMENT, INC.
                                            as Attorney-in-Fact

                                          By:
                                          --------------------------------------
                                            Name: Christian Baha
                                            Title:   President

                            [REQUEST FOR REDEMPTION]

                                                                       EXHIBIT C

                            QUADRIGA SUPERFUND, L.P.

                          SUBSCRIPTION REPRESENTATIONS

     By executing the Subscription Agreement and Power of Attorney for Quadriga Superfund, L.P., each purchaser ("purchaser") of units ("Units") of beneficial interest in each Series ("Series") irrevocably subscribes for Units at a price equal to the net asset value per Unit as of the end of the month in which the subscription is accepted, provided such subscription is received at least five business days prior to such month end, as described in each Series' prospectus dated December 13, 2005. The minimum subscription is $5,000 per Series; additional Units may be purchased with a minimum investment of $1,000 for each Series in which the investor has made the minimum investment. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Quadriga Superfund, L.P. Series (A or B as applicable) ESCROW ACCOUNT" unless the purchaser's payment will be made by debiting their brokerage account maintained with their selling agent. Purchaser is also delivering to the selling agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If purchaser's Subscription Agreement and Power of Attorney is accepted, purchaser agrees to contribute purchaser's subscription to each Series and to be bound by the terms of the First Amended and Restated Limited Partnership Agreement of Quadriga Superfund, L.P. (the "Partnership Agreement") attached as Exhibit A to the prospectus. Purchaser agrees to reimburse each Series and Superfund Capital Management, Inc.,(the "General Partner") as general partner, for any expense or loss incurred as a result of the cancellation of purchaser's Units due to a failure of purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, purchaser shall be deemed to have executed the Partnership Agreement. As an inducement to the General Partner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser's shareholders, partners, members or beneficiaries), by executing and delivering purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the clearing broker, the selling agent who solicited purchaser's subscription and each Series, as follows: (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so.
(b)Purchaser acknowledges that purchaser has received a copy of the prospectus, including the Partnership Agreement. (c) All information that purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of purchaser's subscription, purchaser will immediately furnish such revised or corrected information to the General Partner. (d) Unless (e) or (f) below is applicable, purchaser's subscription is made with purchaser's funds for purchaser's own account and not as trustee, custodian or nominee for another.
(e) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor. (f) If purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the prospect us as Exhibit A.
(g) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA. (h) Purchaser represents and warrants that purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Series. (i) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in each Series for such plan in light of the risks relating thereto;
(b) the Plan Fiduciary has
determined that, in view of such considerations, the investment in each Series is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in each Series does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in each Series has been duly authorized and approved by all necessary parties; (e) none of the General Partner, each Series' advisor, each Series' cash manager, each Series' clearing broker, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in each Series, including the determination that such investment is consistent with the requirement imposed by
Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, each Series' advisor, each Series' cash manager, each Series' clearing broker, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein. (j) If the undersigned is acting on behalf of a trust (the "Limited Partner Trust"), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Limited Partner Trust hereby further represents and warrants that an investment in each Series is permitted under each Series agreement of the Limited Partner Trust, and that the undersigned is authorized to act on behalf of the Limited Partner Trust under each Series agreement thereof.

     1. Alaska -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     2. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

     3. California -- Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $65,000.

     4. Iowa -- Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $65,000.

     5. Kansas -- Kansas investors should limit their investment in the partnership and other managed Investor programs to not use their 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

     6. Maine -- Net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000.

     7. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and a taxable income during the preceding year of at least $60,000.

     8. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

     9. New Jersey -- Net worth of at least $225,000 or a net worth of at least $60,000 and a taxable income during the preceding year of at least $60,000.

     10. New Mexico -- Net worth of at least $200,000 or a net worth of at least $75,000 and an annual income at $75,000.

     11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

     12. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.

     13. Tennessee -- Net worth of at least $250,000 or a net worth of at least $65,000 and an annual taxable income of at least $65,000. Tennessee investors should be aware that the rate at which each Series' performance fee is calculated exceeds the maximum rate for incentive/performance fees payable under the Guidelines for Registration of Commodity Pool Programs (the "Guidelines") adopted by the North American Securities Administrators Association, and may, under certain circumstances, result in Superfund Capital Management receiving combined management and incentive fees that exceed the maximum compensation permitted by the Guidelines. The Guidelines provide that the maximum incentive or performance fee that Quadriga Superfund, L.P. may charge investors is 23.3% of new trading profits per quarter. Investors in Quadriga Superfund, L.P. will be subject to a monthly performance fee of 25% of new appreciation per month. On comparing Quadriga Superfund, L.P.'s fee structure to that permitted under the Guidelines, any Series which experiences new appreciation in any given month in excess of 3.46% (equivalent to annual new appreciation in excess of 41.5%) will pay a combination of management and incentive fees to Superfund Capital Management that would exceed the maximum fees payable under the Guidelines.

     14. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                            [SUBSCRIPTION AGREEMENT]

                            [SUBSCRIPTION AGREEMENT]

                            [POWER OF ATTORNEY FORM]

                 [CONSENT TO DELIVERY OF ELECTRONIC STATEMENTS]

                        [SUITABILITY REQUIREMENTS FORM]

                      [SUITABILITY REQUIREMENTS CHECKLIST]

                          [REQUEST FOR TRANSFER FORM]